     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     GROVE INVESTORS LLC                                        GROVE INVESTORS CAPITAL, INC.
    (Exact name of registrant as specified in its charter)          (Exact name of registrant as specified in its charter)
                           DELAWARE                                                        DELAWARE
(State or other jurisdiction of incorporation or organization)  (State or other jurisdiction of incorporation or organization)
                             6719                                                            6799
   (Primary Standard Industrial Classification Code Number)        (Primary Standard Industrial Classification Code Number)
                          52-2089466                                                      52-2097817
                       (I.R.S. Employer                                                (I.R.S. Employer
                    Identification Number)                                          Identification Number)
                   1565 BUCHANAN TRAIL EAST                                        1565 BUCHANAN TRAIL EAST
               SHADY GROVE, PENNSYLVANIA 17256                                 SHADY GROVE, PENNSYLVANIA 17256
                        (717) 597-8121                                                  (717) 597-8121
     (Address, including zip code, and telephone number,             (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive        including area code, of registrant's principal executive
                           offices)                                                        offices)

                              SALVATORE J. BONANNO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              GROVE INVESTORS LLC
                            1565 BUCHANAN TRAIL EAST
                        SHADY GROVE, PENNSYLVANIA 17256
                                 (717) 597-8121
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:

                             MARK S. BERGMAN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE          OFFERING           AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                  REGISTERED      PRICE PER UNIT(1)   OFFERING PRICE(1)    REGISTRATION FEE
14 1/2% Senior Debentures due 2010(2).............    $56,652,000(2)           100%            $56,652,000           $15,750

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f).

(2) Plus an indeterminate principal amount of additional debentures which may be issued as interest payments on the registered debentures in lieu of paying interest in cash.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL   , 1999

PROSPECTUS                                                          [GROVE LOGO]
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  $56,652,000

                              GROVE INVESTORS LLC
                                      AND
                         GROVE INVESTORS CAPITAL, INC.

    OFFER TO EXCHANGE $56,652,000 OF OUR 14 1/2% SENIOR DEBENTURES DUE 2010

                          TERMS OF THE EXCHANGE OFFER

    - It expires 5:00 p.m., New York City time,             , 1999, unless we
      extend it.

    - All debentures that are validly tendered and not withdrawn will be exchanged.

    - Tenders of debentures may be withdrawn at any time prior to the expiration of the exchange offer.

    - The terms of the registered debentures we will issue in the exchange offer will be substantially identical to the outstanding debentures, except that transfer restrictions and registration rights relating to the outstanding debentures will not apply to the registered debentures.

    - There is no public market for the registered debentures.

BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED THE DEBENTURES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS       , 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

PROSPECTUS SUMMARY.........................................................................................           1

SUMMARY HISTORICAL FINANCIAL DATA..........................................................................           8

RISK FACTORS...............................................................................................          10

FORWARD-LOOKING STATEMENTS.................................................................................          15

THE TRANSACTIONS...........................................................................................          17

USE OF PROCEEDS............................................................................................          19

CAPITALIZATION.............................................................................................          20

SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA...............................................          21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          23

THE EXCHANGE OFFER.........................................................................................          35

BUSINESS...................................................................................................          46

AVAILABLE INFORMATION......................................................................................          59

MANAGEMENT.................................................................................................          60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................          64

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          66

DESCRIPTION OF CREDIT FACILITY.............................................................................          68

DESCRIPTION OF DEBENTURES..................................................................................          70

FEDERAL INCOME TAX CONSIDERATIONS..........................................................................         112

ERISA CONSIDERATIONS.......................................................................................         116

PLAN OF DISTRIBUTION.......................................................................................         117

LEGAL MATTERS..............................................................................................         118

EXPERTS....................................................................................................         118

CHANGE IN ACCOUNTANTS......................................................................................         118

INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS....................................................         F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION FROM THIS PROSPECTUS. IT LIKELY DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS OFFERING, WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 10 AND THE FINANCIAL STATEMENTS, INCLUDING THE NOTES TO THOSE STATEMENTS, INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    THE WORDS "WE," "OUR," "OURS" AND "US" REFER TO GROVE INVESTORS LLC AND ITS SUBSIDIARIES.

    UNLESS OTHERWISE NOTED, "GROVE WORLDWIDE" REFERS TO GROVE WORLDWIDE LLC AND ITS SUBSIDIARIES AND INCLUDES THE MOBILE HYDRAULIC CRANE, AERIAL WORK PLATFORM AND TRUCK-MOUNTED CRANE BUSINESSES OF HANSON FUNDING (G) PLC WHICH WERE ACQUIRED ON APRIL 29, 1998.

                                  OUR BUSINESS

    Through Grove Worldwide, our wholly-owned subsidiary, we are a leading international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. Commercial and residential building contractors, as well as industrial, municipal and military end-users, use our products in a wide variety of applications.

    Grove Worldwide markets its products through three operating divisions--Grove Crane, Grove Manlift and National Crane.

    - GROVE CRANE designs and manufactures over 40 models of mobile hydraulic cranes.

    - GROVE MANLIFT designs and manufactures over 50 models of aerial work platforms.

    - NATIONAL CRANE designs and manufactures over 10 models of telescoping and 14 models of articulating truck-mounted cranes.

OUR COMPETITIVE STRENGTHS

    We believe that we benefit from the following competitive strengths:

    - MARKET POSITIONS. We believe that our three operating divisions have established a leading position in most of their principal markets.

    - STRONG BRAND NAME AND REPUTATION FOR QUALITY PRODUCTS. We have created significant brand awareness as a result of our innovative designs, quality products and product reliability.

    - SUPERIOR CUSTOMER SERVICE. We are committed to providing superior training, sales and service support to our distributors and end-users as a standard part of our sales and marketing effort.

    - ESTABLISHED NETWORK OF DISTRIBUTORS. We benefit from an established base of approximately 240 independent distributors located in 50 countries around the world.

    - BROAD PRODUCT LINE. We believe we have the broadest product line in the industry, with 10 product categories and over 120 models offered by our three operating divisions.

OUR BUSINESS STRATEGY

    The key elements of our business strategy involve:

    - PROVIDING SUPERIOR PRODUCTS. We believe that we have the most extensive engineering capability in the crane industry. Our engineering group focuses on developing innovative, high performance and low maintenance products that satisfy the demands of our customers.

    - EXPANDING EXISTING INTERNATIONAL BUSINESS. We intend to continue to use our significant brand awareness and strong distribution network to selectively expand our existing international business.

    - CAPITALIZING ON THE GROWTH OF THE WORLDWIDE AERIAL WORK PLATFORM MARKET. We seek to capitalize on the increasing recognition that aerial work platforms are an economical and safe alternative to scaffolding and ladders.

OUR OPERATIONS IMPROVEMENT PROGRAM

    We have developed a comprehensive program which we believe will enable us to reduce costs. The key components of this program are:

    - reducing operating costs through a product line rationalization program;

    - reducing costs of goods sold by improving our manufacturing process;

    - reducing selling, general and administrative expenses by eliminating redundant manufacturing functions, using our new management information system and streamlining existing business processes; and

    - reducing working capital requirements by lowering inventory levels.

                                  OUR HISTORY

    Grove Investors was formed in the State of Delaware in December 1997. Grove Investors Capital, Inc., our wholly-owned subsidiary, was formed in the State of Delaware in April 1998. We conduct all of our business through Grove Worldwide.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer..................  We are offering to exchange up to $56,652,000 aggregate principal amount of our 14 1/2% Senior
                                      Debentures due 2010 for $56,652,000 of our
                                      outstanding 14 1/2% Senior Debentures due 2010. We
                                      issued and sold $47,375,000 in principal amount of
                                      the outstanding debentures on April 29, 1998 in
                                      reliance on an exemption from registration under the
                                      Securities Act. We have issued $9,277,000 of
                                      additional debentures as interest payments in lieu of
                                      paying interest in cash.

                                      We believe that the registered debentures may be
                                      offered for resale, resold and otherwise transferred
                                      by you without compliance with the registration and
                                      prospectus delivery provisions of the Securities Act
                                      if:

                                      - you are acquiring the registered debentures in the
                                        ordinary course of your business;

                                      - you are not participating, do not intend to
                                      participate, and have no arrangement or understanding
                                        with any person to participate, in the distribution
                                        of the registered debentures issued to you; and

                                      - you are not an affiliate, under Rule 405 of the
                                      Securities Act, of ours.

Expiration Date.....................  The exchange offer will expire at 5:00 p.m., New York
                                      City time,             , 1999, unless we decide to
                                      extend the expiration date.

Conditions to the Exchange Offer....  We may end or amend the exchange offer if:

                                      - any legal proceeding, government action or other
                                      adverse development materially impairs our ability to
                                        complete the exchange offer;

                                      - any SEC rule, regulation or interpretation materially impairs the exchange offer; or

                                      - we have not obtained all necessary governmental
                                        approvals with respect to the exchange offer.

                                      See "The Exchange Offer--Conditions to the Exchange
                                      Offer." We may waive any or all of these conditions.
                                      At this time, there are no adverse proceedings,
                                      actions or developments pending or, to our knowledge,
                                      threatened and no governmental approvals are
                                      necessary to complete the exchange offer.

Withdrawal Rights...................  You may withdraw the tender of your outstanding debentures at any time before 5:00 p.m., New York
                                      City time, on             , 1999.

Procedures for Tendering Outstanding
  Debentures........................  To participate in the exchange offer you must:

                                      - complete, sign and date the accompanying letter of
                                        transmittal, or a facsimile copy of the letter of
                                        transmittal; or

                                      - tender outstanding debentures following the
                                      procedures for book-entry transfer described on page
                                        37.

                                      You must mail or otherwise deliver the documentation
                                      and your outstanding debentures to the United States
                                      Trust Company of New York, as exchange agent, at one
                                      of the addresses listed on the letter of transmittal.

Special Procedures for Beneficial
  Owners............................  If you hold outstanding debentures registered in the name of a broker, dealer, commercial bank, trust
                                      company or other nominee you should contact such
                                      person promptly if you wish to tender outstanding
                                      debentures. See "The Exchange Offer--Procedures for
                                      Tendering Outstanding Debentures."

Guaranteed Delivery Procedures......  If you wish to tender your outstanding debentures and you cannot get required documents to the exchange
                                      agent on time, or you cannot complete the procedure
                                      for book-entry transfer on time, you may tender your
                                      outstanding debentures according to the procedures
                                      described in this prospectus under the heading "The
                                      Exchange Offer-- Procedures for Tendering Outstanding
                                      Debentures."

Federal Income Tax Consequences.....  The exchange of debentures will not be a taxable event to you for United States federal income tax
                                      purposes. See "The Exchange Offer--Federal Income Tax
                                      Considerations."

Exchange Agent......................  The United States Trust Company of New York is
                                      serving as exchange agent in the exchange offer. See
                                      "The Exchange Offer--Exchange Agent."

                      SUMMARY OF THE REGISTERED DEBENTURES

    We use the term "debentures" when describing provisions that apply to both the outstanding debentures and the registered debentures. The registered debentures will evidence the same debt as the outstanding debentures. The same indenture will govern both the outstanding debentures and the registered debentures. See "Description of Debentures."

Issuers.............................  The registered debentures will be joint and several obligations of Grove Investors and Grove Investors
                                      Capital.

The Registered Debentures...........  $56,652,000 aggregate principal amount of 14 1/2%
                                      Senior Debentures due 2010. The form and terms of the
                                      registered debentures are identical to the form and
                                      terms of the outstanding debentures except that the
                                      registered

                                      debentures will be registered under the Securities
                                      Act. Therefore, the registered debentures will not
                                      bear legends restricting their transfer. In addition,
                                      the registered debentures will not be entitled to
                                      registration under the Securities Act.

Maturity Date.......................  May 1, 2010.

Interest............................  The registered debentures will bear interest at the rate of 14 1/2% per annum, payable quarterly on:

                                      - February 1,

                                      - May 1,

                                      - August 1 and

                                      - November 1 of each year.

                                      We have the option of paying interest in cash or by
                                      issuing additional debentures in an aggregate
                                      principal amount equal to the amount of the interest
                                      that would be payable at a rate per annum equal to
                                      14 1/2%. Additional debentures will have the same
                                      terms as the debentures and all references to
                                      debentures in the prospectus include the additional
                                      debentures.

Sinking Fund........................  None.

Ranking.............................  The registered debentures:

                                      - will be general unsecured obligations of ours;

                                      - will rank equal in right of payment with all
                                      existing and future senior indebtedness of ours; and

                                      - will rank senior in right of payment to all
                                      subordinated indebtedness of ours.

                                      We conduct all operations through our subsidiaries.
                                      Our subsidiaries are not guarantors of the
                                      debentures. The registered debentures will rank
                                      junior to all liabilities of Grove Holdings LLC, our
                                      direct wholly-owned subsidiary, and its subsidiaries.
                                      As of January 2, 1999, Grove Holdings and its
                                      subsidiaries had liabilities of approximately $737.4
                                      million.

Optional Redemption.................  We may redeem the registered debentures at our option, in whole or in part, at any time after May 1,
                                      2003 in cash at the prices described in this
                                      prospectus under the heading "Description of
                                      Debentures--Repurchase at the Option of
                                      Holders--Change of Control," plus accrued and unpaid
                                      interest and liquidated damages, if any, thereon to
                                      the date of redemption.

                                      In addition, at any time before May 1, 2003, we may
                                      redeem all, but not less than all, of the aggregate
                                      principal amount of debentures originally issued at a
                                      redemption

                                      price equal to 114.5% of their principal amount, plus
                                      accrued and unpaid interest and liquidated damages,
                                      if any, on the debentures to the date of redemption.
                                      See "Description of Debentures--Optional Redemption."

Change of Control...................  Upon change of control, you will have the right to require us to repurchase all or any part of your
                                      debentures at a price equal to 101% of the aggregate
                                      principal amount of the registered debentures, plus
                                      accrued and unpaid interest and liquidated damages,
                                      if any, to the date of purchase. See "Description of
                                      Debentures--Repurchase at the Option of
                                      Holders--Change of Control."

                                      We cannot assure you that, if a change of control
                                      occurs, we will have sufficient funds to purchase all
                                      registered debentures tendered. See "Risk
                                      Factors--Upon a change of control, we may not have
                                      sufficient funds available to repurchase the
                                      debentures."

Certain Covenants...................  The indenture contains covenants that limit our ability to:

                                      - pay dividends, redeem capital stock or make other
                                        payments or investments;

                                      - incur additional indebtedness or issue preferred
                                      equity interests;

                                      - merge, consolidate or sell all or substantially all
                                      of our assets;

                                      - create liens on assets; and

                                      - enter into certain transactions with affiliates or
                                      related persons.

                                      See "Description of Debentures--Certain Covenants."

Absence of Public Market............  There is no public market for the registered debentures. The registered debentures will not be
                                      listed on any securities exchange or quotation
                                      system. Donaldson, Lufkin & Jenrette Securities
                                      Corporation has advised us that following the
                                      exchange offer, it intends to make a market in the
                                      registered debentures. However, any market-making may
                                      be discontinued at any time without notice. If an
                                      active public market does not develop, the market
                                      price and liquidity of the registered debentures may
                                      be adversely affected. See "Risk Factors--You may not
                                      be able to sell your debentures easily."

                                      The outstanding debentures currently trade in the
                                      PORTAL Market. Following completion of the exchange
                                      offer, the registered debentures will not be eligible
                                      for PORTAL Market trading.

                                  RISK FACTORS

    You should carefully consider all of the information contained in this prospectus and, in particular, you should evaluate the specific factors listed under "Risk Factors" on page 10 for risks associated with the exchange offer and an investment in the registered debentures.

    You should also read the "Description of Debentures" beginning on page 70 and "Federal Income Tax Considerations" beginning on page 112 for additional information regarding the registered debentures.
                            ------------------------

    Our principal executive offices are located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. Our telephone number is (717) 597-8121.

                       SUMMARY HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    Our fiscal year ends on the Saturday closest to the last day of September of each year. References to: (1) fiscal 1996 are to the fiscal year ended September 28, 1996, (2) fiscal 1997 are to the fiscal year ended September 27, 1997 and
(3) fiscal 1998 are to the fiscal year ended October 3, 1998. Reference to the seven months ended April 29, 1998 means the period from September 27, 1997 to April 29, 1998. Reference to the five months ended October 3, 1998 means the period from April 29, 1998 to October 3, 1998. Reference to the three months ended December 27, 1997 means the period from September 27, 1997 to December 27, 1997. Reference to the three months ended January 2, 1999 means the period from October 3, 1998 to January 2, 1999. References to historical financial information include the historical combined and consolidated financial results of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses which we acquired from Hanson Funding on April 29, 1998. Because of the acquisition, which was accounted for using the purchase method, results of operations for periods prior to April 29, 1998 are not comparable with those for the periods after April 29, 1998.

    We have not included separate financial statements of Grove Investors Capital in this prospectus because we believe that separate financial statements would not be material to you.

    You should read the following data with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Combined and Consolidated Financial Data" and our historical financial statements and the notes to those financial statements included in this prospectus. You should also read the following information with the data in the table below:

    - Our gross profit for the five months ended October 3, 1998 was adversely impacted by the write-off of $27.7 million of purchase accounting adjustments with respect to the amount assigned to inventory in excess of historical cost.

    - Our net income (loss) includes losses by our Sunderland, United Kingdom facility of $14,085 for the seven months ended April 28, 1998 and $5,999 for the five months ended October 3, 1998. In November 1998, we ceased manufacturing operations at the Sunderland facility due to recurring operating losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    - Depreciation and amortization excludes depreciation on equipment held for rent.

    - Capital expenditures includes expenditures on our management information system of approximately $4,300 in fiscal 1996, approximately $14,000 in fiscal 1997, approximately $9,322 for the seven months ended April 28, 1998, approximately $5,377 for the five months ended October 3, 1998 and approximately $950 for the three months ended January 2, 1999.

                             (DOLLARS IN THOUSANDS)

                                                                                                                GROVE
                                                                  PREDECESSOR                                 INVESTORS
                                     ----------------------------------------------------------------------  -----------
                                                                                    SEVEN
                                                                                   MONTHS     THREE MONTHS   FIVE MONTHS
                                                    FISCAL YEAR                     ENDED         ENDED         ENDED
                                     ------------------------------------------   APRIL 28,   DECEMBER 27,   OCTOBER 3,
                                       1994       1995       1996       1997        1998          1997          1998
                                     ---------  ---------  ---------  ---------  -----------  -------------  -----------
STATEMENT OF OPERATIONS DATA:
  Net sales........................  $ 393,526  $ 503,815  $ 794,209  $ 856,812   $ 476,200     $ 204,958     $ 393,779
  Gross profit.....................     87,991    126,589    185,079    203,273      98,863        43,572        58,015
  Operating expenses...............     80,752     88,216    134,459    135,382      79,041        34,249        61,209
  Operating profit (loss)..........      7,239     38,373     50,620     67,891      19,822         9,323        (3,194)
  Net income (loss)................     (4,942)    16,769     25,448     42,220        (395)        5,407       (29,664)
BALANCE SHEET DATA (AT PERIOD END):
  Cash and cash equivalents........  $   7,135  $  18,685  $   8,184  $   5,024                               $  34,289
  Total assets.....................    509,189    652,000    730,158    881,496                                 915,243
  Total debt.......................         --         --      7,443      7,265                                 531,692
  Total invested capital...........    399,762    467,306    502,554    628,492                                  47,835
OTHER DATA:
  Depreciation and amortization....  $  13,258  $  13,765  $  17,313  $  17,985   $  11,399     $   4,694     $   8,233
  Capital expenditures.............      6,042      7,385     19,443     32,491      19,521         9,629         7,230
  Sales backlog at end of period...    109,350    208,152    185,237    229,513     268,682       236,649       163,314


                                        THREE
                                       MONTHS
                                        ENDED
                                     JANUARY 2,
                                        1999
                                     -----------
STATEMENT OF OPERATIONS DATA:
  Net sales........................   $ 164,325
  Gross profit.....................      27,083
  Operating expenses...............      31,530
  Operating profit (loss)..........      (4,447)
  Net income (loss)................     (17,755)
BALANCE SHEET DATA (AT PERIOD END):
  Cash and cash equivalents........   $  21,155
  Total assets.....................     874,720
  Total debt.......................     527,458
  Total invested capital...........      26,471
OTHER DATA:
  Depreciation and amortization....   $   5,192
  Capital expenditures.............         950
  Sales backlog at end of period...     171,700

                                  RISK FACTORS

    You should consider carefully the information below, as well as the other information in this prospectus, before tendering your outstanding debentures in the exchange offer.

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH BECAUSE WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR DEBT.

    We incurred substantial debt in connection with the acquisition. We have, and will continue to have, substantial debt. Our substantial debt could have important consequences. For example, it could:

    - make it more difficult for us to satisfy our obligations under the debentures;

    - impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

    - require the dedication of a substantial portion of our cash flow from operations to the payment of our debt, which reduces the availability of cash to be used for our growth strategy, working capital, capital expenditures or other general corporate purposes;

    - cause us to be vulnerable to increases in interest rates because indebtedness under Grove Worldwide's credit facility is at variable rates of interest;

    - place us at a competitive disadvantage compared to less leveraged competitors; and

    - increase our vulnerability to general adverse economic and industry conditions.

See "The Transactions--The Acquisition," "Description of Credit Facility" and "Description of Debentures--Repurchase at the Option of Holders--Change of Control."

    As of January 2, 1999, we had total indebtedness of approximately $527.5 million. Our interest expense for the seven months ended April 28 was approximately $2.4 million and for the five months ended October 3 was approximately $23.9 million. We may incur additional indebtedness in the future. See "The Transactions--The Acquisition," "Capitalization," "Description of Debentures" and "Combined and Consolidated Financial Statements."

OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make scheduled payments of principal of, or pay interest on, or to refinance our debt, including the debt of our subsidiaries, depends on our future performance. Our performance depends, in part, on:

    - general economic,

    - financial,

    - competitive,

    - regulatory, and

    - other factors beyond our control.

Furthermore, all or a portion of the principal payments at maturity on the debentures may require refinancing. There can be no assurance that any refinancing would be available on commercially reasonable terms or at all.

See "--Limitation on the Payment of Funds to Grove Investors by its Subsidiaries" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

THE DEBENTURES ARE SUBORDINATED TO ALL LIABILITIES OF OUR SUBSIDIARIES.

    We are a holding company that conducts all of our business operations through Grove Worldwide and its subsidiaries. As a result, the debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries including indebtedness under:

    - Grove Worldwide's credit facility;

    - Grove Worldwide's senior subordinated notes; and

    - Grove Holdings' senior discount debentures.

As of January 2, 1999, the aggregate amount of liabilities of our subsidiaries to which holders of the debentures were subordinated was approximately $737.4 million. We and our subsidiaries may incur additional indebtedness in the future. However, there are limitations on the amount additional indebtedness we and our subsidiaries may incur in the instruments governing our indebtedness.

    Our subsidiaries' creditors will have the right to participate in any distribution of the assets of our subsidiaries in the event of the liquidation, reorganization or insolvency of those subsidiaries before holders of the debentures. In addition, the obligations of Grove Worldwide under its credit facility are secured by substantially all of its assets. Furthermore, Grove Holdings has guaranteed Grove Worldwide's obligations under the credit facility. That guarantee is secured by a pledge of all the membership interests of Grove Worldwide owned by Grove Holdings. See "Description of Credit Facility."

BECAUSE WE ARE DEPENDENT UPON THE CASH FLOWS OF OUR SUBSIDIARIES WE MAY NOT RECEIVE ENOUGH CASH TO
MAKE PAYMENTS ON THE DEBENTURES.

    Our cash flow, and consequently our ability to service debt, including our obligations under the debentures, is dependent upon the cash flows of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries have no obligation to pay any amounts due under the debentures or to make any funds available for that purpose. Because we currently expect that our subsidiaries will retain and use any earnings and cash flow to support their operations and to service their respective debt obligations we may not receive enough cash to make payments on the debentures.

    In addition, the debt agreements of our subsidiaries impose significant restrictions on the payment of dividends and the making of loans to us.

WE MAY NOT BE ABLE TO ACHIEVE COST SAVINGS UNDER OUR OPERATIONS IMPROVEMENT
  PROGRAM.

    A majority of the cost savings to be realized from the implementation of our operations improvement program will be realized gradually over the next three years. In addition, we expect that cost savings during the three fiscal years ending September 29, 2001 will be offset by non-recurring costs of up to approximately $25.0 million associated with the implementation of our operations improvement program, plus consulting fees payable to George Group Inc. Our failure to achieve cost savings from this program could have a material adverse effect on us. See "--Forward Looking Statements" and "Business--Operations Improvement Program."

THE LENDERS UNDER GROVE WORLDWIDE'S CREDIT FACILITY MAY FORECLOSE ON ALL OF THE MEMBERSHIP INTERESTS OF GROVE WORLDWIDE WHICH WOULD LIMIT THE ASSETS AVAILABLE TO US TO MAKE PAYMENTS ON THE DEBENTURES.

    Grove Holdings has granted the lenders under Grove Worldwide's credit facility a lien on all of the membership interests of Grove Worldwide owned by it as security for its guarantee of Grove Worldwide's obligations under the credit facility. If a default under the credit facility or the guarantee occurs, the lenders under the credit facility could foreclose upon the assets pledged to secure the credit facility, including the membership interests, and the holders of the debentures may receive payments only when any payment default is cured or waived, or the indebtedness under the credit facility is discharged or paid in full.

CHANGES IN EXCHANGE RATES BETWEEN THE UNITED STATES DOLLAR AND OTHER CURRENCIES MAY HAVE AN ADVERSE EFFECT ON OUR REVENUES.

    We sell our products in over 50 countries. In fiscal 1998, approximately 27.6% of our net sales were in foreign currencies, while the costs associated with those net sales were only partly incurred in the same currencies. Because our financial statements are denominated in United States dollars, changes in exchange rates between the United States dollar and other currencies have had and will have an impact on our reported results. In addition, changes in currency rates can affect the competitiveness of our products and could result in management reconsidering prices and strategies to maintain market share.

SALES OF THE PRODUCTS ARE CYCLICAL.

    Historically, sales of our products have been cyclical. These cyclical variations are caused by, among other things, cyclical changes in general economic conditions and, in particular, in conditions in the construction industry.

    - During periods of expansion in construction activity, we have benefitted from increased demand for our products.

    - During recessionary periods, we have been adversely affected by reduced demand for our products.

Downward cycles may result in reduction of our new unit sales and pricing, which may materially and adversely impact our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Cyclicality."

OPERATING AND FINANCIAL RESTRICTIONS IN DEBT INSTRUMENTS WE ARE SUBJECT TO MAY PREVENT US FROM TAKING ACTIONS THAT MIGHT OTHERWISE BE AVAILABLE TO US.

    The credit facility, the indenture governing Grove Worldwide's senior subordinated notes and the indenture governing Grove Holdings' senior discount debentures impose significant operating and financial restrictions on our subsidiaries. The indenture governing the debentures imposes significant financial restrictions on us. The financial restrictions imposed on us by the indenture are discussed on page 75. See "Description of Debentures--Certain Covenants."

The credit facility significantly limits or prohibits, among other things, the ability of Grove Worldwide and its subsidiaries to:

    - incur additional indebtedness;

    - incur liens;

    - pay dividends or make other restricted payments or investments;

    - make certain asset sales;

    - enter into certain transactions with affiliates;

    - pay dividends or make certain payments to Grove Worldwide;

    - merge or consolidate with any other person; or

    - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Grove Worldwide.

The credit facility also requires Grove Worldwide to maintain balance sheet and fixed charge coverage and leverage ratios.

    These restrictions could limit the ability of Grove Worldwide to respond to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. We cannot assure you that these restrictions will not materially adversely affect the ability of Grove Worldwide to finance its future operations or capital needs. See "Description of Credit Facility" and "Description of Debentures--Certain Covenants."

UPON A CHANGE OF CONTROL, WE MAY NOT HAVE SUFFICIENT FUNDS AVAILABLE TO REPURCHASE THE DEBENTURES.

    The indenture governing the debentures provides that, upon a change of control, we are required to make an offer to repurchase all the outstanding debentures. However, we might not be able to repurchase the debentures because a change of control under the indenture would require Grove Worldwide and Grove Holdings to make offers to repurchase all their outstanding notes and debentures under their indentures and would allow the lenders under the credit facility to accelerate Grove Worldwide's obligations under the credit facility. See "Description of Credit Facility."

    If a change of control were to occur and Grove Worldwide did not obtain waivers under its credit facility, it is unlikely that Grove Worldwide would be able to repay all of its obligations under the credit facility and repurchase its senior subordinated notes. In these circumstances, it is unlikely that we would have sufficient funds available to repurchase the debentures.

A COURT COULD TAKE ACTION DETRIMENTAL TO YOUR RIGHTS AS A DEBENTURE HOLDER.

    If a court in a suit by an unpaid creditor or a representative of creditors, such as a trustee in bankruptcy or a debtor-in-possession, were to find that:

    - either we did not receive fair consideration or reasonably equivalent value for issuing the outstanding debentures; or,

    - at the time of the incurrence of indebtedness represented by the outstanding debentures, we:

        -- were insolvent,

        -- were rendered insolvent by reason of the incurrence,

        -- were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital,

        -- intended to incur, or believed that we would incur, debts beyond our ability to pay as our debts matured, or

        -- intended to hinder, delay or defraud our creditors,

a court could:

    - avoid our indebtedness;

    - subordinate our indebtedness to other existing and future indebtedness of ours; or

    - take other action detrimental to the holders of the debentures.

OUR SUCCESS DEPENDS ON KEY MEMBERS OF SENIOR MANAGEMENT WHO CANNOT BE EASILY
  REPLACED.

    Our success depends to a significant extent upon the continued services of Salvatore J. Bonanno, our Chairman and Chief Executive Officer. Although we have an employment agreement with Mr. Bonanno, the loss of his services or those of other members of senior management could have a material adverse effect on us.

WE MAY HAVE TO RECALL OUR PRODUCTS WHICH WOULD DECREASE OUR REVENUES AND
  INCREASE OUR COSTS.

    From time to time, we become aware of defects in the design of our products and must repair these defects at our expense. Correcting any defects could:

    - result in temporary disruptions in our business;

    - be costly, and adversely affect our results of operations; and

    - adversely affect our reputation or result in a decline in sales of our products.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING DEBENTURES FOR REGISTERED DEBENTURES, YOUR DEBENTURES WILL CONTINUE TO HAVE RESTRIDCTIONS ON TRANSFER.

    If you do not exchange your outstanding debentures for registered debentures in the exchange offer, or if your outstanding debentures are tendered but not accepted, your debentures will continue to have restrictions on transfer. In general, you may offer or sell any outstanding debentures only if the debentures are registered under the Securities Act and applicable state laws, or under an exemption from these laws. We do not intend to register the outstanding debentures under the Securities Act, other than in the limited circumstances described in the registration rights agreement discussed in the section "Description of Debentures--Registration Rights; Liquidated Damages." In addition, because some outstanding debentures will be tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding debentures could be adversely affected. See "The Exchange Offer--Consequences of Failure to Exchange."

YOU MAY NOT BE ABLE TO SELL YOUR DEBENTURES EASILY.

    The registered debentures will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market. We do not intend to list the registered debentures on any national securities exchange or to seek the admission of the registered debentures for quotation through the Nasdaq Stock Market, Inc. Although Donaldson, Lufkin & Jenrette presently intends to make a market in the registered debentures, Donaldson, Lufkin & Jenrette is not obligated to do so, and they may discontinue any market-making activity with respect to the debentures at any time without notice. In addition, the registered debentures will not be eligible for Private Offerings, Resales and Trading through Automated Linkages Market trading in PORTAL.

    Accordingly, we cannot assure you that:

    - any market for the registered debentures or any outstanding debentures not tendered will develop;

    - you will be able to sell any registered debentures; or

    - you will be able to sell any registered debentures at any particular price.

                           FORWARD-LOOKING STATEMENTS

    Some of the statements contained in this prospectus, including the above risk factors, and the statements contained in the sections entitled "Prospectus Summary," "Selected Historical Combined and Consolidation Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" constitute "forward-looking statements." Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Often, but not always, these type of statements are expressed through the use of words or phrases like:

    - "will likely result,"

    - "are expected to,"

    - "will continue,"

    - "anticipates,"

    - "expects,"

    - "estimates,"

    - "intends,"

    - "plans,"

    - "projects," and

    - "outlook."

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, cost savings, performance or achievements of ours, or industry results, to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by these forward-looking statements, and accordingly, these statements should be read in conjunction with and are qualified in their entirety by reference to, the risks, uncertainties and other factors, which are discussed in this prospectus. These factors include, among others, the following:

    - substantial leverage and ability to service debt;

    - changing market trends in the mobile hydraulic crane, aerial work platform and truck-mounted crane industries;

    - general economic and business conditions including a prolonged or substantial recession;

    - our ability to implement our business strategy and maintain and enhance our competitive strengths;

    - our ability to implement the operations improvement program and any estimates of potential cost savings derived from the operations improvement program;

    - our ability to obtain financing for general corporate purposes;

    - competition;

    - availability of key personnel;

    - industry overcapacity; and

    - changes in, or the failure to comply with, government regulations. See "Risk Factors."

As a result of these and other factors, we cannot give any assurance as to future results, levels of activity and achievements. Neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements in this prospectus speak solely as of the date on which these statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which these statements were made or to reflect the occurrence of unanticipated events.

                                THE TRANSACTIONS

THE ACQUISITION

    In December 1997, Grove Worldwide was formed as a Delaware limited liability company to acquire the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of Hanson Funding. In March 1998, Grove Worldwide entered into an agreement to acquire these businesses for aggregate cash consideration of approximately $583.0 million plus assumed liabilities of approximately $258.4 million. The purchase price was subject to a post-closing net worth adjustment. The acquisition was completed on April 29, 1998. The cost of the acquisition, including the payment of related fees and expenses, was approximately $607.4 million. We financed the acquisition through:

    - $210.1 million of borrowings under the credit facility among Grove Worldwide and certain banks;

    - the issuance by Grove Worldwide of $225.0 million in gross proceeds of its senior subordinated notes;

    - the issuance by Grove Holdings of $50.0 million in gross proceeds of its senior discount debentures; and

    - the issuance by Grove Holdings of $120.0 million of its limited liability company interests to us, the purchase price for which was financed with the net proceeds of the issuance of the debentures and the issuance of $75.0 million of our limited liability company interests to members of the investor group referred to on page 18.

    On April 29, 1998, Grove Holdings contributed the net proceeds from its equity issuance and the offering of its senior discount debentures to Grove Worldwide. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Grove Worldwide received approximately $16.8 million in July 1998 and $10.5 million in November 1998 from Hanson Funding in payment of the post-closing net worth adjustment.

    Our corporate structure, excluding inactive and immaterial subsidiaries, is as follows:

                                     [LOGO]

------------------------------

(1) Grove Investors and Grove Investors Capital, a wholly-owned subsidiary of Grove Investors, offered the debentures.

(2) Grove Holdings and Grove Holdings Capital, Inc., a wholly-owned subsidiary of Grove Holdings, offered the senior discount debentures.

(3) Grove Worldwide and Grove Capital, Inc., a wholly-owned subsidiary of Grove Worldwide, offered the senior subordinated notes.

THE INVESTOR GROUP

    Grove Holdings owns all of the limited liability company interests of Grove Worldwide. We own all of the limited liability company interests of Grove Holdings. Keystone, Inc. and its related parties, FW Strategic Partners, L.P., minority investors and certain principals of, and an entity formed by certain employees of, the George Group Inc. and other investors, including members of senior management (together with Keystone, FW Strategic Partners, the minority investors and George Group Inc., the "investor group") beneficially own in the aggregate all of our outstanding membership interests. Keystone is the principal investment entity of Robert M. Bass. FW Strategic Partners is a Delaware limited partnership formed to invest primarily in public and private debt and equity securities. George Group is an acquisition and management consulting firm that applies its strategic and operations management expertise to manufacturing businesses.

GROVE INVESTORS CAPITAL, INC.

    We organized Grove Investors Capital as our direct wholly owned subsidiary to act as a co-issuer of the debentures. We did this so that institutional investors that might have been unable to purchase debt securities issued by a limited liability company because of the legal investment laws of their states of organization or their charter documents, would be able to invest in the outstanding debentures. Grove Investors Capital has no assets, no liabilities other than the debentures, no operations and will not have any revenues and is prohibited from engaging in any business activities. As a result, you should not expect Grove Investors Capital to participate in servicing the interest and principal on the debentures.

                                USE OF PROCEEDS

    We will not receive any cash proceeds or incur any additional indebtedness from the issuance of the registered debentures. In exchange for issuing the registered debentures, we will receive outstanding debentures in like original principal amount. Outstanding debentures received in the exchange offer will be canceled.

    We used the net proceeds of $45.0 million from the sale of the debentures, together with equity contributions by the investor group, to purchase the limited liability company interests in Grove Holdings. Grove Holdings contributed to Grove Worldwide those proceeds, together with the proceeds from the sale of its senior discount debentures. Grove Worldwide used those contributed funds, together with the:

    - borrowings by Grove Worldwide totaling $210.1 million under the credit facility; and

    - gross proceeds of $225.0 million from the senior subordinated notes,

to pay the cash purchase price for the Grove acquisition and related fees and expenses.

    The sources and uses of funds in connection with the acquisition are listed below (in millions):

SOURCES                                                                AMOUNT
                                                                      ---------
Credit Facility:
  Revolving Credit Facility.........................................  $    10.1
  Term Loan Facility................................................      200.0
Senior Subordinated Notes...........................................      225.0
Senior Discount Debentures..........................................       50.0
Senior Debentures...................................................       47.3
Issuance of Grove Investors' Equity.................................       75.0
                                                                      ---------
      Total.........................................................  $   607.4
                                                                      ---------
                                                                      ---------
USES
Acquisition of the Acquired Businesses..............................  $   583.0
Fees and Expenses...................................................       24.4
                                                                      ---------
      Total.........................................................  $   607.4
                                                                      ---------
                                                                      ---------

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

    The following table shows our capitalization at January 2, 1999. You should read this table together with "Use of Proceeds," "Selected Historical Combined and Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical combined and consolidated financial statements and related notes appearing elsewhere in this prospectus.

                                                                                    AS OF
                                                                                  JANUARY 2,
                                                                                     1999
                                                                                --------------
Cash and cash equivalents.....................................................    $   21,155
Total debt:
Credit Facility(1):
  Revolving Credit Facility...................................................    $       --
  Term Loan Facility..........................................................       184,000
Senior Subordinated Notes.....................................................       225,000
Senior Discount Debentures....................................................        54,004
Senior Debentures.............................................................        50,912
Other Debt(2).................................................................        13,542
                                                                                --------------
  Total Debt..................................................................       527,458
Total Invested Capital........................................................        26,471
                                                                                --------------
  Total capitalization........................................................    $  575,084
                                                                                --------------
                                                                                --------------

------------------------

(1) In connection with the acquisition, Grove Worldwide and Grove Capital entered into the credit facility, which consists of a $125,000 revolving credit facility and a $200,000 term loan facility. The revolving credit facility enables Grove Worldwide to obtain revolving credit loans and the issuance of letters of credit. As of January 2, 1999, $700 of letters of credit were outstanding under the revolving credit facility and $124,300 of the revolving credit facility was available for future liquidity and capital needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Credit Facility."

(2) Represents short-term borrowings by Deutsche Grove GmbH, which are secured by an equal amount of trade receivables.

          SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following table presents our selected historical financial data as of and for each of the fiscal years ended September 28, 1996 and September 27, 1997, as of and for the seven months ended April 28, 1998, as of and for the five months ended October 3, 1998, as of and for the three months ended December 27, 1997 and as of and for the three months ended January 2, 1999. Because of the acquisition, which was accounted for using the purchase method, results of operations for periods prior to April 29, 1998 are not comparable with those for the periods after April 29, 1998.

    You should read the following data with the more detailed information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Combined and Consolidated Financial Data" and our historical financial statements and the notes to those financial statements included in this prospectus. You should also read the following information with the data in the table below:

    - Our gross profit for the five months ended October 3, 1998 was adversely impacted by the write-off of $27.7 million of purchase accounting adjustments with respect to the amount assigned to inventory in excess of historical cost.

    - Our net income (loss) includes losses by our Sunderland, United Kingdom facility of $14,085 for the seven months ended April 28, 1998 and $5,999 for the five months ended October 3, 1998. In November 1998, we ceased manufacturing operations at the Sunderland facility due to recurring operating losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    - Depreciation and amortization excludes depreciation on equipment held for rent.

    - Capital expenditures includes expenditures on our management information system of approximately $4,300 in fiscal 1996, approximately $14,000 in fiscal 1997, approximately $9,322 for the seven months ended April 28, 1998, approximately $5,377 for the five months ended October 3, 1998 and approximately $950 for the three months ended January 2, 1999.

    - Earnings used in computing the ratio or earnings to fixed charges consist of earnings before provision for income taxes plus fixed charges. Fixed charges are defined as interest expense, which includes the amortization of deferred financing costs, and that portion of rental expense representative of interest, deemed to be one-third or rental expense. Earnings before fixed charges were insufficient to cover fixed charges by $25,327 for the five months ended October 3, 1998 and $16,822 for the three months ended January 2, 1999. Earnings for the five months ended October 3, 1998 included fixed charges of $23,871. Earnings for the three months ended January 2, 1999 included fixed charges of $13,813.

          SELECTED HISTORICAL COMBINED AND CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)
                                  (CONTINUED)

                                                      PREDECESSOR                                           GROVE INVESTORS
                      ----------------------------------------------------------------------------  --------------------------------
                                                                  SEVEN MONTHS
                                     FISCAL YEAR                      ENDED        THREE MONTHS       FIVE MONTHS     THREE MONTHS
                      ------------------------------------------    APRIL 28,          ENDED             ENDED            ENDED
                        1994       1995       1996       1997         1998       DECEMBER 27, 1997  OCTOBER 3, 1998  JANUARY 2, 1999
                      ---------  ---------  ---------  ---------  -------------  -----------------  ---------------  ---------------
STATEMENT OF
  OPERATIONS DATA:
  Net sales.........  $ 393,526  $ 503,815  $ 794,209  $ 856,812    $ 476,200        $ 204,958         $ 393,779        $ 164,325
  Gross profit......     87,991    126,589    185,079    203,273       98,863           43,572            58,015           27,083
  Operating
    expenses........     80,752     88,216    134,459    135,382       79,041           34,249            61,209           31,530
  Operating profit
    (loss)..........      7,239     38,373     50,620     67,891       19,822            9,323            (3,194)          (4,447)
  Net income
    (loss)..........     (4,942)    16,769     25,448     42,220         (395)           5,407           (29,664)         (17,755)
BALANCE SHEET DATA
  (AT PERIOD END):
  Cash and cash
    equivalents.....  $   7,135  $  18,685  $   8,184  $   5,024                                       $  34,289        $  21,155
  Total assets......    509,189    652,000    730,158    881,496                                         915,243          874,720
  Total debt........         --         --      7,443      7,265                                         531,692          527,458
  Total invested
    capital.........    399,762    467,306    502,554    628,492                                          47,835           26,471
OTHER DATA:
  Depreciation and
    amortization....  $  13,258  $  13,765  $  17,313  $  17,985    $  11,399        $   4,694         $   8,233        $   5,192
  Capital
    expenditures....      6,042      7,385     19,443     32,491       19,521            9,629             7,230              950
  Sales backlog at
    end of period...    109,350    208,152    185,237    229,513      268,682          236,649           163,314          171,700
  Ratio of Earnings
    to fixed
    charges.........       2.1x      12.4x      12.2x      22.4x         4.6x            13.1x                --               --

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    You should read the following discussion together with the more detailed information and our historical combined and consolidated financial statements included elsewhere in this prospectus.

OVERVIEW

    Our assets consist solely of membership interests of Grove Holdings and capital stock of Grove Investors Capital. Grove Holdings' assets consist solely of membership interests of Grove Worldwide and capital stock of Grove Holdings Capital, Inc. We conduct all of our business through Grove Worldwide.

    Grove Worldwide generates most of its net sales from the manufacture and sale of new mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. Grove Worldwide also generates a portion of its net sales from after-market sales, which include parts, service and used equipment, of the products it manufactures. Sales of used equipment are not material and are generally limited to trade-ins on new equipment through company-owned distributors in France, Germany and the United Kingdom.

    The following is a summary of net sales for the periods indicated (dollars in millions):

                                                                                                 THREE MONTHS ENDED
                                                                      FISCAL YEAR            --------------------------
                                                            -------------------------------  DECEMBER 27,   JANUARY 2,
                                                              1996       1997       1998         1997          1999
                                                            ---------  ---------  ---------  -------------  -----------
New equipment sold (1)....................................  $   632.4  $   670.1  $   679.5    $   158.5     $   123.2
After-Market..............................................      120.6      125.8      123.2         32.5          27.7
Other (2)(3)..............................................       41.2       60.9       67.3         14.0          13.4
                                                            ---------  ---------  ---------       ------    -----------
Net sales.................................................  $   794.2  $   856.8  $   870.0    $   205.0     $   164.3
                                                            ---------  ---------  ---------       ------    -----------
                                                            ---------  ---------  ---------       ------    -----------

------------------------

(1) Excludes specialty cranes and equipment sold to the United States government.

(2) Includes specialty cranes and equipment sold to the United States government and revenues from unit sales accounted for as operating leases.

(3) Includes revenues resulting from a non-recurring refurbishment contract in the first quarter of fiscal 1998 with the Ministry of Defense of the United Kingdom.

    Consistent with industry practice, particularly in Germany, some of Grove Worldwide's mobile hydraulic crane sales, generally less than 5% of units sold annually, are made with residual value guarantees under which the full sales price is collected in cash on normal commercial terms following delivery of the cranes. However, these sales are accounted for in a manner similar to operating leases. Upon collection, the sales price is deferred and accounted for as deferred revenue, current and non-current, while the related inventory is reclassified as "property, plant and equipment/equipment held for rent." Over the term of the residual value guarantee, deferred revenue is recognized as sales and the depreciation of the related equipment held for rent is classified as cost of goods sold, the effect of which is to recognize sales, costs of goods sold and gross profit over the residual value guarantee period, typically five years, as opposed to at the time of delivery of the crane. Losses with respect to residual value guarantees have been insignificant. See Note 3 to our combined and consolidated financial statements.

    We are a limited liability company organized under the laws of Delaware, as a result of which:

    - we do not have to pay income taxes;

    - the taxable income of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses in the United States is allocated to our equity holders; and

    - our equity holders are responsible for income taxes on their taxable income.

We intend to make distributions in the form of dividends to our equity holders to enable them to meet their tax obligations with respect to income allocated to them by us.

RESULTS OF OPERATIONS

    For financial reporting purposes, the acquisition creates a new basis of accounting and, accordingly, we are required to report results before the acquisition separate from results after the acquisition. For purposes of the following discussion of our results of operations, we have compiled financial information for the fiscal year ended October 3, 1998 by combining results of operations for the seven months ended April 28, 1998, before the acquisition, with those for the five months October 3, 1998, after the acquisition. In connection with the acquisition, we were formed as a limited liability company and our capital structure was changed significantly. Accordingly, comparisons of interest, taxes, and net income for fiscal 1998 and for the three months ended January 2, 1999 relative to fiscal 1997 and for the three months ended December 27, 1997 would not be meaningful and are therefore not presented.

    Listed below is information regarding our results of operations for the periods indicated (dollars in thousands).

                                                                                           THREE MONTHS ENDED
                                                               FISCAL YEAR              ------------------------
                                                    ----------------------------------  DECEMBER 27,  JANUARY 2,
                                                       1996        1997        1998         1997         1999
                                                    ----------  ----------  ----------  ------------  ----------
Net sales.........................................  $  794,209  $  856,812  $  869,979   $  204,958   $  164,325
Cost of goods sold................................     609,130     653,539     685,394      161,386      137,242
Write-off of amount assigned to inventory in
  excess of historical costs resulting from
  purchase accounting adjustments.................          --          --      27,707           --           --
                                                    ----------  ----------  ----------  ------------  ----------
Gross profit......................................     185,079     203,273     156,878       43,572       27,083
Selling, engineering, general and administrative
  expenses........................................     119,619     124,152     131,782       31,989       29,707
Management fees paid to Hanson Funding (G) PLC....       5,655       2,176         162          162           --
Amortization of goodwill..........................       9,185       9,054       8,306        2,260        1,823
                                                    ----------  ----------  ----------  ------------  ----------
    Operating profit (Loss).......................  $   50,620  $   67,891  $   16,628   $    9,323   $   (4,447)
                                                    ----------  ----------  ----------  ------------  ----------
                                                    ----------  ----------  ----------  ------------  ----------

THREE MONTHS ENDED JANUARY 2, 1999 (THE "FISCAL 1999 THREE MONTHS") COMPARED TO
  THE THREE MONTHS ENDED DECEMBER 27, 1997 (THE "FISCAL 1998 THREE MONTHS")

    NET SALES. Net sales decreased $40.7 million, or 19.9%, from $205.0 million for the fiscal 1998 three months to $164.3 million for the fiscal 1999 three months. Although there was a decline in revenues from the fiscal 1998 three months to the fiscal 1999 three months, management currently believes that fiscal 1999 revenues will be flat to slightly below fiscal 1998. This outlook is based on industry expectations and customer feedback as well as anticipation of favorable industry acceptance of new products.

    Net sales of mobile hydraulic cranes declined significantly from the fiscal 1998 three months to the fiscal 1999 three months. The decline in net sales was caused by a lower volume, primarily of mobile hydraulic cranes produced by our United States facility. Net sales to North American and Asian customers declined; however this decline was offset by a slight increase in European sales.

    Net sales of aerial work platforms declined significantly from the fiscal 1998 three months to the fiscal 1999 three months. The decrease was a result of lower unit sales in North America, Europe and Asia.

    Net sales of truck-mounted cranes decreased from the fiscal 1998 three months to the fiscal 1999 three months. Net sales decreased as the result of lower unit sales as well as significantly decreased demand for higher priced models.

    After-market sales, including parts and services, decreased 14.8% from the fiscal 1998 three months to the fiscal 1999 three months predominantly due to a decline in used equipment sales in Europe and parts sales in North America.

    Other sales decreased 4.3% as a result of lower United States government sales, which were partially offset by an increase in revenues from unit sales that were accounted for as operating leases.

    GROSS PROFIT. Gross profit decreased $16.5 million, or 37.8%, from $43.6 million in the fiscal 1998 three months to $27.1 million in the fiscal 1999 three months. The decrease in gross profit was attributable to a decline in volume as well as a decline in gross profit at our Sunderland, United Kingdom facility caused by higher price concessions and lower sales volume to absorb fixed overhead. Also affecting the fiscal 1999 three months operations were costs associated with the start-up of our new management information system in the United States which affected production flow and operations visibility.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses decreased $2.1 million, or 6.6%, from $31.8 million in the fiscal 1998 three months to $29.7 million in the fiscal 1999 three months. The savings were primarily attributable to cost reductions at our United States facility, which were implemented in August 1998. Included in selling, engineering, general and administrative expenses for the 1999 three months are approximately $2.0 million of consulting fees paid to the George Group Inc. in connection with our operations improvement initiatives and $0.1 million in transition costs related to the acquisition. As a percentage of net sales, selling, engineering, general and administrative expenses were 15.5% in the fiscal 1998 three months and 18.1% in the fiscal 1999 three months.

    MANAGEMENT FEES. Management fees paid to Hanson Funding were $0.2 million in the fiscal 1998 three months. Following the acquisition of the business from Hanson Funding, no management fees have been paid.

FISCAL 1998 COMPARED TO FISCAL 1997

    NET SALES. Net sales increased $13.2 million, or 1.5%, from $856.8 million for fiscal 1997 to $870.0 million for fiscal 1998.

    Net sales of mobile hydraulic cranes declined from fiscal 1997 to fiscal 1998 on higher unit sales. The decline in net sales was caused by a shift in product mix and higher price concessions, primarily on mobile hydraulic cranes produced by our Sunderland, United Kingdom facility. While net sales to North American and European customers remained stable, net sales to Asia declined. The modest decline in net sales to the Asian market was a result of Asia's recent economic crisis.

    Net sales of aerial work platforms increased modestly from fiscal 1997 to fiscal 1998. Unit sales of aerial work platforms were down; however, net sales increased as a result of improved sales mix.

    Net sales of truck-mounted cranes increased significantly from fiscal 1997 to fiscal 1998. Net sales increased as the result of increased production capacity as well as significantly increased demand for higher priced models.

    After-market sales, including parts and services, decreased slightly from fiscal 1997 to fiscal 1998. This decrease was due primarily to a decrease in used equipment sales partially offset by a slight increase in parts sales.

    Other sales increased 10.5% as a result of higher revenue from unit sales that were accounted for as operating leases, partially offset by lower revenues following the completion of a non-recurring contract for crane refurbishment with the Ministry of Defence of the United Kingdom.

    GROSS PROFIT. Gross profit decreased $46.4 million, or 22.8%, from $203.3 million in fiscal 1997 to $156.9 million in fiscal 1998. Gross profit was adversely impacted by a $27.7 million write-off of amounts assigned to inventory in excess of historical costs in accounting for the acquisition. The decline in gross profit was also attributable to a $14.8 million decline in gross profit at our Sunderland, United Kingdom facility caused by higher price concessions and lower sales volume available to absorb fixed overhead. The higher price concessions were primarily required to induce the sale of United Kingdom-manufactured products, including 17 all-terrain cranes that were built to order for a customer that refused delivery in fiscal 1998. The sale of the 17 cranes, which were sold for approximately $8.2 million during the second quarter of fiscal 1998, resulted in a loss of approximately $1.5 million.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses increased $7.6 million, or 6.1%, from $124.2 million in fiscal 1997 to $131.8 million in fiscal 1998. As a percentage of net sales, selling, engineering, general and administrative expenses were 14.5% in fiscal 1997 and 15.1% in fiscal 1998. The expense growth occurred broadly across Grove Worldwide as the result of the impact of the acquisition on operations. Included in selling, engineering, general and administrative expenses for fiscal 1998 are approximately $2.7 million of George Group Inc. expenses and $3.1 million of ownership transition costs related to the acquisition and the hiring of new management. Included in selling, engineering, general and administrative expenses for fiscal 1997 are approximately $2.0 million in restructuring charges related to the United Kingdom crane manufacturing operation.

FISCAL 1997 COMPARED TO FISCAL 1996

    NET SALES. Net sales increased $62.6 million, or 7.9%, from $794.2 million in fiscal 1996 to $856.8 million in fiscal 1997.

    Net sales of mobile hydraulic cranes were virtually unchanged from fiscal 1996 to fiscal 1997. Unit shipments increased in fiscal 1997 versus fiscal 1996, with substantially all of the increase representing units sold to Latin American customers. Sales of mobile hydraulic cranes reflected strong demand in North America.

    Net sales of aerial work platforms increased significantly from fiscal 1996 to fiscal 1997. Unit sales increased as a result of continued industry growth led by efficiency considerations as well as government-mandated safety standards for people working in elevated environments.

    Net sales of truck-mounted cranes increased significantly from fiscal 1996 to fiscal 1997. Unit sales increased principally due to increased international marketing efforts. Net sales of truck-mounted cranes also benefited from an improved product sales mix resulting primarily from increased demand for higher priced models.

    After-market sales, including parts and services, increased from fiscal 1996 to fiscal 1997. This increase was due primarily to an increase in parts sales resulting from a larger installed base and relatively high rental fleet utilization.

    Other sales increased significantly as a result of a non-recurring crane refurbishment contract for cranes with the Ministry of Defence of the United Kingdom.

    GROSS PROFIT. Gross profit increased $18.2 million, or 9.8%, from $185.1 million in fiscal 1996 to $203.3 million in fiscal 1997. The increase in gross profit was due primarily to increased sales in the aerial work platform and truck-mounted crane businesses. As a percentage of sales, gross profit improved modestly from 23.3% in fiscal 1996 to 23.7% in fiscal 1997.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses increased $4.6 million, or 3.8%, from $119.6 million in fiscal 1996 to $124.2 million in fiscal 1997. However, as a percentage of net sales, selling, engineering, general and administrative expenses declined from 15.1% in fiscal 1996 to 14.5% in fiscal 1997 as a result of higher sales that absorbed fixed costs. The dollar increase was principally related to higher selling and advertising costs to support the sales growth of our product lines as well as general cost increases.

    Included in selling, engineering, general and administrative expenses are research and development expenses, which increased 2.7% from $15.0 million in fiscal 1996 to $15.4 million in fiscal 1997. In addition, general and administrative expenses included $2.7 million in fiscal 1996 and $1.3 million in fiscal 1997, due to process re-engineering and systems assessment costs associated with the installation of our management information system. See "--Management Information Systems and the Impact of Year 2000."

    MANAGEMENT FEES. Results of operations included management fees paid to Hanson Funding of $5.7 million in fiscal 1996 and $2.2 million in fiscal 1997. We believe our results of operations in all material respects reflect all operating costs on a stand alone basis. We estimate that costs to replace services provided by Hanson Funding before the acquisition together with other stand alone costs will be less than $1.0 million for the twelve months following the acquisition. These costs, which are generally less than the management fees charged by Hanson Funding on an annual basis, relate to additional treasury, human resource and income tax requirements. We believe these additional costs will be more than offset by planned costs savings in other general and administrative areas.

    NET INTEREST EXPENSE/INCOME. Net interest expense/income included (1) interest income of $0.6 million in fiscal 1996 and $2.1 million in fiscal 1997, which was generated primarily from notes receivable under Grove Worldwide's special North American dealer financing program and (2) interest expense of $3.3 million in fiscal 1996 and $2.0 million in fiscal 1997, substantially all of which was paid to Hanson Funding with respect to intercompany borrowings.

    INCOME TAXES. Income tax expense, virtually all of which was U.S.-based, increased 18.3% from $22.2 million in fiscal 1996 to $26.2 million in fiscal 1997. The overall effective tax rates were 46.6% for fiscal 1996 and 38.3% for fiscal 1997. The decline in tax rate was caused principally by a reduction in permanent goodwill additions which resulted from the transactions consummated to effect a demerger of Hanson Funding's various businesses. We have established valuation allowances for net operating losses generated by our foreign subsidiaries.

    NET INCOME. Net income increased $16.8 million, or 65.9%, from $25.4 million in fiscal 1996 to $42.2 million in fiscal 1997. The increase related principally to increased sales and operating profits.

GEOGRAPHIC COMPARISONS DURING THE THREE YEARS ENDED OCTOBER 3, 1998

    Net sales to unaffiliated customers by our domestic subsidiaries contributed in excess of 70% of our sales in fiscal 1998 and virtually all of our income from operations. Net sales to unaffiliated customers by our domestic subsidiaries increased by $23.8 million or 3.9% in fiscal 1998 as compared to fiscal 1997. The increase in net sales by our domestic subsidiaries was caused by strong sales of aerial work platforms and truck-mounted cranes. Net sales of mobile hydraulic cranes by our domestic subsidiaries were virtually unchanged in fiscal 1998 as compared to fiscal 1997. Net sales to unaffiliated customers by our foreign subsidiaries decreased by $10.6 million or 4.2% in fiscal 1998 as compared to fiscal 1997. The decrease in net sales by our foreign subsidiaries was primarily the result of Sunderland's completion of the Ministry of Defence of the United Kingdom contract in February 1998. Recurring operating losses by our manufacturing facility in Sunderland, United Kingdom of approximately $15.9 million in fiscal 1998 exceeded all of the operating earnings of our German and French subsidiaries during the same period.

    Net sales to unaffiliated customers by our domestic subsidiaries contributed in excess of 70.0% of our sales in fiscal 1997 and virtually all of our net income. Net sales to unaffiliated customers by our domestic subsidiaries increased by $43.6 million or 7.8% in fiscal 1997 as compared to fiscal 1996, which represented approximately 70.0% of our overall sales increase for fiscal 1997. The increase in net sales by our domestic subsidiaries was caused by strong sales of aerial work platforms and truck-mounted cranes. Net sales of mobile hydraulic cranes by our domestic subsidiaries were virtually unchanged in fiscal 1997 as compared to fiscal 1996. Net sales to unaffiliated customers by our foreign subsidiaries increased by $16.7 million or 7.2% in fiscal 1997 as compared to fiscal 1996. The increase in net sales by our foreign subsidiaries was primarily the result of continued growth of aerial work platform sales in Europe. Recurring operating losses by our manufacturing facility in Sunderland, United Kingdom of approximately $2.5 million in fiscal 1997 offset virtually all of the operating earnings of our German and French subsidiaries during the same period.

    Net sales to unaffiliated customers by our domestic subsidiaries contributed in excess of 70.0% of our sales in fiscal 1996 and all of our net income. The acquisition of the KMK division of Fried.Krupp AG Hoesch-Krupp contributed significant sales growth to both domestic and European operations. Operating losses by our manufacturing facility in Sunderland, United Kingdom of approximately $3.8 million in fiscal 1997 offset all of the operating earnings of our German and French subsidiaries during the same period. The acquisitions of Delta Systems SA and the KMK division of Fried.Krupp improved the operating results of our German and French subsidiaries.

LIQUIDITY AND CAPITAL RESOURCES

    Our business is working capital-intensive, requiring significant investments in receivables and inventory. In addition, we require capital for replacement and improvements of existing plant, equipment and processes.

    During the three months ended January 2, 1999, our operating activities used approximately $5.5 million in operating cash flow. This amount resulted primarily from a loss from operations before non-cash charges of $17.8 million, declines in investment in accounts receivable of $20.5 million and increases in other non-current liabilities of approximately $9.2 million. Grove Worldwide has entered into an agreement with a third-party financial institution to sell up to $65.0 million of notes receivable obtained under its special North American Dealer Finance Program. The third-party financial institution purchases the notes at face value on a 90.0% non-recourse basis. Grove Worldwide retains 10% of the credit risk. The sale of the notes qualifies as a sale under generally accepted accounting principles and, accordingly, upon sale, the notes receivable are removed from our balance sheet. See Note 4 to our combined and consolidated financial statements.

    During the three months ended January 2, 1999, we used $0.5 million in investing activities, consisting of $1.0 million of capital expenditures and $10.0 million of investment in equipment held for rent, offset by $10.5 million received from Hanson Funding as the final purchase price adjustment.

    During the twelve months ended October 3, 1998, our operating activities generated approximately $150.4 million in operating cash flow ($93.1 million for the seven months ended April 28, 1998 and $57.3 for the five months ended October 3, 1998). This amount resulted primarily from income from operations before non-cash charges of $80.3 million, declines in the investment in accounts receivable and inventory of $34.4 million, proceeds from sales of notes receivable to a third-party financial institution of $24.8 million and increases in other non-current liabilities of approximately $10.0 million.

    During the seven months ended April 28, 1998, we used $35.9 million in investing activities, consisting of $19.5 million of capital expenditures, of which $9.3 million was for the new management information system, and $16.4 million of investment in equipment held for rent, due to the operating lease treatment relating to sales which are accounted for as operating leases, and $55.3 million in financing activities, principally consisting of amounts paid to Hanson Funding.

    During the five months ended October 3, 1998, we used approximately $589.4 million of cash flow for investing activities of which $562.7 million was related to the acquisition, $7.2 million was for capital expenditures, of which $5.4 million was for the new management information system, and $20.8 million was for investment in equipment held for rent. The cash flows used in investing activities were funded by cash flows from operating activities and through the issuance of long-term debt of $547.6 million and an equity contribution from our members of $75.0 million. Net cash flows from financing activities also included there payment of $35.2 million of long-term debt and $19.5 million of deferred financing costs.

    In November 1998, we ceased manufacturing operations at our Sunderland, United Kingdom facility due to recurring operating losses. Management believes closing the facility will improve operating earnings as well as provide the opportunity for additional cost reductions through product rationalization, reduced selling, general and administrative expenses and reduced manufacturing costs. Management has estimated total closure costs to be approximately $18.5 million, consisting of approximately:

    - $11.5 million of employee severance; and

    - $7.0 million of plant shut-down costs, which includes asset disposal and plant clean up costs, all of which are expected to be expended in the next twelve months.

    We expect that cash flows from foreign operations will be required to meet our domestic debt service requirements. Cash flows are expected to be generated from intercompany interest expense on loans Grove Worldwide made to two of its foreign subsidiaries to consummate the acquisition of Hanson Funding's crane and aerial work platform subsidiaries in the United Kingdom, Germany and France and for working capital requirements. The loans have been established with amounts and interest rates to allow for repatriation without restriction or additional tax burden. However, there is no assurance that the foreign subsidiaries will generate the cash flow required to service the loans or that the laws in the foreign jurisdictions will not change to limit repatriation or increase the tax burden of repatriation.

    In connection with the acquisition, Grove Worldwide entered into a seven-year, $125 million revolving credit facility, permitting it, subject to certain borrowing conditions, to obtain revolving credit loans and issue letters of credit for working capital, acquisitions and general corporate purposes. A portion of the revolving credit facility is available for borrowing in the euro currency markets of British pounds sterling, German marks and French francs and other currencies. As of January 2, 1999 Grove Worldwide had available borrowings of $124.3 million under the revolving credit facility. For additional information regarding the revolving credit facility, see Note 10 to our combined and consolidated financial statements. We believe that our income from operations and available borrowings under the revolving credit facility will be sufficient to meet our debt service obligations and capital expenditure requirements and to make distributions in the form of dividends to our equity holders to enable them to meet their tax obligations with respect to income allocated to them for at least the next twelve months. Subject to certain exceptions, including the right of Grove Worldwide and Grove Holdings to make distributions to us to enable us to make distributions to our equity holders with respect to their tax obligations, Grove Worldwide's credit facility, the indenture relating to Grove Worldwide's senior subordinated notes and the indenture relating to Grove Holdings' senior discount debentures impose significant restrictions on the ability of our subsidiaries to pay cash dividends or make loans to us.

GROVE INVESTORS CAPITAL

    We issued the debentures together with our wholly owned subsidiary, Grove Investors Capital. We organized Grove Investors Capital as our direct wholly owned subsidiary to act as a co-issuer of the debentures and a co-registrant of the Registration Statement. We did this so that institutional investors that might have been unable to purchase debt securities issued by a limited liability company because of the legal investment laws of their states of organization or their charter documents, would be able to invest in the outstanding debentures.

    You should not expect Grove Investors Capital to participate in servicing the interest and principal on the debentures because:

    - Grove Investors Capital has no assets, no liabilities other than the debentures, no operations; and

    - Grove Investors Capital will not have any revenues and is prohibited from engaging in any business activities.

    We have not included separate financial statements of Grove Investors Capital in this prospectus. We believe that providing separate financial statements and other disclosures concerning Grove Investors Capital would not be material to you.

BACKLOG

    Our backlog consists of firm orders for new equipment and replacement parts. Total backlog as of March 20, 1999 was approximately $232.6 million compared to total backlog as of March 21, 1998 of approximately $313.7 million. We expect all of our backlog orders to be filled within one year, although there can be no assurance that all backlog orders will be filled within that time period. Parts orders are generally filled on an as-ordered basis.

CYCLICALITY

    Historically, cyclical variations based, among other things, on general economic conditions and, in particular, on conditions in the construction industry have affected sales of our products. During periods of expansion in construction activity, we generally have benefited from increased demand for construction equipment. Conversely, during recessionary times, we have been adversely affected by reduced demand for our products. Downward cycles result in reductions in our new unit sales and prices, which adversely impact our results of operations. We believe there are several factors that may lessen the effects of future cyclical trends on our business. These factors include the continued growth of our aerial work platform business, which has a lower correlation to the results of the construction industry, the global diversification of our sales network and the decrease in the fixed costs of our overall business. After-market sales for parts and services accounted for 11.4% of our net sales fiscal 1998. These sales typically have higher gross margins and are less cyclical than new equipment sales. However, there can be no assurance that a decline in the general condition of the economy will not have a material adverse impact on us.

    Net sales of new units to Asian customers represented 5.6% in fiscal 1996, 5.1% in fiscal 1997, 2.0% in fiscal 1998 and 2.0% in fiscal 1999 three months, of our net sales. The Asian economic crisis has had a limited impact on our results of operations. Although we are not dependent on sales to Asian customers, we cannot reasonably predict what impact, if any, the crisis will have on our competitors or on markets outside of Asia where we sell our products.

MANAGEMENT INFORMATION SYSTEMS AND THE IMPACT OF YEAR 2000

    Many computer programs and microprocessors use two digits rather than four to define the applicable year. Computer programs that have date-sensitive software and microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This phenomenon could cause a disruption of operations, including, among other things, a temporary inability to use manufacturing equipment, send invoices or engage in similar normal business activities.

    In fiscal 1995, we conducted a Year-2000 assessment of all management information systems used at our crane and aerial work platform facilities in the United States, United Kingdom and Germany. Upon completing this review in October 1995, we launched the Year-2000 project, a campaign designed to replace all existing software and hardware that was not Year-2000 compliant. In addition to replacing all business application software and hardware, the Year-2000 project was designed to provide improved business processes and procedures.

    We determined that we did not need to implement the Year-2000 project at our National Crane facility in Waverly, Nebraska. Instead, National Crane upgraded all of its existing hardware and software and converted all of its data. Management believes the completion of this upgrade has rendered all of National Crane's major computer systems Year-2000 compliant.

    We expect to complete the Year-2000 project in September 1999. We expect the project will have a total cost of approximately $38.0 million, of which approximately $33.0 million had been spent as of January 2, 1999. If the Year-2000 project is delayed, we will have to shorten our planning horizons and replace certain computerized functions, like inventory and work-in-process tracking, billing and order processing, with manual systems. Any delay in completing the project could result in part shortages and slow the delivery of products to our customers. We believe that all of our major computer systems will be rendered Year-2000 compliant. If we do not complete the modifications and conversions in a timely manner, the Year-2000 issue could have a material impact on our operations. See "Business-- Management Information Systems."

    We have also polled the manufacturers of our computerized numerical control manufacturing/ production equipment. These manufacturers have informed us that there are no Year-2000 issues with respect to these computerized numerical control equipment at our Shady Grove, Pennsylvania and Waverly, Nebraska facilities. We are also conducting an internal review of our computerized numerical control equipment to confirm the equipments' Year-2000 readiness. Although we believe that the Year-2000 issue will not have a material adverse impact on our computerized numerical control equipment, there can be no assurance that it will not.

    In addition, we have initiated communications with suppliers and customers to determine the extent to which we may be vulnerable to their failure to remediate their own Year-2000 issues. There can be no guarantee that the systems of other companies on which our systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with our systems, would not have material adverse effect on us. However, based on our current assessment, we believe that the Year-2000 issue will not have a material adverse impact on our future results of operations or financial conditions, although there can be no assurance that this will be the case.

IMPACT OF CONVERSION BY THE EUROPEAN UNION TO A COMMON CURRENCY

    On January 1, 1999, eleven of the fifteen member countries of the European Union established fixed conversion rates between their existing currencies and the euro, a new European currency, and adopted the euro as their common legal currency. Either the euro or a participating country's existing currency will be accepted as legal tender until January 1, 2002, from which date forward only the euro will be accepted. The euro will be implemented initially as an additional currency both in domestic and foreign markets for European businesses domiciled in the European monetary zone. In fiscal 1998, we derived approximately 18% of our revenues from operations in member countries of the European monetary union.

    We initiated an assessment of euro-related issues and their impact on information systems, currency exchange rate risk, employment and benefits, taxation, contracts, competition, selling prices and costs, communications, finance and administration. Initially we intend to continue to do business in the national currencies of the countries adopting the euro. We will accommodate customers and vendors who wish to do business in the euro. During fiscal 1999 and 2000 we intend to upgrade our information systems in Germany and France to facilitate our ability to transact all business using the euro by January 1, 2002. After this date all of our transactions in countries participating in the euro conversion will be based solely on the euro. We do not currently expect the cost of these modifications to have a material effect on our results of operations or financial condition.

    We have outstanding foreign exchange contracts involving the currencies of countries participating in the euro conversion. We believe that conversion to the euro may reduce our exposure to exchange rate risk, due to the netting effect of having assets and liabilities denominated in a single currency as opposed to the various legacy currencies. As a result, our foreign exchange hedging costs could be reduced. Conversely, because there will be less diversity in our exposure to foreign currencies, movements of the euro's value relative to the United States dollar could have a more pronounced effect, whether positive or negative.

    The United Kingdom, which, in fiscal 1998, accounted for approximately 10% of our consolidated net sales, did not participate in the euro conversion. We are considering the potential impact which the United Kingdom's nonparticipation might have on trading activities with countries participating in the euro conversion as well as on internal United Kingdom operations.

    We do not expect the euro conversion, including the costs of implementation, to have a material adverse effect upon our results of operations, financial condition or cash flow. However, we cannot guarantee that, with respect to the euro conversion, all problems, including long-term competitive implications of the conversion, will be foreseen and corrected, that no material disruption of our business will occur, or that there will be no delays in the dates targeted by us for the euro conversion process.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our principal market risk exposure is changing interest rates, primarily changes in short-term interest rates. We do not enter into financial instruments for trading or speculative purposes. Our policy is to manage interest rates through use of a combination of fixed and floating rate debt. We may also use derivative financial instruments to manage our exposure to interest rate risk. A summary of the principal financial instruments which are subject to interest rate risk at January 2, 1999 is as follows (dollars in thousands):

                                                                  AMOUNT OUTSTANDING AT    INTEREST
DESCRIPTION                                                          JANUARY 2, 1999         RATE      FAIR VALUE
----------------------------------------------------------------  ---------------------  ------------  ----------
Grove Worldwide's Revolving Credit Facility.....................       $        --       Floating      $       --
Grove Worldwide's Term Loan Facility............................       $   184,000       Floating      $  184,000
Grove Worldwide's Senior Subordinated Notes.....................       $   225,000             9.25%   $  184,500
Grove Holdings' Senior Discount Debentures......................       $    88,000            11.625%  $   31,680
Grove Investors' Debentures.....................................       $    54,004            14.50%   $   33,466

    At Grove Worldwide's option, loans under the revolving credit facility and term loan facility bear interest (a) in the case of loans in United States dollars, at the highest of (x) 1/2 of 1.0% in excess of the federal funds effective rate (y) 1.0% in excess of a certificate of deposit rate and (z) the bank's prime rate, plus the applicable margin, or (b) in the case of all loans, the relevant euro currency rate, plus the applicable margin. The applicable margin will vary based upon Grove Worldwide's operating results and will range between 1.25% and 2.25% for borrowings under the revolving credit facility and between 2.0% and 2.5% for borrowings under the term loan facility. As of January 2, 1999, the margins for borrowings under the revolving credit facility were 2.25% and the margins for borrowings under the term loan facility were 2.5%. The average interest rate on borrowings under the term loan facility was 8.33% for the three months ended January 2, 1999.

    The revolving credit facility expires in fiscal 2005. The term loan facility matures in fiscal 2006 and must be repaid in semi-annual installments in April and October of each year in an aggregate amount of (1) $2,000 for the first six years, (2) $88,000 during the fiscal 2005 and (3) the balance in fiscal 2006. The senior subordinated notes mature in fiscal 2008. The senior discount debentures mature in fiscal 2009. The senior discount debentures require no cash payments prior to November 2003 except in limited circumstances. The debentures mature in fiscal 2010. The debentures require no cash payments until maturity except in limited circumstances.

    We have an interest rate collar to manage exposure to fluctuations in interest rates on $100.0 million of our floating rate long-term debt through September 2001. Under the agreement we will receive, on a $100.0 million notional amount, three month LIBOR and pay 6.5%, anytime LIBOR exceeds 6.5%, and will receive three month LIBOR and pay 5.19% anytime LIBOR is below 5.19%. The agreement effectively caps our exposure on $100.0 million of our floating rate debt at 6.5% plus the applicable margin.

    Movement in foreign currency exchange rates creates risk to our operations to the extent of sales made and costs incurred in foreign currencies. The major foreign currencies in which we do business are the British pound sterling, German mark and French franc. In addition, changes in currency exchange rates can affect the competitiveness of our products and could result in management reconsidering pricing strategies to maintain market share. Specifically, we are most sensitive to changes in the German mark. In the three months ended January 2, 1999, approximately 36% of our net sales were transacted in foreign currencies and approximately 24% were transacted in the German mark. During the past three fiscal years, the impact of currency fluctuations has not had significant impact on our results of operations. Had the average exchange rate for our foreign currencies been 10% higher in fiscal 1998 our reported earnings would have been higher by $2.0 million for the seven months ended April 28, 1998 and $1.1 million for the five months October 3, 1998. Based on our overall currency rate exposure at January 2, 1999, a 10% change in currency rates would not have had a material effect on our financial position, results of operations or cash flows.

    To manage currency risk, our practice is to contract for purchases and sales of goods and services in the functional currency of our subsidiary executing the transaction. To the extent the purchases or sales are in currencies other than the functional currency of the subsidiary, we generally purchase forward contracts to hedge firm purchase and sales commitments. As of January 2, 1999, we were a party to seven forward contracts with an aggregate value of $4.0 million. These forward contracts generally have average maturities of less than three months. We have not taken any actions at this time to hedge our net investment in foreign subsidiaries but may do so in the future.

    We do not have any commodity contracts.

ENVIRONMENTAL MATTERS

    We generate hazardous and non-hazardous waste in the normal course of our manufacturing operations. As a result, we are subject to a wide range of Federal, state, local and foreign environmental laws, that:

    - govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes; and

    - impose liability for the costs of cleaning up, and damages resulting from, sites of past spills, disposals or other releases of hazardous substances.

In order to comply with these laws , we have to make expenditures on a continuing basis. We do not expect that these expenditures will have a material adverse effect on our financial condition or results of operations.

    In 1990, the Clean Air Act was amended to establish a list of 189 toxic air pollutants that must be controlled using maximum achievable control technology as prescribed by the Environmental Protection Agency. We believe that by 2003 we will need to comply with the maximum achievable control technology regulations with respect to our surface coating air omissions. At this time, we do not expect the cost of compliance with these regulations to have a significant impact on us.

CHANGE IN ACCOUNTING STANDARDS

    In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. Management will adopt the provisions of this Standard in fiscal 1999. At this time, management has not definitively determined the content or nature of our segment reporting.

    In 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. Management has not yet evaluated this statement's impact on our financial condition or results of operations. Adoption of this statement will be required for fiscal 2000.

    In 1998, the Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." This Statement provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. We intend to adopt the pronouncement in fiscal 2000.

                               THE EXCHANGE OFFER

GENERAL

    We are offering to exchange up to $56,652,000 aggregate principal amount of registered debentures for the same aggregate principal amount of outstanding debentures properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the outstanding debentures. Your participation in the exchange offer is voluntary and you should carefully consider whether to accept this offer.

    On the date of this prospectus, $56,652,000 aggregate principal amount of the outstanding debentures is outstanding. We are sending this prospectus,
together with the letter of transmittal, on approximately             , 1999, to
all holders of outstanding debentures that we are aware of. Our obligations to accept outstanding debentures for exchange pursuant to the exchange offer are limited by the conditions listed under "Conditions to the Exchange Offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

    We issued and sold $47,375,000 in principal amount of the outstanding debentures on April 29, 1998 in a transaction exempt from the registration requirements of the Securities Act. Because the transaction was exempt under the Securities Act, you may re-offer, resell, or otherwise transfer the outstanding debentures only if registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available. We issued $9,277,000 of additional debentures as interest payments in lieu of paying interest in cash.

    In connection with the issuance and sale of the outstanding debentures, we entered into the registration rights agreement, which requires us to:

    - file with the SEC a registration statement relating to the exchange offer not later than April 29, 1999 (365 days after the date of issuance of the outstanding debentures);

    - use our reasonable best efforts to cause the registration statement relating to the exchange offer to become effective under the Securities Act not later than August 27 1999 (485 days after the date of issuance of the outstanding debentures); and

    - cause the exchange offer to be completed not later than 30 business days after the date of the effectiveness of the Registration Statement.

In addition, there are circumstances where we are required to use our reasonable best efforts to file a shelf registration statement with respect to resales of the debentures not later than 60 days after the filing obligation arises and cause the shelf registration statement to become effective not later than 120 days after the date that we become obligated to file the shelf registration statement. We have filed a copy of the registration rights agreement as an exhibit to the registration statement that this prospectus forms a part of and that has been filed with the SEC.

    We are making the exchange offer to satisfy our obligations under the registration rights agreement. Otherwise, we are not required to file any registration statement to register any outstanding debentures. Holders of outstanding debentures that do not tender their outstanding debentures or whose outstanding debentures are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their outstanding debentures.

TERMS OF THE EXCHANGE

    We are offering to exchange, upon the terms of this prospectus and the letter of transmittal, $1,000 in principal amount at maturity of registered debentures for each $1,000 in principal amount at maturity of the outstanding debentures. The terms of the registered debentures are the same in all material respects, including principal amount, interest rate, maturity and ranking, as the terms of the outstanding debentures for which they may be exchanged pursuant to the exchange offer, except that the registered debentures have been registered under the Securities Act and, therefore, will not be subject to restrictions on transfer applicable to the outstanding debentures and will be entitled to registration rights only under limited circumstances. The registered debentures will evidence the same indebtedness as the outstanding debentures and will be entitled to the benefits of the indenture. See "Description of Debentures."

    The exchange offer is not conditioned upon any minimum aggregate amount of outstanding debentures being tendered for exchange.

    We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the registered debentures issued pursuant to the exchange offer in exchange for the outstanding debentures may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff in a series of no-action letters issued to third parties, we believe that registered debentures issued pursuant to the exchange offer in exchange for outstanding debentures may be offered for sale, resold and otherwise transferred by any holder of registered debentures, other than any holder which is:

    - an affiliate of ours or

    - a broker-dealer that purchases debentures from us to resell pursuant to Rule 144A under the Securities Act or any other available exemption, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the registered debentures are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the registered debentures and neither the holder nor any other person is participating in or intends to participate in a distribution of the registered debentures.

Since the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the registered debentures may be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of registered debentures. If you are a broker-dealer that receives registered debentures for your own account in exchange for outstanding debentures, where your outstanding debentures were acquired by you as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the registered debentures. See "Plan of Distribution."

    You will not be required to pay brokerage commissions or fees or, if you comply with the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the outstanding debentures pursuant to the exchange offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The exchange offer will expire at 5:00 p.m., New York City time, on
            , 1999, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act. We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any outstanding debentures, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date. During any extension, all outstanding debentures previously tendered will remain subject to the exchange offer unless properly withdrawn.

    We also reserve the right to:

    - end or amend the exchange offer and not to accept for exchange any outstanding debentures not previously accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer" which have not been waived by us; and

    - amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to you, whether before or after any tender of the outstanding debentures.

If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.

PROCEDURES FOR TENDERING OUTSTANDING DEBENTURES

    Your tender to us of your outstanding debentures and our acceptance of the debentures will constitute a binding agreement between you and us on the terms contained in this prospectus and in the letter of transmittal.

    You may tender outstanding debentures by:

    - properly completing and signing the letter of transmittal or a facsimile copy of the letter; and delivering the letter, together with the certificate or certificates representing the outstanding debentures being tendered and any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent at its address listed below on or before the expiration date; or

    - complying with the procedure for book-entry transfer described below; or

    - complying with the guaranteed delivery procedures described below.

    If your outstanding debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the debentures, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering the outstanding debentures, either make appropriate arrangements to register ownership of the outstanding debentures in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    THE METHOD OF DELIVERING THE OUTSTANDING DEBENTURES, LETTERS OF TRANSMITTAL AND ALL OF THE REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT YOU USE REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO DEBENTURES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO US.

    If tendered outstanding debentures are registered in the name of the person who signs the letter of transmittal and the registered debentures to be issued in exchange for the tendered debentures are to be issued in the name of the registered holder, the signature of the signer need not be guaranteed.

In addition, if any untendered outstanding debentures are to be reissued in the name of the registered holder, the signature need not be guaranteed. Registered holder shall include any participant in The Depository Trust Company whose name appears on a security listing as a owner of outstanding debentures.

    In any other case, the tendered outstanding debentures must be endorsed or accompanied by written instruments of transfer, in form satisfactory to us and duly executed by the registered holder. The signature on the endorsement or instrument of transfer must be guaranteed by an eligible institution. The following are considered eligible institutions:

    - a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.,

    - a clearing agency,

    - an insured credit union,

    - a savings association or a commercial bank, or

    - trust company having an office or correspondent in the United States.

If the registered debentures and/or outstanding debentures not exchanged are to be delivered to an address other than that of the registered holder appearing on the debenture registrar for the outstanding debentures, the signature in the letter of transmittal must be guaranteed by an eligible institution.

    We understand that the exchange agent has confirmed with The Depository Trust Company that any financial institution that is a participant in The Depository Trust Company's system may use its Automated Tender Offer Program to tender outstanding debentures. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that The Depository Trust Company establish an account relating to the outstanding debentures for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding debentures by causing The Depository Trust Company to transfer the outstanding debentures into the exchange agent's account in accordance with the Automated Tender Offer Program procedures for transfer. However, the exchange of the outstanding debentures will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of an agent's message, an appropriate letter of transmittal with any registered signature guarantee, and any other documents required. The term agent's message means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, stating that The Depository Trust Company has received an express acknowledgment from a participant tendering outstanding debentures which are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant.

    If you want to tender outstanding debentures in the exchange offer and time will not permit a letter of transmittal or outstanding debentures to reach the exchange agent before the expiration date or you cannot comply with the procedure for book-entry transfer on a timely basis, a tender may be effected if the exchange agent has received at its address listed below before the expiration date, a letter, telegram or facsimile transmission from an eligible institution listing your name and address, the names in which the outstanding debentures are registered and, if possible, the certificate number of the outstanding debentures to be tendered, and stating that the tender is being made by the letter, telegram or facsimile transmission and guaranteeing that within three business days after the expiration date, the outstanding debentures in proper form for transfer, or a confirmation of book-entry transfer of the outstanding debentures into the exchange agent's account at The Depository Trust Company, will be delivered by the eligible institution together with a properly completed and duly executed letter of transmittal, and any other required documents. Unless outstanding debentures being tendered by the method described in the proceeding sentence are deposited with the exchange agent within the time period described in the proceeding sentence and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. You may obtain copies of the notice of guaranteed delivery from the exchange agent.

    Your tender will be deemed to have been received when:

    - the exchange agent receives your properly completed and duly signed letter of transmittal accompanied by the outstanding debentures, or a confirmation of book-entry transfer of such outstanding debentures into the exchange agent's account at The Depository Trust Company; or

    - a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

We will issue registered debentures in exchange for outstanding debentures tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution only when the exchange agent receives (1) the letter of transmittal and any other required documents and (2) the tendered outstanding debentures.

    We will determine all questions regarding the validity, form, eligibility, time of receipt and acceptance of outstanding debentures tendered for exchange. You should be aware that:

    - We reserve the absolute right to reject any and all tenders of any particular outstanding debentures not properly tendered or not to accept any particular outstanding debentures which acceptance might, in our judgment or that of our counsel, be unlawful.

    - We reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding debentures either before or after the expiration date, including the right to waive the ineligibility of any holder that seeks to tender outstanding debentures in the exchange offer.

    - Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions, shall be final and binding on all parties.

    - Unless waived, any defects or irregularities in connection with tenders of outstanding debentures for exchange must be cured within a reasonable period of time as we shall determine.

    - Neither we, the exchange agent nor any other person shall have any duty to give notification of any defect or irregularity with respect to any tender of outstanding debentures for exchange.

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding debentures, the outstanding debentures must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the outstanding debentures.

    If the letter of transmittal or any outstanding debentures or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should indicate they are acting in that capacity when signing, and, unless waived by us, you should provide evidence of their authority to act in that capacity.

    If you tender, you will be representing to us that:

    - the registered debentures you acquire pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving registered debentures, whether or not the person is the holder;

    - you are not an affiliate of ours;

    - you are not participating in, and do not intend to participate in, and have no arrangement or understanding with any person to participate in, a distribution of the outstanding debentures or the registered debentures; and

    - if you are a broker or dealer registered under the Exchange Act, you will receive the registered debentures for your own account in exchange for outstanding debentures that were acquired as a result of market-making activities or other trading activities. You must acknowledge that you will deliver a prospectus in connection with any resale of the registered debentures. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    By signing and returning the letter of transmittal you will be agreeing to the following terms and conditions, which are part of the exchange offer.

    - You are exchanging, assigning and transferring the outstanding debentures to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the outstanding debentures to be assigned, transferred and exchanged.

    - You represent and warrant that you have full power and authority to tender, exchange, assign and transfer the outstanding debentures and acquire registered debentures issuable upon the exchange of tendered outstanding debentures.

    - When we accept outstanding debentures are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding debentures, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

    - You will, upon request execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding debentures or transfer ownership of such outstanding debentures on the account books maintained by The Depository Trust Company.

    - Your acceptance of any tendered outstanding debentures by us and the issuance of registered debentures in exchange for the debenture will constitute performance in full by us of our obligations under the registration rights agreement to complete the exchange offer.

All authority conferred by you will survive your death or incapacity and every obligation of yours will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators. You will also make the representations described above under "Procedures for Tendering Outstanding Debentures."

WITHDRAWAL RIGHTS

    You may withdraw your tenders of outstanding debentures at any time before 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal, sent by telegram, facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

    - specify the name of the person that tendered the outstanding debentures to be withdrawn;

    - identify the outstanding debentures to be withdrawn, including the certificate number or numbers and principal amount of such outstanding debentures;

    - specify the principal amount of outstanding debentures to be withdrawn;

    - include a statement that the holder is withdrawing its election to have the outstanding debentures exchanged;

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding debentures were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the outstanding debentures into the name of the person withdrawing the tender; and

    - specify the name in which any of the outstanding debentures are to be registered, if different from that of the person that tendered the outstanding debentures.

    The exchange agent will return the properly withdrawn outstanding debentures promptly following receipt of notice of withdrawal. If outstanding debentures have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn outstanding debentures or otherwise comply with The Depository Trust Company's procedures.

    Any outstanding debentures withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any outstanding debentures which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding debentures tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company pursuant to its book-entry transfer procedures, the outstanding debentures will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding debentures may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Debentures" above at any time on or before the expiration date.

ACCEPTANCE OF OUTSTANDING DEBENTURES FOR EXCHANGE; DELIVERY OF REGISTERED
  DEBENTURES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all outstanding debentures properly tendered and will issue the registered debentures promptly after the acceptance. See "--Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding debentures for exchange, give notice of acceptance to the exchange agent.

    For each outstanding debenture accepted for exchange, the holder of the outstanding debenture will receive a registered debenture having a principal amount at maturity equal to that of the surrendered outstanding debenture.

    In all cases, we will issue registered debentures for outstanding debentures that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the outstanding debentures or a book-entry confirmation of the outstanding debentures into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents.

CONDITIONS TO THE EXCHANGE OFFER

    We will not be required to accept for exchange, or to issue registered debentures in exchange for, any outstanding debentures and may end or amend the exchange offer, by notice to the exchange agent or by a timely press release, if at any time before the acceptance of the outstanding debentures for exchange or the exchange of the registered debentures for the outstanding debentures, any of the following conditions exist:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

    - any change, or any development involving a prospective change, shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we become aware of facts that have or may have adverse significance with respect to the value of the outstanding debentures or the registered debentures or that may materially impair the contemplated benefits of the exchange offer to us; or

    - any law, rule or regulation or applicable interpretation of the staff of the SEC is issued or promulgated which, in our good faith determination, does not permit us to effect the exchange offer; or

    - any governmental approval has not been obtained, which we think is necessary for the completion of the exchange offer; or

    - there shall have been proposed, adopted or enacted any law, statute, rule or regulation, or an amendment to any existing law, statute, rule or regulation, which might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

    - there shall occur a change in the current interpretation by the staff of the SEC which permits the registered debentures issued pursuant to the exchange offer in exchange for outstanding debentures to be offered for resale, resold and otherwise transferred by holders, other than any holder that is a broker-dealer or an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the registered debentures are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of such registered debentures.

    We reserve the right to end the exchange offer and reject for exchange any outstanding debentures upon the occurrence of any of the preceding conditions. In addition, we may amend the exchange offer at any time before the expiration date if any of these conditions exist.

    In addition, we will reject for exchange any outstanding debentures tendered, and no registered debentures will be issued in exchange for any outstanding debentures, if at the time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. If any stop order is in effect we will be required to use our best efforts to obtain its withdrawal at the earliest possible time.

    The exchange offer is not conditioned upon any minimum principal amount of outstanding debentures being tendered for exchange.

EXCHANGE AGENT

    We have appointed the United States Trust Company of New York as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent the addresses listed below:

BY HAND UP TO 4:30 PM:                         United States Trust Company of New York
                                               111 Broadway
                                               Lower Level
                                               New York, New York 10006
                                               Attention: Corporate Trust Services
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

BY OVERNIGHT COURIER AND BY                    United States Trust Company of New York
HAND AFTER 4:30 PM ON THE                      770 Broadway, 13th Floor
EXPIRATION DATE ONLY:                          New York, New York 10003
                                               Attention: Corporate Trust Services
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

BY REGISTERED OR CERTIFIED MAIL:               United States Trust Company of New York
                                               Post Office Box 844
                                               New York, New York 10276-0844
                                               Attention: Corporate Trust Services, Cooper
                                               Station
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

    You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number listed above.

    DELIVERY TO AN ADDRESS OTHER THAN AS LISTED ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS BY A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

    We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate that those expenses will be, in the aggregate, approximately $135,000, including fees and expenses of the exchange agent and trustee, registration fees, accounting, legal and printing expenses and other related fees and expenses.

    Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein. The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of outstanding debentures in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction and extend the exchange offer to holders of outstanding debentures in the jurisdiction concerned.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding debentures under the exchange offer. If, however, certificates representing registered debentures or outstanding debentures for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding debentures tendered, or if tendered outstanding debentures are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding debentures pursuant to the exchange offer, then the amount of the transfer taxes whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

    The registered debentures will be recorded at the carrying value of the outstanding debentures as reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of registered debentures for outstanding debentures. We will amortize the expenses incurred in connection with the issuance of the registered debentures over the term of the registered debentures.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not exchange your outstanding debentures for registered debentures pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the outstanding debentures as described in the legend on the debentures. In general, the outstanding debentures may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding debentures under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the outstanding debentures by the holders of debentures who satisfy conditions relating to the provision of information in connection with the shelf registration statement. See "Description of Debentures--Registration Rights; Liquidated Damages."

    Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your outstanding debentures. See "Federal Income Tax Consequences."

    As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding debentures pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your outstanding debentures in the exchange offer you will be entitled to all the rights and limitations applicable to the outstanding debentures under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer. To the extent that outstanding debentures are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, outstanding debentures could be adversely affected. See "Risk Factors--If you do not exchange your outstanding debentures for registered debentures, your debentures will continue to have restrictions on transfer."

    We may in the future seek to acquire, subject to the terms of the indenture, untendered outstanding debentures in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of these purchases or offers may differ form the terms of the exchange offer.

RESALE OF REGISTERED DEBENTURES

    As noted above, we are making the exchange offer in reliance on the position of the staff of the SEC in interpretive letters addressed to third parties in other transactions. However, we have not sought an interpretive letter from the staff and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in past interpretive letters to third parties. Any holder who is an affiliate of ours or who has an arrangement or understanding with respect to the distribution of the registered debentures to be acquired pursuant to the exchange offer, or any broker-dealer who purchased outstanding debentures from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

    - cannot rely on the applicable interpretations of the staff and

    - must comply with the registration and prospectus delivery requirements of the Securities Act.

A broker-dealer who holds outstanding debentures that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an underwriter within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of registered debentures. Each broker-dealer that receives registered debentures for its own account in exchange for outstanding debentures, where the outstanding debentures were acquired by a broker-dealer as a result of market-making activities or other trading activities must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the registered debentures. A secondary resale transaction in the United States by a holder using the exchange offer to participate in a distribution of outstanding debentures must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. See "Plan of Distribution."

    In addition, to comply with the securities laws of some jurisdictions, the registered debentures may be offered or sold only if they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and is complied with. We have agreed, pursuant to the registration rights agreement and subject to specified limitations in the registration rights agreement, to register or qualify the registered debentures for offer or sale under the securities or blue sky laws of these jurisdictions as any holder of the registered debentures reasonably requests. Registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any registered debentures.

                                    BUSINESS

    Through Grove Worldwide, we are a leading international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. In North America, Grove Crane, our largest operating division, has a number one market position and a 41% market share. Commercial and residential building contractors, as well as industrial, municipal and military end-users use our products in a wide variety of applications. We market our products to independent equipment rental companies and directly to end-users under three widely recognized brand names--Grove Crane, Grove Manlift and National Crane. We believe we have achieved a leading position in each of our principal markets due to our:

    -  strong brand name and reputation for quality products;

    -  superior customer service;

    -  established network of distributors;

    -  broad product line; and

    -  commitment to superior engineering design and product innovation.

    We sell our products in over 50 countries primarily through an established, global network of approximately 240 independent distributors. Our major markets are listed below.

                                                                                PERCENTAGE OF
                                                                               OUR FISCAL 1998
GEOGRAPHICAL MARKET                                                          NEW EQUIPMENT SALES
------------------------------------------------------------------------  -------------------------
North America...........................................................                 70%
Europe..................................................................                 21%
Latin America...........................................................                  4%
Africa and the Middle East..............................................                  3%
Asia....................................................................                  2%

    We market our products through three operating divisions:

    - GROVE CRANE, which accounted for approximately 69% of our net sales in 1997 and 66% of our net sales in 1998, designs and manufactures over 40 models of mobile hydraulic cranes.

    - GROVE MANLIFT, which accounted for approximately 23% of our net sales in 1997 and 24% of our in 1998 net sales, designs and manufactures over 50 models of aerial work platforms.

    - NATIONAL CRANE, which accounted for approximately 8% of our net sales in 1997 and 10% of our net sales in 1998, designs and manufactures over 10 models of telescoping and 14 models of articulating truck-mounted cranes. Telescoping and articulating cranes are mounted on a standard truck chassis or on a pedestal at a fixed location.

    COMPETITIVE STRENGTHS

    We believe that we benefit from the following competitive strengths:

    - MARKET POSITIONS. Our three operating divisions have established a leading position in most of their principal markets.

                                                                                        MARKET          MARKET
DIVISION                                PRODUCTS              PRINCIPAL MARKETS       POSITION(1)      SHARE(1)
----------------------------  ----------------------------  ---------------------  -----------------  -----------
Grove Crane.................  Mobile Hydraulic Cranes       North America (2)                  1            41.0%
                                                            Europe (2)                         2            14.0%

Grove Manlift...............  Aerial Work Platforms         North America                      3             8.5%
                                                            Europe                             5            14.7%

National Crane..............  Truck-Mounted Cranes:                                                         43.0%
                              Telescoping                   North America                      1            13.0%
                              Articulating                  North America (3)                  4

    - STRONG BRAND NAME AND REPUTATION FOR QUALITY PRODUCTS. We have created significant brand awareness as a result of our innovative designs, quality products and product reliability. With over 100,000 units sold during the past 50 years, we believe that we currently have one of the industry's largest installed bases of cranes and aerial work platforms. The quality of our products and the value of our brand name are reflected in the North American marketplace, where we believe that our cranes generally command premium prices and have higher residual values than comparable products manufactured by our competitors. For example, Grove Crane's products typically have residual values in excess of 50.0% of their original cost after five years, which management believes is significantly greater than the average residual value of our competitors' products.

    - SUPERIOR CUSTOMER SERVICE. We are committed to providing superior training, sales and service support to our distributors and end-users as a standard part of our sales and marketing effort. Management believes that no other major competitor matches the extent and quality of our customer support services and that these services significantly contribute to our ability to charge premium prices for our products. In addition, we have focused on providing ready availability of service parts. For example, in fiscal 1998, we shipped over 90.0% of our replacement parts within 24 hours after receipt of an order. After-market sales for parts and services accounted for 11.4% of our net sales and 34.0% of gross profits in fiscal 1998. These sales typically have higher gross margins and are less cyclical than new equipment sales.

------------------------

    (1) Market share data for Grove Manlift's share of the North American aerial work platform market is based on fiscal 1998 revenues. Market share data for Grove Crane is based on units shipped during calender 1998. All other market share data is based on units shipped during fiscal 1998. With respect to aerial work platforms, we believe that because Grove Manlift primarily competes in the North American market for larger, high-end aerial work platforms, comparisons based on revenues are more appropriate. Market data is derived from industry statistics together with our estimates and including, as applicable, our assumptions regarding unit price.

    (2) Excludes companies that do not report to any statistical groups.

    (3) In the United States, we have a number three market position and a 17% market share. National Crane has only a nominal presence in the Canadian market for articulating cranes.

    - ESTABLISHED NETWORK OF DISTRIBUTORS. We benefit from an established base of approximately 240 independent distributors located in 50 countries around the world. Over two-thirds of Grove Crane's North American distributors have sold our products for over 10 years. We believe that, in many cases, our products represent an important portion of our distributors' business. Many of these distributors also represent Caterpillar Inc. or Komatsu Ltd. and, as such, are considered among the best-capitalized in the industry. We believe that the strength of our distributor network is an important competitive advantage. For example, within twelve months after acquiring the mobile hydraulic crane business of Fried.Krupp in August 1995, by using Grove's brand name and distribution network we increased annual sales in the United States of the cranes, formerly manufactured by Fried.Krupp, by 100% from approximately 40 units in 1995 to approximately 80 units in 1996.

    - BROAD PRODUCT LINE. We believe that we have the broadest product line in the industry. Our three operating divisions offer 10 product categories and over 120 models. We believe the breadth of our product line enables us to more effectively serve the equipment rental market, which we estimate represents approximately 80% of our net sales. Our broad product line allows us to satisfy the rental market's demand for models addressing specific end-user needs, while also providing customers the opportunity to save on support, maintenance and training costs by purchasing from a single manufacturer.

    BUSINESS STRATEGY

    Our management team expects to capitalize on the experience and expertise of senior management as we implement our operations improvement program. We are led by Salvatore J. Bonanno who joined us in March 1998 from Foamex International Inc., where he headed an organizational restructuring designed to reduce manufacturing and overhead costs. We are implementing the operations improvement program and the other key elements of our business strategy described below to reach our objective of increased net sales and EBITDA.

    - PROVIDING SUPERIOR PRODUCTS. We maintain a commitment to superior engineering design and technological innovation. We believe that we have the most extensive engineering capability in the crane industry. Our engineering group focuses on developing innovative, high performance and low maintenance products that satisfy the demands of our customers. Together with our manufacturing and marketing staff, engineers seek to use new technologies and effectively introduce new products. For example, we have introduced lighter booms with greater lifting capacity, electronic controls that facilitate operations and product features that enhance safety and increase versatility. We believe that the greater sophistication of our products contributes to our ability to sustain higher residual values. We intend to intensify our efforts to design products that meet evolving customer needs while reducing manufacturing costs and the period from product conception to introduction.

    - EXPANDING EXISTING INTERNATIONAL BUSINESS. We intend to use our significant brand awareness and strong distribution network to expand our existing international business selectively. As an industry leader, we believe we are well-positioned to increase sales internationally as infrastructure development in existing and emerging markets stimulates demand for cranes and aerial work platforms. In 1995, we expanded our product offerings and strengthened our manufacturing and distribution presence in Europe by acquiring the mobile hydraulic crane business of Fried.Krupp in Germany and the aerial work platform business of Delta Systems in France. In addition, all of our manufacturing facilities have received ISO 9001 certifications, which enhances our international marketing efforts.

    - CAPITALIZING ON THE GROWTH OF THE GROVE WORLDWIDE AERIAL WORK PLATFORM MARKET. We seek to capitalize on the increasing recognition that aerial work platforms are an economical and safe alternative to scaffolding and ladders. The North American aerial work platform industry experienced a compound annual growth rate in total unit shipments from 1992 to 1997 of 32%. In 1998, approximately 57,000 aerial work platforms were shipped in North America while only 19,000 units were shipped in markets outside of North America. We expect to generate increased sales of aerial work platforms in international markets as international end-users recognize the productivity and safety advantages of aerial work platforms.

    THE OPERATIONS IMPROVEMENT PROGRAM

    We are implementing a comprehensive program that we believe will enable us to reduce annual costs by fiscal 2001. Our operations improvement program is intended to improve our operating efficiency and our margins by:

    -  rationalizing product lines;

    -  reducing manufacturing costs; and

    -  reducing selling, general and administrative expenses.

    In addition, we believe our operations improvement program should enable us to reduce our working capital requirements by decreasing inventory levels. It is expected that these cost savings will be offset by non-recurring costs associated with the implementation of the operations improvement program, plus consulting fees payable to George Group. Estimates of potential cost savings and implementation costs are inherently uncertain and the description of our operations improvement program should be read in conjunction with "Special Note Regarding Forward-Looking Statements" and "Risk Factors--We may not be able to achieve cost savings under our operations improvement program."

    The key components of our operations improvement program are described below:

    RATIONALIZE PRODUCT LINES. We have begun a product line rationalization program to reduce both operating costs and working capital requirements. The product line rationalization program identifies key product requirements by different customer groups within each of the markets which we serve. We will use this information to create a more focused product portfolio which, when compared to our existing product lines, will help identify opportunities to reduce components, standardize features and eliminate models. We believe that these actions will:

    -  reduce inventory;

    -  increase labor productivity;

    -  improve purchasing leverage; and

    - help reduce selling, general and administrative expenses without negatively affecting revenue.

    REDUCE MANUFACTURING COSTS. We intend to reduce the annual costs of goods sold by fiscal 2001 by rationalizing our product line and undertaking the following initiatives to improve our manufacturing process:

    - Accelerating the use of established manufacturing techniques that are designed to lower material and labor costs by redesigning products, incorporating more standardized components and allowing a simplified fabrication and assembly process. Our initial efforts during fiscal 1998 resulted in greater than 15% reduction in labor costs for a test model.

    - Consolidating sourcing by using fewer suppliers to meet our global requirements. As a result of our product rationalization program, we expect to purchase a greater volume of fewer components, enabling us to reduce the number of suppliers and the cost of supplies.

    -  Implementing other procedures to reduce manufacturing costs, including:
       (1) improving planning and scheduling by introducing continuous flow manufacturing principles and integrating our new management information system; (2) improving product flow and reducing cycle time to increase manufacturing flexibility and capacity; and (3) shifting the production of certain models and components to facilities where they can be more efficiently produced.

    REDUCE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. We believe we can reduce annual selling, general and administrative expenses by approximately $10 million to $20 million by fiscal 2001 by reducing redundant functions across facilities, utilizing our new management information system and streamlining existing business processes, including redesigning sales and administrative functions. See "Business--Management Information Systems."

    INDUSTRY OVERVIEW

    The markets in which we compete include North America (the United States and Canada), Latin America (Central and South America), Europe, Africa, the Middle East and Asia. All statistical and numerical information contained below are based on industry data, which we have not independently verified, together with our estimates and assumptions regarding unit prices.

MOBILE HYDRAULIC CRANES (GROVE CRANE)

    Approximately 8,160 mobile hydraulic cranes worth $2.7 billion were sold worldwide in fiscal 1998. Demand in the crane industry primarily depends on industrial and construction activity and replacement cycles for existing cranes. Because of the different demands of each project, including boom lengths and lifting capacities, contractors, particularly those in North America, tend to rent specific machines as needed rather than own a fleet of machines with varying capabilities. We estimate that 80% of all new sales in North America are made to the equipment rental market. In periods of economic recovery, rising end-user demand is initially reflected in rising rental fleet utilization. Then, as rental fleet utilization reaches a maximum level, new orders for cranes generally tend to increase.

    In 1998, demand for mobile hydraulic cranes in North America was approximately 2,600 machines, representing 32% of global demand. From 1993 to 1998, demand in North America grew at a compound annual growth rate of 19%.

    Demand for mobile hydraulic cranes in Europe was approximately 2,100 machines in 1998, representing 26% of global demand. Since 1993, demand in Europe has experienced little growth. European construction activity has remained at recessionary levels for the last five years. We believe that this initially was due to a cyclical downturn and more recently to fiscal tightening as European countries met the budget deficit targets established by the Maastricht Treaty. We believe that we are well positioned to participate in any cyclical improvements in Europe due to our local manufacturing operations, strong local distribution and our established market position in the region. We believe that European growth could act as a buffer to a possible future economic downturn in the United States.

    In addition to North America and Europe, markets for mobile hydraulic cranes include Africa, the Middle East, Asia, notably Japan, and Latin America. These markets represented 42%of global demand in 1998 with approximately 3,450 units shipped. The Japanese market represents approximately 31% of the world market on a unit basis, with approximately 2,520 machines sold in 1998. We, like other crane manufacturers in the United States and Europe, have chosen not to compete in Japan due to barriers to entry.

AERIAL WORK PLATFORMS (GROVE MANLIFT)

    The aerial work platform industry in North America has developed over the past 20 years as end-users realize that aerial work platforms are an efficient and safer alternative to scaffolding and ladders. Customers use these products for indoor or outdoor applications in a variety of construction, industrial and commercial settings which require workers to be lifted to high elevations. The industry has grown rapidly because of efficiency considerations and regulations mandating safety standards for people working in elevated areas. We believe that approximately 80% of all aerial work platform sales in North America are to rental fleets. The rental market represents such a large percentage of the overall market because:

    - contractors need workers to be elevated only for limited periods during a given job, and different jobs require different platform heights, making ownership of a single specification unit uneconomical; and

    - industrial customers increasingly outsource their equipment requirements to rental providers.

    Demand for aerial work platforms is greatest in the United States. Since 1993, demand in North America has grown at a compound annual growth rate of 32%. In 1998, demand for aerial work platforms in North America was approximately 57,000 machines, representing 75% of global demand. The demand for aerial work platforms in the worldwide market, excluding North America, in comparison, was only 19,000 units in 1998. We expect increased sales of aerial work platforms in international markets, where the number of aerial work platforms remains significantly lower than in the United States.

    We expect our aerial work platform division to be an important factor in our long-term growth strategy. We expect that growth in the aerial work platform market will be driven primarily by new product introductions and applications, as well as continued compliance in the United States with government-mandated safety regulations. Furthermore, as foreign governments adopt stricter safety regulations and foreign end-users realize the efficiency benefits of using aerial work platforms, we believe that we are well-positioned to capture a share of international growth because of our existing international market presence and distribution capabilities, particularly in Europe.

TRUCK-MOUNTED CRANES (NATIONAL CRANE)

    The truck-mounted crane division manufactures both telescoping and articulating cranes. These cranes are used primarily by contractors engaged in the industrial, commercial, public works and residential construction, railroad and oil field service industries and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In 1998, demand for truck-mounted telescoping cranes in North America was approximately 2,100 machines, representing 48% of total North American demand. Since 1993, demand has grown at a compound annual growth rate of 16%. Demand for truck-mounted articulating cranes in North America was approximately 2,300 machines in 1998, representing 52% of total North American demand. Since 1993, demand has grown at a compound annual growth rate of 5%. Telescoping cranes are more popular in the United States while articulating cranes are more popular in Europe.

PRODUCTS

MOBILE HYDRAULIC CRANES (GROVE CRANE)

    We believe that, based on the superior reputation of our products as well as our strong network of distributors, we are well positioned to capitalize on any growth in the North American mobile hydraulic crane market. In addition, our product line, which is the broadest in the industry, enables rental fleet owners to provide a wide range of models for end-users while maintaining low after-market maintenance and service costs by buying from a single manufacturer. See "--Competitive Strengths."

    GROVE CRANE manufactures over 40 models of mobile hydraulic cranes, which are used primarily in industrial, commercial and public works construction and in maintenance applications to lift material at job sites. There are four main types of mobile hydraulic cranes:

    -  Rough-Terrain;

    -  All-Terrain;

    -  Truck-Mounted; and

    -  Industrial.

    In addition, Grove Crane produces three models of specialty cranes for the United States Department of Defense.

    ROUGH-TERRAIN CRANES are designed to lift materials and equipment on rough or uneven terrain. These cranes cannot be driven on highways, and, accordingly, must be transported by truck to a work -site. Grove Crane produces 15 models of rough-terrain cranes capable of working heights of up to 208 feet and maximum load capacities of up to 100 tons. We believe our line of rough-terrain-cranes is the broadest in the world.

    ALL-TERRAIN CRANES are versatile cranes designed to lift materials and equipment on rough or uneven terrain and yet are highly maneuverable and capable of highway speeds. Grove Crane produces 11 models of all-terrain cranes capable of working heights of up to 372 feet and maximum load capacities of up to 300 tons.

    TRUCK-MOUNTED CRANES are designed to provide simple set-up, long reach high capacity booms and the capability of traveling from site to site at highway speeds. These cranes are suitable for urban and suburban uses. Grove Crane produces eight models of truck-mounted cranes capable of working heights of up to 270 feet and maximum load capacities of up to 150 tons. We believe our line of truck-mounted cranes is the broadest in the world.

    INDUSTRIAL CRANES are designed primarily for plant maintenance, storage yard and material handling jobs. Grove Crane produces three models of industrial cranes capable of working heights of up to 85 feet and maximum load capacities of up to 18 tons.

AERIAL WORK PLATFORMS (GROVE MANLIFT)

    GROVE MANLIFT manufactures over 40 models of aerial work platforms which elevate workers and their materials more safely, quickly and easily than alternative methods including scaffolding and ladders. The work platform is mounted to either a telescoping or articulating boom or to a vertical scissor or mast lift mechanism. The boom lifting mechanism is mounted on a chassis powered by electric motors or gas, diesel or propane engines. Grove Manlift manufactures four types of aerial work platforms:

    -  Scissor Lift;

    -  Articulating Boom;

    -  Telescoping Boom; and

    -  Vertical Mast.

    SCISSOR LIFTS have a work platform that is mounted on top of a scissor type lifting mechanism. The lifts are designed to set up and move quickly from job to job in construction, industrial and commercial settings. Grove Manlift produces 10 models of scissor lifts capable of working heights of up to 46 feet and maximum load capacities of up to 1,750 pounds.

    ARTICULATING BOOM LIFTS have a work platform that is mounted on top of a jointed boom. These lifts are used primarily in the industrial and construction settings where articulation allows users to access elevated areas over machines or structural obstacles. Grove Manlift produces 10 models of articulating boom lifts capable of working heights of up to 131 feet with maximum load capacities of up to 600 pounds.

    TELESCOPING BOOM LIFTS have a work platform that is mounted on top of a telescoping boom and designed for strength, rigidity and resistance to deflection. These lifts are used primarily outdoors in residential, commercial and industrial construction and maintenance projects. Grove Manlift produces nine models of telescoping boom lifts capable of working heights of up to 116 feet with maximum load capacities of up to 700 pounds.

    VERTICAL MAST LIFTS have work platforms that are either mounted on top of fork-lift type devices or on push-around type devices. These lifts are designed for use by workers for general purpose indoor maintenance. Some models are for vertical lifting applications only, while others also have out-reach capabilities. Grove Manlift produces 13 models of vertical mast lifts capable of working heights of up to 46 feet with maximum load capacities of up to 500 pounds.

TRUCK-MOUNTED CRANES (NATIONAL CRANE)

    National Crane manufactures 25 models of truck-mounted cranes used primarily by contractors engaged in the industrial, commercial, public works and residential construction, railroad and oil field service industries. They are also used in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. National Crane manufactures two types of truck-mounted cranes: telescoping and articulating, and also produces four models of pedestal-mounted, fixed location cranes.

    TELESCOPING CRANES are used primarily for lifting material and personnel on a job site. National Crane produces 11 models of truck-mounted telescoping cranes capable of working heights of up to 166 feet and maximum load capacities of up to 36 tons.

    ARTICULATING CRANES are used primarily to load and unload truck beds at a job site. National Crane produces 14 models of truck-mounted articulating cranes capable of working heights of up to 71 feet and maximum load capacities of up to 28 tons.

    National Crane also produces four models of pedestal-mounted cranes designed for docks, factories, yards, and other areas where fixed, stationary lifting is required. These cranes are capable of working heights of up to 90 feet and maximum load capacities of up to 23 tons.

MARKETING AND DISTRIBUTION

GENERAL

    We benefit from an established base of approximately 240 independent distributors located in 50 countries around the world. Over two thirds of Grove Crane's North American distributors have been with us for over 10 years.

MOBILE HYDRAULIC CRANES

    We distribute our mobile hydraulic cranes primarily through a global network of independent distributors, except in Germany, France and the United Kingdom, where we have our own distributors. In addition, we sell directly to some large corporate customers and the United States Government.

    In fiscal 1998, 73% of our unit sales of mobile hydraulic cranes were derived from units shipped to North American and Latin American distributors and customers. We have longstanding relationships with our 45 North American and 24 Latin American distributors. Shipments to Europe comprised approximately 19% of our shipments in fiscal 1998 through three Company stores, located in the United Kingdom, Germany and France, and 42 third-party distributors. In fiscal 1998, unit shipments to Asia comprised approximately 2% of our total unit shipments. Africa comprised 2% and the Middle East comprised 3% of our total unit shipments in fiscal 1998.

AERIAL WORK PLATFORMS

    In fiscal 1998, aerial work platforms sold to North American distributors represented approximately 67% of our unit sales of aerial work platforms. We have 65 authorized distributors in 187 locations across North America providing coverage in most major markets. For fiscal 1998, sales to customers in Europe represented approximately 28% of our units shipped. Our 13 European dealers include independent and company-owned distributors. Three company locations in the United Kingdom, Germany and France and a major independent distributor in the Netherlands collectively accounted for more than 70% of our aerial work platform net sales in Europe.

    Asian customers purchased approximately 3% of our units shipped in fiscal 1998. Asia is supported by authorized distributors located in Hong Kong, India, Indonesia, Korea, the Philippines, Singapore/ Malaysia, Taiwan, Thailand and Vietnam and a company-owned distribution facility in Penrith, Australia. Latin American customers purchased approximately 2% of our units shipped in fiscal 1998, while African and Middle Eastern customers purchased less than 1% of our units during the same period.

TRUCK-MOUNTED CRANES (NATIONAL CRANE)

    Our North American truck-mounted crane distribution network consists of 66 distributors that carry multiple product lines, the majority of which maintain rental fleets. In addition, we have eight distributors that focus either on limited product lines and/or market niches. Certain of our "niche" distributors primarily sell to railroads and are a particular strength of our customer base.

END-USERS AND CUSTOMERS

    Mobile hydraulic cranes are primarily used by contractors engaged in industrial, commercial and public works construction, and for maintenance applications and job site material handling. Aerial work platforms are primarily used by contractors engaged in residential, commercial and industrial construction and in maintenance projects. National Crane's truck-mounted cranes are primarily used by contractors engaged in industrial, commercial, public works and residential construction, railroad and oil field service industries, and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In addition, United States railroad companies and United States equipment rental companies use our truck-mounted cranes. We also sell mobile hydraulic cranes and aerial work platforms to the United States Department of Defense and other government agencies.

    Six major customers accounted for approximately 20% of our revenues in fiscal 1996, approximately 19% of our revenues in fiscal 1997 and approximately 25% of our revenues in fiscal 1998. No one customer accounted for more than 10% of total revenue in any of the last three fiscal years. Approximately 31% of the outstanding accounts and notes receivable balance as of September 27, 1997 were due from these customers. Approximately 13% of the outstanding accounts and notes receivable balance as of October 3, 1998 were due from these customers.

DEALER FINANCING PROGRAM

    We offer some of our distributors up to 366-day inventory financing. Units sold under this program generate secured notes receivable, which we sell, from time to time, to a third-party financial institution. The terms of the notes provide that if the distributor sells the equipment before the maturity of the notes, the notes must be repaid immediately along with any interest accrued thereon.

    We have an agreement with a third-party financial institution to sell up to $65.0 million of notes receivable generated from sales of mobile hydraulic cranes, truck-mounted cranes and aerial work platforms on credit terms of up to 366 days on a revolving basis. The third-party financial institution purchases the notes receivable at face value on a 90% non-recourse basis. The agreement requires us to purchase credit insurance on behalf of the third-party to insure the 90% risk assumed by the third-party financial institution. We retain 10% of the credit risk.

ENGINEERING AND DESIGN

    Our team of engineers focuses on developing innovative, high performance, low maintenance products that create significant brand loyalty among customers. Design engineers work closely with our manufacturing and marketing staff, enabling us to quickly identify changing end-user requirements, implement new technologies and effectively introduce product innovations. We spent approximately $15.0 million in fiscal 1996, approximately $15.4 million in fiscal 1997 and approximately $14.1 million in fiscal 1998 on company-sponsored research and development activities.

MANUFACTURING AND FACILITIES

    We maintain major manufacturing and engineering facilities in Shady Grove, Pennsylvania and Wilhelmshaven, Germany, as well as plants in Tonneins, France and Waverly, Nebraska. All of our manufacturing facilities are ISO 9001 certified. We also maintain administrative and service facilities in the United Kingdom, France, Germany, and Australia, and offices in Singapore, the United Arab Emirates, and China.

    The following table shows the principal facilities that we own or lease:

                                                                                   APPROXIMATE
FACILITY LOCATION                                      TYPE OF FACILITY           SQUARE FOOTAGE   OWNED/ LEASED
--------------------------------------------  ----------------------------------  --------------  ----------------
Shady Grove, Pennsylvania...................  Manufacturing/ Headquarters             1,165,600        owned
Quincy, Pennsylvania........................  Manufacturing                              40,100        owned
Chambersburg, Pennsylvania..................  Office/Storage                             81,000        owned
Waverly, Nebraska...........................  Manufacturing/ Headquarters               303,800        owned
Sunderland, U.K.(1).........................  Warehouse/Office                          102,200        leased
Wilhelmshaven, Germany(2)...................  Manufacturing/ Storage/Office             410,400    owned/ leased
Langenfeld, Germany(3)......................  Storage/Office/ Field Testing              80,300        leased
Tonneins, France(4).........................  Manufacturing/ Storage/Office             101,900    owned/ leased
Osny, France................................  Storage/Repair/Office                      43,000        owned

------------------------

(1) The lease for the Sunderland facilities expires on December 31, 1999.

(2) We own the buildings and lease the underlying land from the Federal Republic of Germany and Fried.Krupp. The lease with the Federal Republic of Germany expires December 31, 2043 and the lease with Fried.Krupp expires December 31, 2042.

(3) The lease at Langenfeld, Germany runs through July 31, 2000.

(4) Includes two facilities, one of which is leased. The lease expires on November 29, 2004.

    We expect to be able to renew leases of leased properties or lease comparable facilities on terms commercially acceptable to us. We believe that our facilities are suitable for our operations and provide sufficient capacity to meet our requirements for the foreseeable future.

    Grove Worldwide's obligations under its credit facility are secured by a mortgage on some of its owned, domestic real properties.

COMPETITION

    The markets in which we compete are highly competitive. To compete successfully, we must remain competitive in areas of quality, value, product line, ease of use, safety, comfort and customer service. We face competition in each of our operating divisions from a number of manufacturers. Competition in each of our markets generally is based on product design, overall product quality, maintenance costs and price. The following table sets forth our primary competitors in each of our major product groups:

OPERATING DIVISIONS                       PRODUCTS                            PRIMARY COMPETITORS
------------------------------  ----------------------------  ---------------------------------------------------
Grove Crane...................  Mobile Hydraulic Cranes       Liebherr Werk Nenzing, Link-Belt Construction
                                                              Equipment Co., Mannesman DeMatic, Tadano Ltd. and
                                                              Terex Corporation.
Grove Manlift.................  Aerial Work Platforms         JLG Industries, Inc., Genie Industries, Sky Jack
                                                              Inc., The Snorkel Company, Terex Corporation and
                                                              UpRight, a division of W.R. Carpenter North
                                                              America, Inc.
National Crane................  Truck-Mounted Cranes          Fassi Gru Idrauliche Spa, Hiab BV, Iowa Mold
                                                              Tooling Co. Inc. (IMT), Manitex, Inc., Palfinger
                                                              GmbH, Pioneer Truck Cranes, manufactured by Pioneer
                                                              Engineering Corporation, Terex Corporation and USTC
                                                              Inc.

RAW MATERIALS

    The principal materials that we use in our various manufacturing processes include steel, castings, engines, tires, axles, transmissions, hydraulic components and controls, hydraulic cylinders, electric controls, motors, and a variety of other fabricated or manufactured items either purchased complete or manufactured internally. Substantially all materials are normally available from multiple suppliers but are designed and tested to meet specific requirements. Current and potential suppliers are evaluated on a regular basis on their ability to meet our requirements and standards regarding quality, delivery and value.

CYCLICALITY

    Historically, sales of our products have been subject to cyclical variations caused by, among other things, cyclical changes in general economic conditions and, in particular, in conditions in the construction industry. During periods of expansion in construction activity, we generally have benefitted from increased demand for our products. Conversely, during recessionary periods, we have been adversely affected by reduced demand for our products. Downward cycles may result in reduction of our new unit sales and pricing, which may materially and adversely impact our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Cyclicality."

BACKLOG

    Our backlog consists of firm orders for new equipment and replacement parts. Total backlog as of March 20, 1999 was approximately $232.6 million compared to total backlog as of March 21, 1998 of approximately $313.7 million. We expect to fill substantially all of our backlog orders within one year, although there can be no assurance that we will fill all backlog orders within that time period. We generally fill parts orders on an as-ordered basis.

EMPLOYEES

    As of April 1, 1999, we had a total of approximately 4,136 employees, of which approximately 3,022 were employed in the United States. Approximately 19.6% of our employees are represented by labor unions. In the United States, workers at our Waverly, Nebraska facility are organized and are covered by a collective bargaining agreement that expired on April 11, 1999. Negotiations for contract renewal are in progress, and we expect to enter into a new three-year agreement. Employees at our Sunderland, United Kingdom, Wilhelmshaven, Germany and Tonneins, France facilities are organized under the host country's labor laws. The collective bargaining agreements covering the employees at our Sunderland, United Kingdom facility expired in October 1998. The collective bargaining agreements covering the Wilhelmshaven, Germany employees will end only if proper notice is given by either party under special provisions in the collective bargaining agreements, but are subject to renegotiation at various times. At all facilities, we consider our relations with our employees and union representatives to be good.

MANAGEMENT INFORMATION SYSTEMS

    In fiscal 1995, we launched our year 2000 project. The year 2000 project, which is expected to be completed at the end of fiscal 1999, will have a total cost of approximately $38.0 million, of which approximately $33.0 million had been expended as of January 2, 1999. We believe that this new system will enable us to reduce costs, improve productivity and product development times, and enhance inventory management.

    We expect our new system to provide improved cost data, facilitate inventory and work-in-process tracking and provide improved order processing. In addition, we expect the system to improve organizational performance because it will provide management information in a more timely and accurate fashion. The new software will cover our product lifecycle, including the functionality needed for new product development, order management and lifetime product service and support, as well as accounting support activities. The system will also address our global requirements such as a multi-lingual and multi-currency system to cover all of our facilities.

    The completion of the year 2000 project is expected to render all of our major computer systems year-2000 compliant. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management Information Systems and the Impact of Year 2000."

ENVIRONMENTAL MATTERS

    We generate hazardous and non-hazardous waste in the normal course of our manufacturing operations. As a result, we are subject to a wide range of Federal, state, local and foreign environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act, that:

    - govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and

    - impose liability for the costs of cleaning up, and damages resulting from, sites of past spills, disposals or other releases of hazardous substances.

In order to comply with these laws we have to make expenditures on a continuing basis. We do not expect that these expenditures will have a material adverse effect on our financial condition or results of operations.

    In 1990, the Clean Air Act was amended to establish a list of 189 toxic air pollutants that must be controlled using maximum achievable control technology as prescribed by the Environmental Protection Agency. We believe that by 2003 we will need to comply with the maximum achievable control technology regulations with respect to our surface coating air omissions. At this time, we do not expect the cost of compliance with these regulations to have a significant impact on our operations.

LEGAL PROCEEDINGS

    We are involved in various legal proceedings which have arisen in the normal course of our operations. The outcome of these legal proceedings, if determined adversely to us, is unlikely to have a material effect on us. We are also subject to product liability claims for which we believe we have adequate insurance.

INTELLECTUAL PROPERTY

    Our products are sold primarily under the logo "G-Registered Trademark-", and the trademarks GROVE-Registered Trademark-, G Grove
Worldwide-Registered Trademark-, GROVE MANLIFT-Registered Trademark-, MANLIFT-Registered Trademark-, G MANLIFT-Registered Trademark-, G MEGATRAK-TM-, MAXX-Registered Trademark-, SUPER-MAXX-Registered Trademark-,
TOUCAN-Registered Trademark-, and YARDBOSS-TM-. We own patents and trademarks relating to the products it manufactures that have been obtained over a number of years. These patents and trademarks have been of value in the growth of our business and may continue to be of value in the future.

                             AVAILABLE INFORMATION

    When this registration statement is declared effective by the SEC, we will become subject to the periodic reporting and to the informational requirements of the Exchange Act, and as required by the Exchange Act, we will file reports, proxy statements and other information with the SEC. Reports, proxy and information statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may be obtained upon written request from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    No separate financial statements of Grove Investors Capital are included in this prospectus. We believe that providing separate financial statements and other disclosures concerning Grove Investors Capital would not be material to you. Grove Investors Capital has no assets, liabilities, other than the debentures, or operations.

    The indenture dated as of April 29, 1998, between us and the United States Trust Company of New York, under which the outstanding debentures were issued and under which the registered debentures are to be issued, requires us to furnish to holders of the debentures:

    - all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file these forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes our financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

    - all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports, in each case within the time periods specified in the SEC's rules and regulations.

In addition, following the completion of the exchange offer, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC would reject the filing, and make such information available to securities analysts and prospective investors upon request. In addition, (1) at all times the SEC does reject the filings provided for in the preceding sentence or (2) the filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, we have agreed that, for so long as any debentures remain outstanding, it will furnish to the holders of the debentures and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    This prospectus constitutes a part of a registration statement on Form S-4 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all the information contained in the registration statement, parts of which are omitted as required by the rules and regulations of the SEC, and reference is hereby made to the registration statement and to the exhibits relating thereto for further information with respect to us and the registered debentures. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each of these statements is qualified in its entirety by these references.

                                   MANAGEMENT

MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS OF GROVE INVESTORS

    Our executive officers serve at the discretion of our management committee. The following table sets forth information concerning our executive officers and the members of our management committee:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Salvatore J. Bonanno.................................          58   Chairman and Chief Executive Officer and Member of
                                                                    Management Committee
Stephen L. Cripe.....................................          42   Vice President and Chief Financial Officer
Keith R. Simmons.....................................          48   Vice President and Secretary
J Taylor Crandall....................................          45   Member of Management Committee
Michael L. George....................................          59   Member of Management Committee
Gerald Grinstein.....................................          66   Member of Management Committee
Steven B. Gruber.....................................          40   Member of Management Committee
Robert B. Henske.....................................          37   Member of Management Committee
Gerard E. Holthaus...................................          49   Member of Management Committee
Anthony P. Scotto....................................          51   Member of Management Committee

    Mr. Bonanno serves as our Chairman and Chief Executive Officer and serves as a member of the management committee. From July 1995 to June 1997, he was President of Foamex L.P. and from July 1997 to March 1998, he was President, Chief Operating Officer and a Board Member of Foamex International Inc., a $1 billion polyurethane manufacturing company, where he was responsible for directing all manufacturing operations, strategic planning and policy-making activities for Foamex International's cushioning foams, automotive foams and technical foams businesses. While at Foamex International, Mr. Bonanno led an organizational restructuring which included streamlining three layers of management, restructuring manufacturing operations and reducing costs. From July 1993 to July 1995, Mr. Bonanno served as General Manager of International Manufacturing Operations for Chrysler Corporation where his responsibilities included solely owned operations, joint ventures and licensing agreements outside of North America. Mr. Bonanno joined Chrysler in 1965.

    Mr. Cripe serves as our Vice President and Chief Financial Officer, a position in which he has served since October 1998. He has served as Senior Vice President and Chief Financial Officer of Grove Worldwide, a position in which he has served since August 1998. Mr. Cripe is responsible for accounting and control, treasury functions, budgeting and planning and information systems oversight for us and our operating companies. From April 1996 to August 1998, he was Vice President of the Tenneco Automotive Group, Lake Forest, Illinois. From 1993 to April 1996, he was Controller for the Industrial Fibers Group of Allied Signal.

    Mr. Simmons serves as our Vice President and Secretary, a position in which he has served since April 1998. He has served as Senior Vice President, General Counsel and Business Development of Grove Worldwide since May 1995, and is responsible for managing the legal affairs of Grove Worldwide and its operating companies and, in conjunction with the operating companies, for developing and implementing external growth initiatives. From April 1992 to May 1995, he was Senior Vice President and General Counsel of Grove Worldwide.

    Mr. Crandall serves as a member of the management committee. Mr. Crandall has been a Managing Partner of Oak Hill Capital Management, Inc. since November 1998, and the Chief Operating Officer of Keystone, Inc. since October 1998. Between 1986 and October 1998, he served as Chief Financial Officer and Vice President of Keystone, Inc. Since 1991, he has served as a President and a director of Acadia MGP, Inc. Mr. Crandall is a director of Bell & Howell Company, Quaker State Corporation, Specialty Foods, Inc., Washington Mutual, Inc., Integrated Orthopedics, Inc.,

Physician Reliance Network Inc. and Sunterra Corporation. Mr. Crandall also serves on the Board of Advisors of Oak Hill Strategic Partners, L.P. and on the Investment Committees of Insurance Partners, L.P. and Brazos Fund, L.P.

    Mr. George serves as a member of the management committee. Since 1984, Mr. George has served as Chief Executive Officer and Chairman of the Board of George Group Inc., an acquisition and management consulting firm based in Dallas, Texas. He is a director of Reliant Building Products, Inc.

    Mr. Grinstein serves as a member of the management committee. Since August 1997, Mr. Grinstein has been the non-executive Chairman of Delta Air Lines, Inc. He served as Chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was Chairman and Chief Executive Officer of Burlington Northern Inc. from 1991 to 1995. Before joining Burlington Northern in 1987, he was Chairman of Western Airlines from 1983 to 1987 and a partner in the law firm of Preston, Thorgrimson, Ellis and Holman from 1969 to 1983. In addition to being a director of Delta Airlines, Mr. Grinstein also serves as a director of Browning-Ferris Industries, Inc., PACCAR Inc., Sundstrand Corp., Imperial Holly Corp and The Pittston Company and Vans, Inc.

    Mr. Gruber serves as a member of the management committee. Mr. Gruber has been a Managing Partner of Oak Hill Capital Management, Inc. since November 1998, and has been a Managing Director of Oak Hill Partners, Inc. since March 1992. From May 1990 to March 1992, he was a Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment adviser to Insurance Partners, L.P. Since October 1992, he has been a Vice President of Keystone, Inc. From 1981 to 1990, Mr. Gruber was a Managing Director and co-head of High Yield Securities and held various other positions at Lehman Brothers, Inc. Mr. Gruber serves as a director of Superior National Insurance Group, Inc., MVE Holdings, Inc., Reliant Building Products, Inc., Integrated Orthopedics, Inc. and several private companies related to Keystone, Inc., Insurance Partners, L.P. and Oak Hill Partners, Inc.

    Mr. Henske serves as a member of the management committee. Since November 1998, Mr. Henske has been a Partner of Oak Hill Capital Management, Inc. Since January 1997, Mr. Henske has served as a principal at Arbor Investors, LLC. From January 1996 to December 1996, he was Executive Vice President, Chief Financial Officer and Board Member of American Savings Bank, F.A., a federally-chartered thrift. From 1986 to January 1996, he was a partner or held various other positions with Bain & Company, Inc., a management consulting firm. Mr. Henske is a director of Reliant Building Products, Inc. and Williams Scotsman, Inc.

    Mr. Holthaus serves as a member of the management committee. Since April 1997, Mr. Holthaus has been President and Chief Executive Officer of Williams Scotsman, Inc. From September 1995 to April 1997, he was President and Chief Operating Officer of Williams Scotsman, Inc. and was Executive Vice President and Chief Financial Officer prior thereto. He has served as a director of Williams Scotsman, Inc. since June 1994. Before joining Williams Scotsman, Inc., Mr. Holthaus served as Senior Vice President of MNC Financial, Inc. from April 1988 to June 1994. From 1971 to 1988, Mr. Holthaus was associated with the accounting firm of Ernst & Young LLP (Baltimore), where he served as a partner from 1982 to 1988. He is a director of the Baltimore Life Insurance Company and Avitech Solutions.

    Mr. Scotto serves as a member of the management committee. Mr. Scotto has been a consultant to Oak Hill Capital Management, Inc. since November 1998, and has served as a Managing Director of Oak Hill Partners, Inc. since 1992. Mr. Scotto is a director of Holophane Corporation, Ivex Packaging Corporation and Specialty Foods, Inc.

MANAGEMENT COMMITTEE SUBCOMMITTEES AND FEES

    The management committee does not have a compensation committee, audit committee or nominating committee. The members of the management committee are not compensated for their services as members.

EXECUTIVE COMPENSATION

    Our executive officers are not compensated for their services as executive officers. They are compensated for their services as executive officers of Grove Worldwide.

DESCRIPTION OF MANAGEMENT OPTION PLAN

    In April 1998, we adopted a management option plan. The purpose of the option plan is to promote our and our members' interests by:

    - attracting and retaining exceptional officers and other key employees of ours and our affiliates, specifically Grove Worldwide; and

    - enabling these individuals to acquire an equity interest in, and participate in our long-term growth and financial success.

    Subject to a participant's continued employment with Grove Worldwide or its affiliates, options granted under the option plan will vest over a five year period as follows. For each of the first five fiscal years beginning after the date the options are granted, the options will vest and become cumulatively exercisable with respect to 20% of our membership interests representing these options on the last day of each fiscal year if Grove Worldwide and its subsidiaries meet the EBITDA target established for that fiscal year. If the EBITDA actually achieved for a year is less than the EBITDA target for that year, then the vesting schedule for that year will be proportionately reduced. In addition, options will not vest in any year if the actual EBITDA for that year is less than a minimum percentage of the EBITDA target.

    To the extent not previously canceled, any unvested portion of an option will, as of the date of a change in control, be deemed vested and exercisable immediately before a change in control. In addition, as a result of a termination of employment by any participant, we have the assignable right but not the obligation to purchase the participant's membership interests in us for an amount to be calculated based on the participant's reason for termination of employment.

EMPLOYMENT ARRANGEMENTS

    Mr. Bonanno entered into an employment contract with Grove Worldwide in March 1998. Mr. Bonanno's term of employment is two years, beginning on April 29, 1998, subject to two-year automatic renewal periods. Mr. Bonanno is entitled to an annual salary of $500,000, short-term incentive plan awards and two additional payments of $450,000 on March 31, 1999 and March 31, 2000. See "--Short-Term Incentive Plan." In addition, Grove Worldwide arranged with a third party to purchase Mr. Bonanno's former residence for approximately $219,000, the difference between the residence's estimated market value and the outstanding mortgage balance, and reimbursed the third party for the $219,000 payment. Upon sale of the residence, any amount received by the third party in excess of the outstanding mortgage balance will be paid to Grove Worldwide.

    As part of his employment contract, Mr. Bonanno was granted an option under the option plan to purchase 2.0% of our outstanding membership interests, calculated as of April 29, 1998. See "--Description of Management Option Plan." The contract also provides that Mr. Bonanno has the option to purchase additional membership interests of ours.

    In March 1998, Mr. Bonanno entered into a separate employment agreement with Grove Worldwide covering the period between March 16, 1998 and April 29, 1998, under which he received a ratable payment based on the actual number of days elapsed during this period based on a yearly salary of $500,000.

    Joseph Shull, the former President of Grove Crane, entered into an executive agreement with Grove Worldwide in June 1998, providing for his employment through September 1998. During the term of his employment, Mr. Shull was entitled to a ratable payment based on his current salary and short-term incentive plan awards. See "--Short-Term Incentive Plan." In addition, in consideration of his agreeing not to compete with Grove Worldwide through August 31, 2001, and to waive his change of control agreement, Mr. Shull will receive additional annual payments through August 31, 2001. See "--Termination and Change of Control Agreements." Mr. Shull also entered into a consulting arrangement covering the period between October 1, 1998 and December 31, 2000.

TERMINATION AND CHANGE OF CONTROL AGREEMENTS

    In 1997, a number of executives of Grove Worldwide, including Mr. Shull and Mr. Simmons, entered into separate change of control agreements with Grove Worldwide. Each executive's agreement provides that if, within two years after a change in control of Grove Worldwide, (a) the executive is terminated by Grove Worldwide without cause or due to death, disability or retirement, or (b) the executive ends his employment for good reason, then, in addition to payment for unreimbursed expenses, deferred compensation, health coverage premiums, including reimbursement for any income tax liability resulting from these payments, and other employment-related benefits, the executive will also be entitled to a lump-sum payment equal to two times the sum of (x) his highest annual base salary in effect within 180 days before the change of control and
(y) his highest annual bonus paid or payable for either of the last two completed years by Grove Worldwide or its predecessors. Each executive is also entitled to the above-described severance amount if his employment is terminated within 180 days before a change in control (a) by Grove Worldwide without cause or (b) by him for good reason, based on an event that occurred within the 180-day period, or (c) due to his death. Pursuant to Mr. Shull's 1998 executive agreement, he has waived any rights under his change of control agreement. See "--Employment Arrangements." Three former executive officers of Grove Worldwide were paid, in total, approximately $4.3 million under their change of control agreements upon their departures from Grove Worldwide.

SHORT-TERM INCENTIVE PLAN

    Grove Worldwide's short-term incentive plan permits Grove Worldwide to pay officers and other key employees, including prospective officers and employees, of Grove Worldwide and its affiliates an annual bonus conditioned on the attainment of pre-established financial performance criteria based on EBITDA targets for Grove Worldwide and/or designated business sub-units. The short-term incentive plan is administered by persons designated by the Compensation Committee of Grove Worldwide.

MANAGEMENT OF GROVE INVESTORS CAPITAL

    Messrs. Henske, Scotto and Bonanno are the directors of Grove Investors Capital. They are not compensated in any way for acting as directors. The board of directors of Grove Investors Capital lacks a compensation committee, audit committee or nominating committee.

    Mr. Bonanno is the Chief Executive Officer of Grove Investors Capital. Mr. Simmons is the Vice President and Secretary of Grove Investors Capital. Mr. Cripe is the Vice President and Chief Financial Officer of Grove Investors Capital. None of the executive officers of Grove Investors Capital are compensated for their services as officers of Grove Investors Capital. See "Directors and Executive Officers of the Registrant" for biographical information on the directors and executive officers of Grove Investors Capital.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of our membership interests by (1) each person or entity that owns five percent or more of our membership interests, (2) each member of the management committee individually who holds membership interests, (3) each executive officer of ours who holds membership interests and (4) all executive officers and members of the management committee as a group:

                                                                                        PERCENTAGE OF
                                                                                       GROVE INVESTORS
NAME OF BENEFICIAL OWNER                                                            MEMBERSHIP INTERESTS
----------------------------------------------------------------------------------  ---------------------
FW Strategic Partners, L.P.(1) (2)................................................            43.38%
  201 Main Street, Suite 3200
  Fort Worth, Texas 7610
FW Grove Coinvestors, L.P.(2) (3).................................................            43.38%
  201 Main Street, Suite 3200
  Fort Worth, Texas 76102
GGEP-Grove, L.P. (2) (4)..........................................................             2.66%
  One Galleria Tower
  13355 Noel Road, Suite 1100
  Dallas, Texas 75240
D. Brown (3)......................................................................               --
J Crandall (1)....................................................................               --
M. George (2) (4).................................................................             1.89%
S. Bonanno (5)....................................................................             2.67%
K. Simmons (5)....................................................................                *
S. Cripe (5)......................................................................             1.16%
All executive officers and members of the management committee as a group (10
  persons) (5)....................................................................              6.9%

------------------------

*   Indicates less than one percent.

(1) The general partner of FW Strategic Partners, L.P. is FW Strategic Asset Management, L.P., whose general partner is Strategic Genpar, Inc. J Taylor Crandall is the sole stockholder of Strategic Genpar, Inc. Accordingly, Mr. Crandall may be deemed to be the beneficial owner of the membership interests of FW Strategic Partners, L.P. Mr. Crandall disclaims beneficial ownership of these membership interests.

(2) Represents Class B Membership Interests. The Class B Membership Interests and the Class A Membership Interests are substantially identical except that, under the terms of our operating agreement, the issuance of additional Class B Membership Interests will not result in dilution to the holders of the Class A Membership Interests.

(3) The general partner of FW Grove Coinvestors, L.P. is FW Group Genpar, Inc. David G. Brown is the sole stockholder of FW Group Genpar, Inc. Accordingly, Mr. Brown may be deemed to be the beneficial owner of the membership interests of FW Grove Coinvestors, L.P. Mr. Brown disclaims beneficial ownership of these membership interests.

(4) GGEP-Grove, L.P., is an entity formed by employees of George Group Inc. Mr. George, the Chief Executive Officer and Chairman of the Board and majority stockholder of George Group Inc., is a member of each Management Committee.

(5) Represents Class A Membership Interests.

    Some members of senior management have purchased approximately 6.9% of our membership interests. The purchase price of these interests was partially financed through approximately $3.6 million in loans from Grove Worldwide. We have also granted some members of senior management options to purchase our membership interests under the option plan. See "Executive Compensation--Description of Management Option Plan." Our membership interests held by senior management members are subject to calls by us upon a termination of employment. See "Executive Compensation--Description of Management Option Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPERATING AGREEMENTS

GROVE INVESTORS LLC OPERATING AGREEMENT

    We are a limited liability company formed under the Delaware Limited Liability Company Act and are governed by the Second Amended and Restated Limited Liability Company Agreement, as amended from time to time. The members of the investor group have delegated our management to a management committee. The operating agreement establishes the composition of the management committee. See "Management--Management Committee and Executive Officers of Grove Investors."

    The management committee has the power to manage and control our business and affairs, to make all decisions affecting our business and affairs and to take all actions as it deems necessary or appropriate with respect to our business and affairs. The management committee may delegate this power to another person, committee or entity.

    Under our operating agreement, we are authorized to issue two classes of membership interests, Class A membership interests and Class B membership interests. Members of the investor group beneficially own in the aggregate all of our outstanding membership interests. See "Security Ownership of Certain Beneficial Owners and Management." The Class A membership interests and Class B membership interests are substantially identical except that, under the terms of our operating agreement, the issuance of additional Class B membership interests will not result in dilution to the holders of the Class A membership interests.

    Generally, income and loss will be allocated to the holders of membership interests in proportion to their percentage of ownership. To the extent cash is available to do so, we will make quarterly tax distributions to holders of membership interests in proportion to allocations of taxable income. Upon liquidation, distributions will be in proportion to the positive capital account balances of the holders of membership interests.

GROVE HOLDINGS LLC OPERATING AGREEMENT

    We own Grove Holdings. We are also the managing member of Grove Holdings. As managing member, we have delegated the management of Grove Holdings to the Grove Holdings' management committee, which is identical in composition to Grove Worldwide's management committee. Subject to restrictions contained in the indenture relating to Grove Holdings' senior discount debentures, all distributions in respect of membership interests of Grove Holdings will be made to us.

GROVE WORLDWIDE LLC OPERATING AGREEMENT

    Grove Worldwide is wholly owned by Grove Holdings, which is also the managing member. As managing member, Grove Holdings has delegated the management of Grove Worldwide to Grove Worldwide's management committee. Subject to restrictions contained in the credit facility and the indenture relating to Grove Worldwide's senior subordinated notes, all distributions in respect of membership interests of Grove Worldwide will be made to Grove Holdings.

AGREEMENTS WITH GEORGE GROUP INC. FOR MANAGEMENT CONSULTING SERVICES

    George Group provides consulting services to facilitate the development and achievement of our business plan, including services with respect to the operations improvement program, strategic planning, operations and financial matters. For these services, George Group is paid cash fees equivalent to its costs and is reimbursed for its out-of-pocket expenses. George Group has advised us that it estimates its engagement will be completed within 42 months and that the total cash fees and expenses would approximate $14.0 million, including approximately $2.7 million it received in fiscal

1998. In addition, if we achieve defined levels of performance in fiscal 1999, 2000, 2001 and 2002, George Group will be entitled to receive additional ownership interests in us for each year the defined levels of performance are achieved. We have agreed to indemnify George Group, its owners, employees, and agents from liabilities and claims relating to or arising from the engagement of George Group, other than those resulting from gross negligence or willful misconduct of George Group. Michael L. George, a member of the management committee, is Chief Executive Officer and Chairman of the Board and majority stockholder of George Group. See "Business" and "Management."

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

    Grove Worldwide has entered into agreements with Messrs. Bonanno, Simmons and Shull and other current and former executive officers of Grove Worldwide and made payments to three former executive officers under their change of control agreements. See "Executive Compensation-- Employment Arrangements" and "--Termination and Change of Control Agreements." In addition, Grove Worldwide has entered into an executive agreement with Mr. Shull. See "Executive Compensation--Employment Arrangements."

LOANS TO EXECUTIVE OFFICERS

    Grove Worldwide has provided approximately $3.8 million in loans to certain executive officers of Grove Worldwide to finance their investment in our membership interests. These loans are evidenced by promissory notes which bear interest at a rate per annum equal to the prime rate of Wells Fargo Bank and, except for a $912,000 note made by Mr. Bonanno, are secured by a pledge of the executive's membership interests in us. Except as described in the next sentence, all of the notes are due ten years from their date of issuance. The $912,000 note made by Mr. Bonanno is due in June 2005, a $250,000 note made by Mr. Cripe is due in April 1999, and a $50,000 note made by Mr. Donald Mallo is due in October 1999. As of April 3, 1999, Mr. Bonanno was indebted to Grove Worldwide in the amount of approximately $1.9 million, Mr. Bust was indebted in the amount of approximately $375,000, Mr. John Wheeler was indebted in the amount of approximately $150,000, Mr. Mallo was indebted in the amount of approximately $150,000, Mr. Cripe was indebted in the amount of approximately $687,500 and Mr. Donald Manvel was indebted in the amount of approximately $300,000.

CERTAIN TRANSACTIONS WITH HANSON FUNDING BEFORE THE CLOSING DATE

    Before the completion of the acquisition, Grove Worldwide and its subsidiaries were affiliates of Hanson Funding. Hanson Funding provided Grove Worldwide and its subsidiaries with various services, including, without limitation, cash management, tax reporting and risk management services and charged a management fee for these services. See "Management's Discussion and Analysis of Financial Condition Operations--Results of Operations." Before the completion of the acquisition, Hanson Funding also purchased small quantities of Grove Worldwide's products on an arm's-length basis.

                         DESCRIPTION OF CREDIT FACILITY

CREDIT FACILITY

    In connection with the acquisition, Grove Worldwide entered into a senior secured credit facility with a syndicate of banks, as lenders, and Chase Bank of Texas, National Association, as administrative agent, Donaldson, Lufkin & Jenrette, as documentation agent, and BankBoston N.A., as syndication agent. The credit facility consists of a $200 million term loan facility and a $125 million revolving credit facility.

    The revolving credit facility enables Grove Worldwide to obtain revolving credit loans and the issuance of letters of credit for the account of Grove Worldwide from time to time for working capital, acquisitions and general corporate purposes. A portion of the revolving credit facility is available for borrowings by Grove Worldwide in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies. At Grove Worldwide's option, loans under the credit facility bear interest:

    (a) in the case of loans in United States dollars, at the highest of (x)
       1/2 of 1% in excess of a federal funds effective rate, (y) 1.0% in excess of a certificate of deposit rate and (z) the administrative agent's prime rate, plus an applicable margin; or

    (b) in the case of all loans, a relevant eurocurrency rate as determined by the agent, plus the applicable margin.

Grove Worldwide also pays certain fees with respect to the credit facility.

    The term loan facility has a term of eight years unless terminated sooner because of an event of default. The term loan facility must be repaid in semi-annual installments until April 2006 after the closing date of in an aggregate amount for each year following the closing date of the credit facility:

    - $2 million for the first six years;

    - $88 million during the seventh year; and

    - $100 million during the eighth year.

The revolving credit facility has a term of seven years, unless terminated sooner because of an event of default. Outstanding revolving credit loans are payable in April 2005 unless the revolving credit loans are accelerated following the occurrence of any event of default.

    The obligations of Grove Worldwide under the credit facility are guaranteed by Grove Holdings and each of Grove Worldwide's domestic subsidiaries. The obligations of Grove Worldwide under the credit facility are secured by a first priority lien, with permitted encumbrances for some property, on substantially all of Grove Worldwide's and each guarantor's real, personal and intellectual property and on the capital stock of Grove Worldwide and its domestic and first-tier foreign subsidiaries. In addition, certain first tier foreign subsidiaries have pledged their equity interests in their subsidiaries to secure intercompany notes issued by them to Grove Worldwide.

    The credit facility contains covenants that restrict Grove Worldwide from taking specified actions and require Grove Worldwide to achieve and maintain financial covenants relating to balance sheet, fixed charge coverage and leverage ratios. The credit facility includes restrictions on:

    - capital expenditures,

    - liens,

    - indebtedness,

    - guarantees,

    - mergers,

    - acquisitions,

    - disposition of assets,

    - dividends,

    - changes in business activities and corporate activities.

The credit facility also contains customary events of default:

    - nonpayment of principal, interest or fees,

    - violation of covenants,

    - inaccuracy of representations or warranties in any material respect,

    - cross default and cross acceleration to other indebtedness,

    - bankruptcy,

    - Employee Retirement Income Security Act,

    - material judgments and

    - certain changes in control of Grove Worldwide or Grove Holdings.

    Oak Hill Securities Fund, L.P. participated as a lender in the term loan facility and received customary fees in connection with the loan. Oak Hill Securities Fund is a Delaware limited partnership that acquires and actively manages a diverse portfolio of investments principally in leveraged companies. Some principals of the general partner of Oak Hill Securities Fund and Oak Hill Advisors, Inc., the adviser of Oak Hill Securities Fund, have business relationships with Keystone, and Keystone has an equity investment in Oak Hill Securities Fund. Keystone is a member of the investor group. See "The Transactions."

                           DESCRIPTION OF DEBENTURES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" on page 95. In this description, the word "Grove Investors" refers only to Grove Investors LLC and not to any of its subsidiaries. In addition, the words "we," "our," "ours" and "us" refer only to Grove Investors LLC and Grove Investors Capital and not to any other subsidiaries of Grove Investors.

    The outstanding debentures were, and the registered debentures will be, issued under an indenture among us and the United States Trust Company of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the debentures include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The debentures are subject to all such terms, and Holders of debentures are referred to the indenture and the Trust Indenture Act for a statement of those terms.

    The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it and not this description, defines your rights as holders of the debentures. We have filed a copies of the indenture and the registration rights agreement as exhibits to the registration statement which includes this prospectus.

GENERAL

    The form and terms of the registered debentures are substantially identical to the form and terms of the outstanding debentures except that the registered debentures will be registered under the Securities Act. Therefore, the registered debentures will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The registered debentures will evidence the same debt as the outstanding debentures. The same indenture will govern both the outstanding debentures and the registered debentures.

    The debentures are:

    - general unsecured obligations of ours;

    - rank equal in right of payment with all existing and future senior indebtedness of ours; and

    - rank senior in right of payment to all subordinated indebtedness of ours.

As indebtedness of ours, however, the debentures are effectively subordinated to all indebtedness of Grove Holdings and its subsidiaries. As of January 2, 1999, the debentures were subordinated to approximately $737.4 million of liabilities of Grove Holdings and its subsidiaries. See "Risk Factors-- The debentures are subordinated to all liabilities of our subsidiaries."

    Our operations are conducted through our subsidiaries. We are dependent upon the cash flow of such subsidiaries to meet our obligations, including our obligations under the debentures. As of January 2, 1999, all of our subsidiaries were Restricted Subsidiaries. However, under limited circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants contained in the indenture.

    Grove Investors Capital is a wholly owned subsidiary of ours that was incorporated in Delaware solely for the purpose of serving as a co-issuer of the debentures to facilitate the offering of the outstanding debentures. We believe that certain prospective purchasers of the outstanding debentures may have been restricted in their ability to purchase debt securities of limited liability companies, like us, unless such debt securities were jointly issued by a corporation. Other than serving as a co-issuer of the debentures and any additional debentures subsequently issued after the offering, Grove Investors

Capital lacks any assets, operations or revenues. Grove Investors Capital is also prohibited from engaging in any business activities. As a result, you should not expect Grove Investors Capital to participate in servicing the interest and principal obligations on the debentures.

PRINCIPAL, MATURITY AND INTEREST

    The debentures:

    - are limited in aggregate principal amount to $300.0 million at maturity of which $47,375,000 was issued in the offering;

    - will mature on May 1, 2010;

    - accrue interest at a rate of 14 1/2% per annum, which is payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, to Holders of record on the immediately preceding January 15, April 15, July 15 and October 15.

Interest on the debentures is payable, at our option, in the form of cash or additional debentures for the life of the debentures.

    Additional debentures may be issued from time to time after the offering, subject to the provisions of the indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The debentures and any additional debentures subsequently issued will be treated as a single class for all purposes under the indenture, including without limitations,

    - waivers,

    - amendments,

    - redemptions and

    - offers to purchase.

Interest on the debentures will accrue from the most recent date to which interest has been paid. If no interest has been paid, interest on the debentures will accrue from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the debentures will be payable, at our option:

    - at the office or agency of ours maintained for such purpose within the City and State of New York; or

    - by check mailed to the Holders of the debentures at their respective addresses listed in the register of Holders of debentures.

However, if a Holder of debentures gives us wire transfer instructions, all payments of principal, premium, interest and Liquidated Damages, if any, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by us, our office or agency in New York will be the office of the United States Trust Company maintained for such purpose. The debentures will be issued in denominations of $1,000 and integral multiples of $1,000.

OPTIONAL REDEMPTION

    At our option, the debentures are redeemable at any time. The debentures are redeemable in whole or in part upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below. The redemption prices are expressed as percentages of principal amount.

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     107.250%
2004.............................................................................     104.833%
2005.............................................................................     102.417%
2006 and thereafter..............................................................     100.000%

    However, at any time before May 1, 2003, we may redeem all but not less than all of the aggregate principal amount of debentures originally issued at a redemption price equal to 114.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date.

SELECTION AND NOTICE

    If less than all of the debentures are to be redeemed or repurchased at any time, selection of debentures for redemption or repurchase will be made by the United States Trust Company in compliance with the requirements of the principal national securities exchange, if any, on which the debentures are listed, or if the debentures are not so listed, on a pro rata basis, by lot or by such method as the United States Trust Company shall deem fair and appropriate; provided that no debentures of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of debentures to be redeemed at its registered address. Notices of redemption or repurchase may not be conditional. If any debenture is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such debenture shall state the portion of the principal amount thereof to be redeemed or repurchased. A new debenture in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original debenture. Debentures called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption or repurchase date, interest and Liquidated Damages ceases to accrue on debentures or portions of them called for redemption or repurchase.

MANDATORY REDEMPTION

    We are not required to make mandatory redemption or sinking fund payments with respect to the debentures.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a change of control, each Holder of debentures will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any change of control, we will mail a notice to each Holder describing the transaction or transactions that constitute the change of control and offering to repurchase debentures on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice.

    We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in

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connection with the repurchase of the debentures as a result of a change of control. To the extent that the provisions of any securities laws or regulations directly conflict with the provisions of the indenture relating to such Change of Control Offer, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations described in the indenture by virtue such compliance.

    On the Change of Control Payment Date, we will, to the extent lawful:

    - accept for payment all debentures or portions thereof properly tendered pursuant to the Change of Control Offer;

    - deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all debentures or portions thereof so tendered; and

    - deliver or cause to be delivered to the United States Trust Company the debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of debentures or portions thereof being purchased by us.

The Paying Agent will promptly mail to each Holder of debentures so tendered the Change of Control Payment for such debentures, and the United States Trust Company will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a registered debenture equal in principal amount to any unpurchased portion of the debentures surrendered, if any; provided that each such registered debenture will be in a principal amount of $1,000 or an integral multiple thereof. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The change of control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a change of control, the indenture does not contain provisions that permit the Holders of the debentures to require that us repurchase or redeem the debentures in the event of a takeover, recapitalization or similar transaction. Due to change of control repayment provisions in certain indebtedness of Grove Investors' subsidiaries, including the senior discount debentures and the senior subordinated notes, and the existence of a change of control event of default in the credit facility, it is unlikely that we would be able to repurchase all of the debentures upon the occurrence of a change of control. See "Risk Factors--Upon a change of control, we may not have sufficient funds available to repurchase the debentures." In addition, the debentures will rank equal in right of payment with other senior Indebtedness of Grove Investors. The ability of Grove Investors to redeem all of the debentures upon a change of control may also be limited by restrictions on the ability of Grove Investors' Subsidiaries to pay dividends to Grove Investors. Finally, the debentures will be effectively subordinated to obligations of the Subsidiaries of Grove Investors, including with respect to Change of Control Payments. See "--General."

    We will not be required to make a Change of Control Offer upon a change of control if:

    - a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us; and

    - purchases all debentures validly tendered and not withdrawn under such Change of Control Offer.

    "Change of Control" means the occurrence of any of the following:

    - the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Grove Investors and its Subsidiaries, determined on a consolidated basis, to any "person," as

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      such term is used in Section 13(d)(3) of the Exchange Act) other than
      Grove Investors or a Wholly Owned Restricted Subsidiary or any Permitted Holder or Permitted Holders;

    - the adoption of a plan relating to the liquidation or dissolution of one of both of us other than in a transaction which complies with the provisions described under "--Merger, Consolidation or Sale of Assets";

    - the completion of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Grove Investors (measured by voting power rather than number of shares) and the Permitted Holders do not beneficially own as much or more of the Voting Stock of Grove Investors (measured by voting power rather than by number of shares) than such person;

    - the first day on which a majority of the members of the Management Committee of Grove Investors are not Continuing Members; or

    - the first day on which Grove Investors fails to own 100% of the issued and outstanding Equity Interests of Grove Investors Capital (other than by reason of the merger of Grove Investors Capital with and into a corporate successor to Grove Investors).

    The definition of change of control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Grove Investors and its Subsidiaries, determined on a consolidated basis. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of debentures to require us to repurchase such debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Grove Investors and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "Continuing Members" means, as of any date of determination, any member of the Management Committee of Grove Investors who:

    - was a member of such Management Committee on the date of the indenture; or

    - was nominated for election or elected to such Management Committee with the approval of a majority of the Continuing Members who were members of such Management Committee at the time of such nomination or election.

    "Permitted Holders" means:

    -  any of:

       -- Keystone, Inc.,
      -- FW Grove Coinvestors, L.P.,
      -- FW Strategic Partners, L.P.,
      -- George Group Employee Partners--Grove, L.P.,
      -- Michael George
      -- and their respective affiliates on the date of the indenture;

    - any of the Permitted Transferees of the Persons referred to above; and

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    - any person or group which holds, directly or indirectly, Equity Interests in Grove Investors so long as a majority of the Equity Interests in Grove Investors are beneficially owned by the Persons referred to under the definition of Permitted Holders.

    "Permitted Transferee" means, with respect to any Person:

    - in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children;

    - in the case of any corporation, partnership, limited liability company or similar entity in which the direct and beneficial owner or owners of 80% or more of the Equity Interests in such Person or such individual's spouse or children or any trust for the benefit of such Persons; and

    - in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon death of such Person or upon the incompetence or disability of such Person for purposes of the protection and management of such individual's assets.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The indenture provides that Grove Investors will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any other payment or distribution on account of Grove Investors' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Grove Investors or any of its Restricted Subsidiaries) or to the direct or indirect holders of Grove Investors' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Grove Investors or dividends or distributions payable to Grove Investors or a Restricted Subsidiary of Grove Investors);

        (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving us) any Equity Interests of Grove Investors (other than Equity Interests owned by Grove Investors or any Restricted Subsidiary of Grove Investors) or any direct or indirect parent of Grove Investors;

        (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the debentures (other than any subordinated indebtedness held by Grove Investors), except a payment of interest or principal at Stated Maturity; or

        (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

           (b) Grove Investors would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

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
           (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Grove Investors and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (10), (11) and
       (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

               (v) 50% of the Consolidated Net Income of Grove Investors for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Grove Investors' most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

               (w) 100% of the aggregate net cash proceeds received by Grove Investors since the date of the indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of Grove Investors (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Grove Investors that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Grove Investors), plus

               (x) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

                   (A) the cash return of capital with respect to such
               Restricted Investment (less the cost of disposition, if any) and

                   (B) the initial amount of such Restricted Investment, plus

               (y) 50% of any dividends received by Grove Investors or a Wholly Owned Restricted Subsidiary after the date of the indenture from an Unrestricted Subsidiary of Grove Investors, to the extent that such dividends were not otherwise included in Consolidated Net Income of Grove Investors' for such period, plus

               (z) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of:

                   (A) the fair market value of the Grove Investors' Investment in such Subsidiary as of the date of such redesignation or

                   (B) such fair market value as of the date on which such
               Subsidiary was originally designated as an Unrestricted
               Subsidiary.

    The foregoing provisions will not prohibit:

        (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

        (2) the redemption, repurchase, retirement, defeasance or other acquisition of any pari passu or subordinated Indebtedness or Equity Interests of Grove Investors in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Grove Investors) of, other Equity Interests of Grove Investors (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are used for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(w) of the preceding paragraph;

        (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

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        (4) the payment of any dividend or making of any distribution by a
    Subsidiary of Grove Investors to the holders of its Equity Interests on a pro rata basis;

        (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Grove Investors or any Subsidiary of Grove Investors held by any former member of Grove Investors' (or any of its Subsidiaries') Management Committee or any former officer, employee or director of Grove Investors or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, employment agreement or other similar agreement and any dividends or distributions to Grove Investors to fund such purchase, redemption or other acquisition or retirement; provided that

           (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (x) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (y)) of $10.0 million plus (y) the aggregate cash proceeds received by Grove Investors during such calendar year from any reissuance of Equity Interests by Grove Investors or Grove Worldwide to members of management of Grove Investors and its Restricted Subsidiaries and

           (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; provided, further that the aggregate cash proceeds referred to in (y) above shall be excluded from clause (c)(w) of the preceding paragraph;

        (6) so long as Grove Investors is a limited liability company either treated as a partnership or disregarded as an entity separate from its owner for federal income tax purposes (as evidenced by a certificate of an officer of Grove Investors, prepared based on such officer's best knowledge, at least annually), distributions to members of Grove Investors in an amount with respect to any period after December 31, 1997 not to exceed the Tax Amount of Grove Investors for such period; provided, however, that such distributions shall be allowed to be made quarterly based on an estimation and after the end of a taxable year based on the partnership tax return of Grove Investors (or, if Grove Investors is disregarded as an entity separate from its owner, its nearest owner that is not so disregarded) for such taxable year (or at such other times as reasonably appropriate including in connection with an audit adjustment), taking into account any previous payments of Tax Amount for such taxable year or, if Grove Investors becomes included in a consolidated tax group for federal income tax purposes, payments to the common parent of the taxable group in an amount, with respect to any period after December 31, 1997, not to exceed the tax liability attributable to Grove Investors on a stand-alone basis for such period;

        (7) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the concurrent issue and sale (other than to a Restricted Subsidiary) of Equity Interests of Grove Investors (other than any Disqualified Stock);

        (8) so long as no Default or Event of Default has occurred and is continuing and Grove Investors can incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Grove Investors, issued after the date of the indenture in accordance with the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock";

        (9) Investments made by Grove Investors or one of its Restricted Subsidiaries within 30 days of the date of the indenture, the proceeds of which are used to fund the Transactions or capitalize Restricted Subsidiaries;

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        (10) repurchase of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

        (11) Restricted Investments having an aggregate fair market value, taken together with all other Restricted Investments made pursuant to this clause
    (11) that are at that time outstanding, not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

        (12) distributions or payments of Receivables Fees; and

        (13) Restricted Payments not to exceed $50.0 million since the date of the indenture.

    The Management Committee may designate any Restricted Subsidiary, other than Grove Investors Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Grove Investors and its Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (13) above or is entitled to be made pursuant to the first paragraph of this covenant, Grove Investors shall, in its sole discretion, classify such Restricted Payment in any manner that complies with the covenant. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Grove Investors or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Management Committee whose resolution with respect thereto shall be delivered to the United States Trust Company, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, we shall deliver to the United States Trust Company an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

    The indenture provides that Grove Investors will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and that Grove Investors will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Disqualified Stock; provided, however, that we may incur Indebtedness, including Acquired Debt, or issue shares of Disqualified Stock and Grove Investors' Subsidiaries may incur Indebtedness or issue preferred equity if the Fixed Charge Coverage Ratio for Grove Investors' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

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    The provisions of the first paragraph of this covenant does not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (1) the incurrence by us and the Restricted Subsidiaries of Indebtedness under the credit facility; provided that the aggregate principal amount of all term Indebtedness outstanding under the credit facility after giving effect to such incurrence does not exceed an amount equal to $200.0 million plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing less the aggregate amount of all scheduled or mandatory repayments of the principal of any term Indebtedness under the credit facility (other than repayments that are immediately reborrowed) that have been made since the date of the indenture;

        (2) the incurrence by us and the Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities; provided that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of

           (A) the amount of the Borrowing Base and

           (B) $125.0 million less, in the case of clause (B), the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce revolving credit commitments under a Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

        (3) the incurrence by Grove Investors and the Restricted Subsidiaries of the Existing Indebtedness;

        (4) the incurrence by

           (A) us of Indebtedness represented by the debentures sold in the offering,

           (B) Grove Holdings and Grove Holdings Capital of Indebtedness represented by the senior discount debentures and

           (C) Grove Worldwide and Grove Capital of Indebtedness represented by the senior subordinated notes and the incurrence by the Subsidiary Guarantors (as defined in the senior subordinated note indenture) of Indebtedness represented by the guarantees of such senior subordinated notes;

        (5) the incurrence by Grove Investors or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or similar financings, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Grove Investors or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

        (6) the incurrence by Grove Investors or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary before such acquisition by Grove Investors or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by Grove Investors or one of it Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (6) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), does not exceed $10.0 million;

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        (7) the incurrence by Grove Investors or any of its Restricted
    Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph hereof or clauses (3), (4), (5),
    (6) or (10) of this paragraph;

        (8) the incurrence by Grove Investors or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Grove Investors and any of its Wholly Owned Subsidiaries, including a pledge of assets in connection therewith; provided, however, that

           (A) if one of us is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the debentures, and

           (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Grove Investors or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Grove Investors or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Grove Investors or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

        (9) the incurrence by Grove Investors or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging

           (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this indenture to be outstanding,

           (B) the value of foreign currencies purchased or received by Grove Investors in the ordinary course of business as conducted by Grove Investors or

           (C) commodity risk relating to commodity agreements to the extent entered into in the ordinary course of business to protect Grove Investors and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in its business;

        (10) the incurrence by Grove Investors or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $80.0 million;

        (11) the incurrence by Grove Investors' Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Grove Investors that was not permitted by this clause (11);

        (12) the Guarantee by Issuers or any of its Restricted Subsidiaries of Indebtedness of Grove Investors or a Subsidiary of Grove Investors, which Indebtedness was permitted to be incurred by another provision of this covenant;

        (13) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by Grove Investors or a Restricted Subsidiary in the ordinary course of business and consistent with past practices;

        (14) the incurrence of Indebtedness, including Guarantees, by Grove Investors or any of its Restricted Subsidiaries in connection with a Dealer Financing Program;

        (15) the incurrence of Equipment Financing Guarantees; and

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        (16) the incurrence of Indebtedness arising from agreements of Grove
    Investors or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary; provided that the maximum aggregate liability of such Indebtedness shall at no time exceed the gross proceeds actually received by Grove Investors and its Restricted Subsidiaries in connection with any such disposition or the gross proceeds actually paid by Grove Investors and its Restricted Subsidiaries in connection with any such acquisition.

For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to the first paragraph of this covenant, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Grove Investors as accrued.

LIENS

    The indenture provides that we will not directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The indenture provides that neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

        (1) such Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than one of us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

        (2) the entity or Person formed by or surviving any such consolidation or merger (if other than one of us) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the registration rights agreement, the debentures and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the United States Trust Company;

        (3) immediately after such transaction no Default or Event of Default exists; and

        (4) except in the case of a merger of one of us with or into a Wholly Owned Subsidiary of Grove Investors, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than one of us), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the

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    Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

Notwithstanding the foregoing, Grove Investors is permitted to reorganize as a corporation in accordance with the procedures established in the indenture (and Grove Investors Capital may thereafter liquidate); provided that Grove Investors shall have delivered to the United States Trust Company an opinion of counsel in the United States reasonably acceptable to the United States Trust Company confirming that such reorganization (and, if applicable, liquidation of Grove Investors Capital) is not adverse to holders of the debentures and certain other conditions are satisfied, it being recognized that such reorganization shall not be deemed adverse to the holders of the debentures solely because.

        (1) of the accrual of deferred tax liabilities resulting from such reorganization or

        (2) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law.

LIMITATION ON LEASES

    The indenture provides that Grove Investors will not, directly or indirectly, lease all or substantially all of its properties or assets to any Person.

TRANSACTIONS WITH AFFILIATES

    The indenture provides that Grove Investors will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each of the foregoing, an "Affiliate Transaction"), unless

        (1) such Affiliate Transaction is on terms that are no less favorable to Grove Investors or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Grove Investors or such Restricted Subsidiary with an unrelated Person and

        (2) we deliver to the United States Trust Company:

           (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee and

           (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

        (1) any employment agreement, compensation or employee benefit arrangements and incentive arrangements with any officer, director, member or employee entered into by Grove Investors or any of its Restricted Subsidiaries in the ordinary course of business of Grove Investors or such Restricted Subsidiary, as well as customary change of control and severance payments,

        (2) transactions between or among us and/or our Restricted Subsidiaries,

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        (3) payment of reasonable managers and directors fees to Persons who are not otherwise affiliates of ours,

        (4) Restricted Payments, Permitted Investments and other payments and distributions that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments,"

        (5) any Permitted George Group Transaction;

        (6) loans and advances to officers, directors and employees of Grove Worldwide or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business;

        (7) transactions permitted by the provisions of the covenant described below under the caption "--Sales of Accounts Receivables";

        (8) transactions permitted by clauses (12) and (14) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

        (9) transactions pursuant to any contract or agreement in effect on the date of the indenture as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to Grove Investors and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the indenture.

SALE AND LEASEBACK TRANSACTIONS

    The indenture provides that Grove Investors will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Grove Investors or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

        (1) Grove Investors or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens,"

        (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Management Committee and set forth in an Officers' Certificate delivered to the United States Trust Company) of the property that is the subject of such sale and leaseback transaction and

        (3) the transfer of assets in such sale and leaseback transaction is permitted by, and, if applicable, we apply the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales."

Notwithstanding the foregoing, Delta Manlift, S.A. and Grove France, S.A. and its successor, may enter into any sale and leaseback transaction, provided that such sale and leaseback transaction is in the ordinary course of business consistent with past practices as in effect on the date of the indenture and the aggregate amount of any Attributable Debt in connection with such transaction does not exceed $4.0 million in any calendar year.

RESTRICTIONS ON PREFERRED STOCK OF SUBSIDIARIES

    The indenture provides that Grove Investors will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than Grove, which may issue preferred stock that is not Disqualified

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Stock), or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to Grove Investors.

RESTRICTIONS ON ACTIVITIES OF GROVE INVESTORS CAPITAL

    The indenture provides that Grove Investors Capital may not hold any assets, become liable for any obligations or engage in any business activities; provided that Grove Investors Capital may be a co-obligor with respect to debentures issued pursuant to the indenture and engage in any activities directly related or necessary in connection therewith.

PAYMENTS FOR CONSENT

    The indenture provides that neither Grove Investors nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debentures unless such consideration is offered to be paid or is paid to all Holders of the debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SALES OF ACCOUNTS RECEIVABLE

    Grove Investors may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and or notes receivable and related assets to an Accounts Receivable Subsidiary; provided that:

        (1) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Management Committee in good faith,

        (2) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier") or an Equity Interest in such Accounts Receivable Subsidiary; provided further that the initial sale will include all accounts receivable of Grove Investors and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements, and

        (3) Grove Investors and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

    Grove Investors:

        (1) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from Grove Investors or any of its Restricted Subsidiaries to any other person except on an arms-length basis and solely for consideration in the form of cash or Cash Equivalents,

        (2) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of Grove Investors and its Restricted Subsidiaries and activities incidental thereto,

        (3) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP,

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        (4) will, at least as frequently as monthly, cause the Accounts
    Receivable Subsidiary to remit to Grove Investors or any of its Restricted Subsidiaries as payment on the Promissory Notes or a dividend, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and

        (5) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (A) the occurrence of a Default with respect to Grove Investors and its Restricted Subsidiaries and (B) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

REPORTS

    The indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission, so long as any debentures are outstanding, Grove Investors will furnish to the Holders of debentures:

    - all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if Grove Investors was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of ours and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants; and

    - all current reports that would be required to be filed with the Securities and Exchange Commission on Form 8-K if Grove Investors was required to file such reports, in each case within the time periods specified in the Securities and Exchange Commission's rules and regulations.

In addition, following the completion of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the Securities and Exchange Commission, Grove Investors will file a copy of all such information and reports with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations (unless the Securities and Exchange Commission will reject such a filing) and make such information available to securities analysts and prospective Grove Investors upon request. In addition,

    - at all times the Securities and Exchange Commission does reject the filings provided for in the preceding sentence or

    - such filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, Grove Investors has agreed that, for so long as any debentures remain outstanding, it will furnish to the Holders and to securities analysts and prospective Grove Investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The indenture provides that each of the following constitutes an Event of
Default:

        (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the debentures;

        (2) default in payment when due of the principal of or premium, if any, on the debentures;

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        (3) failure by Grove Investors or any of its Restricted Subsidiaries for
    30 days after notice by the United States Trust Company or by the Holders of at least 25% in principal amount of debentures then outstanding to comply with the provisions described under the captions "--Change of Control," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Disqualified Stock";

        (4) failure by Grove Investors or any of its Restricted Subsidiaries for 60 days after notice by the United States Trust Company or by the Holders of at least 25% in principal amount of debentures then outstanding to comply with any of its other agreements in the indenture or the debentures;

        (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Grove Investors or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Grove Investors or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default

           (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or

           (B) results in the acceleration of such Indebtedness before its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and provided that in the case of any guarantees, a default shall not be deemed to occur unless Grove Investors or such Restricted Subsidiary, as applicable, defaults in its payment obligations under such guarantee after demand has been made in accordance with the terms of such guarantee;

        (6) failure by Grove Investors or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

        (7) failure by Grove Worldwide or its Subsidiaries to apply the proceeds from the offering as set forth under the caption "Use of Proceeds" above before the 10th Business Day after the date of the indenture; and

        (8) certain events of bankruptcy or insolvency with respect to Grove Investors or any of its Subsidiaries.

    If any Event of Default occurs and is continuing, the United States Trust Company or the Holders of at least 25% in principal amount of the then outstanding debentures may declare all the debentures to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred by any of Grove Investors' Restricted Subsidiaries shall be outstanding, such acceleration shall not be effective until the earlier of;

        (1) an acceleration of such Indebtedness of any of Grove Investors' Restricted Subsidiaries; or

        (2) ten business days after receipt by us of written notice of such acceleration.

Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding debentures will become due and payable without further action or notice. Holders of the Notes may not enforce the indenture

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or the debentures except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the United States Trust Company in its exercise of any trust or power. The United States Trust Company may withhold from Holders of the debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of us with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the debentures pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the debentures.

    The Holders of a majority in aggregate principal amount of the debentures then outstanding by notice to the United States Trust Company may on behalf of the Holders of all of the debentures waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the debentures.

    We are required to deliver to the United States Trust Company annually a statement regarding compliance with the indenture, and we are required upon becoming aware of any Default or Event of Default, to deliver to the United States Trust Company a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator, member or stockholder of ours, as such, shall have any liability for any obligations of ours under the debentures or, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of debentures by accepting a debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    We may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding debentures ("Legal Defeasance") except for:

        (1) the rights of Holders of outstanding debentures to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such debentures when such payments are due from the trust referred to below,

        (2) our obligations with respect to the debentures concerning issuing temporary debentures, registration of debentures, mutilated, destroyed, lost or stolen debentures and the maintenance of an office or agency for payment and money for security payments held in trust,

        (3) the rights, powers, trusts, duties and immunities of the United States Trust Company, and our obligations in connection therewith and

        (4) the Legal Defeasance provisions of the indenture.

In addition, we may, at their option and at any time, elect to have the obligations of us released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the debentures. In the event Covenant Defeasance occurs, certain events (not

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including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the debentures.

    To exercise either Legal Defeasance or Covenant Defeasance,

        (1) we must irrevocably deposit with the United States Trust Company, in trust, for the benefit of the Holders of the debentures, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding debentures on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the debentures are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, we shall have delivered to the United States Trust Company an opinion of counsel in the United States reasonably acceptable to the United States Trust Company confirming that:

           (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or

           (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exceptions, the Holders of the outstanding debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, we shall have delivered to the United States Trust Company an opinion of counsel in the United States reasonably acceptable to the United States Trust Company confirming that, subject to customary assumptions and exceptions, the Holders of the outstanding debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Grove Investors or any of its Subsidiaries is a party or by which Grove Investors or any of its Subsidiaries is bound;

        (6) we must have delivered to the United States Trust Company an opinion of counsel to the effect that, subject to customary assumptions and exceptions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

        (7) we must deliver to the United States Trust Company an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders of debentures over the other creditors of ours with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

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        (8) we must deliver to the United States Trust Company an Officers'
    Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or registered debentures in accordance with the indenture. The Registrar and the United States Trust Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a Holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any debenture selected for redemption. Also, we are not required to transfer or exchange any debenture for a period of 15 days before a selection of debentures to be redeemed.

    The registered Holder of a debenture will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the indenture or the debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures), and any existing default or compliance with any provision of the indenture or the debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding debentures (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any debenture held by a non-consenting Holder):

        (1) reduce the principal amount of debentures whose Holders must consent to an amendment, supplement or waiver,

        (2) reduce the principal of or change the fixed maturity of any debenture or alter the provisions with respect to the redemption of the debentures (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),

        (3) reduce the rate of or change the time for payment of interest on any debenture,

        (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the debentures (except a rescission of acceleration of the debentures by the Holders of at least a majority in aggregate principal amount of the debentures and a waiver of the payment default that resulted from such acceleration),

        (5) make any debenture payable in money other than that stated in the debentures,

        (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of debentures to receive payments of principal of or premium, if any, or interest on the debentures,

        (7) waive a redemption payment with respect to any debenture (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or

        (8) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of debentures, together with the United States Trust Company, we may amend or supplement the indenture or the debentures to cure

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any ambiguity, defect or inconsistency, to provide for uncertificated debentures in addition to or in place of certificated debentures, to provide for the assumption of our obligations to Holders of debentures in the case of a merger or consolidation or sale of all or substantially all of our assets, to make any change that would provide any additional rights or benefits to the Holders of debentures or that does not adversely affect the legal rights under the indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission to effect or maintain the qualification of the indenture under the Trust Indenture Act.

CONCERNING THE UNITED STATES TRUST COMPANY

    The indenture contains certain limitations on the rights of the United States Trust Company, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The United States Trust Company will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the United States Trust Company, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the United States Trust Company will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the United States Trust Company will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of debentures, unless such Holder shall have offered to the United States Trust Company security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to us at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256, Attention: Keith R. Simmons, Secretary.

BOOK-ENTRY; DELIVERY AND FORM

    The registered debentures will initially be issued in the form of one or more registered debentures in global form without coupons (collectively, the "global debentures"). The global debentures will be deposited on the date of the closing of the exchange of the registered debentures for outstanding debentures with, or on behalf of, The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee, in each case, for credit to an account of a direct or indirect participant as described below.

    Except as set forth below, the global debentures may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor or The Depository Trust Company or its nominee. Beneficial interests in the global debentures may not be exchange for debentures in certificated form except in the limited circumstances described below. In addition, transfers of beneficial interests in the global debentures will be subject to the applicable rules and procedures of The Depository Trust Company and its direct or indirect participants, which may change from time to time.

    The debentures may be presented for registration of transfer and exchange at the offices of the Registrar.

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DEPOSITARY PROCEDURES

    The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "direct participants") and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant (collectively, the "indirect participants"). The Depository Trust Company may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by The Depository Trust Company.

    The Depository Trust Company has also advised us that, pursuant to The Depository Trust Company's procedures,

        (1) upon deposit of the global debentures, The Depository Trust Company will credit the accounts of the direct participants with an interest in the global debentures, and

        (2) The Depository Trust Company will maintain records of the ownership interests of such direct participants in the global debentures and the transfer of ownership interests by and between direct participants.

    The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, direct participants or other owners of beneficial interests in the global debentures. Direct participants and direct participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, direct participants and other owners of beneficial interests in the global debentures.

    Grove Investors in the global debentures may hold their interests therein directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All ownership interests in any global debentures may be subject to the procedures and requirements of The Depository Trust Company.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Debenture to such persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of direct participants and others, the ability of a person having a beneficial interest in a Global Debenture to pledge such interest to persons or entities that are not direct participants in The Depository Trust Company, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the debentures.

    Except as described in "Transfers of Interests in global debentures for Certificated Debentures," owners of beneficial interests in the global debentures will not have debentures registered in their names, will not receive physical delivery of debentures in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Under the terms of the indenture, the United States Trust Company will treat the persons in whose names the debentures are registered, including debentures represented by global debentures, as the owners of such debentures for the purpose of receiving payments and for any and all other purposes. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on

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global debentures registered in the name of The Depository Trust Company or its nominee will be payable by the United States Trust Company to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, neither us, the United States Trust Company nor any agent of ours or the United States Trust Company has or will have any responsibility or liability for:

        (1) any aspect of The Depository Trust Company's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global debentures or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Debenture; or

        (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct participants or direct participants.

    The Depository Trust Company has advised us that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the debentures is to credit the accounts of the relevant direct participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the global debentures as shown on The Depository Trust Company's records. Payments by direct participants and direct participants to the beneficial owners of the debentures will be governed by standing instructions and customary practices between them and will not be the responsibility of The Depository Trust Company, the United States Trust Company or us. Neither we nor the United States Trust Company will be liable for any delay by The Depository Trust Company or its direct participants or direct participants in identifying the beneficial owners of the debentures, and both we and the United States Trust Company may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee as the registered owner of the debentures for all purposes.

    Interests in the global debentures are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System and, therefore, transfers between direct participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in immediately available funds. Transfers between direct participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of debentures only at the direction of one or more direct participants to whose account interests in the global debentures are credited and only in respect of such portion of the aggregate principal amount of the debentures as to which such Direct Participant or direct participants has or have given direction. However, if there is an Event of Default under the debentures, The Depository Trust Company reserves the right to exchange global debentures (without the direction of one or more of its direct participants) for legended debentures in certificated form, and to distribute such certificated forms of debentures to its direct participants. See "--Transfers of Interests in Global Debentures for Certificated Debentures."

    Although The Depository Trust Company has agreed to the foregoing procedures to facilitate transfers of interests in the global debentures among direct participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the United States Trust Company will have any responsibility for the performance by The Depository Trust Company, Direct and direct participants of their respective obligations under the rules and procedures governing any of their operations.

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    The information in this section concerning The Depository Trust Company, and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL DEBENTURES FOR CERTIFICATED DEBENTURES

    An entire Global Debenture may be exchanged for definitive debentures in registered, certificated form without interest coupons ("Certificated Debentures") if:

        (1) The Depository Trust Company (x) notifies us that it is unwilling or unable to continue as depositary for the global debentures and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,

        (2) at our option, we notify the United States Trust Company in writing that they elect to cause the issuance of Certificated Debentures or

        (3) there shall have occurred and be continuing a Default or an Event of Default with respect to the debentures.

In any such case, we will notify the United States Trust Company in writing that, upon surrender by the Direct and direct participants of their interest in such Global Debenture, Certificated Debentures will be issued to each person that such Direct and direct participants and The Depository Trust Company identify as being the beneficial owner of the related debentures.

    Beneficial interests in global debentures held by any Direct or Indirect Participant may be exchanged for Certificated Debentures upon request to The Depository Trust Company, by such Direct Participant (for itself or on behalf of an Indirect Participant), but only upon at least 20 days' prior written notice given to the United States Trust Company by or on behalf of The Depository Trust Company in accordance with customary The Depository Trust Company procedures. Certificated Debentures delivered in exchange for any beneficial interest in any Global Debenture will be registered in the names, and issued in any approved denominations, requested by The Depository Trust Company on behalf of such Direct or direct participants (in accordance with The Depository Trust Company's customary procedures).

    Neither us nor the United States Trust Company will be liable for any delay by the holder of the global debentures or The Depository Trust Company in identifying the beneficial owners of debentures, and both us and the United States Trust Company may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Debenture or The Depository Trust Company for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

    The indenture requires that payments in respect of the debentures represented by the global debentures (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the holder of such Global Debenture. With respect to Certificated Debentures, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Debentures will also be settled in immediately available funds.

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REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    We entered into the registration rights agreement on April 29, 1998 with Donaldson, Lufkin & Jenrette. Pursuant to the registration rights agreement, we agreed to file with the Securities and Exchange Commission this Registration Statement under the Securities Act with respect to the debentures. As required by the registration rights agreement, upon the effectiveness of the Registration Statement, we will offer to the Holders of Transfer Restricted Securities (as defined) that are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for registered debentures. If (1) we are not required to file the Registration Statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Securities and Exchange Commission policy; or (2) any Holder of Transfer Restricted Securities notifies us before the 20th day following completion of the exchange offer that (A) such Holder is prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer or (B) that it may not resell the registered debentures acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns debentures acquired directly from us or an affiliate of ours, we will file with the Securities and Exchange Commission a shelf registration statement to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Securities and Exchange Commission.

    For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding debenture until the date on which such outstanding debenture:

        (1) is exchanged in the exchange offer for an registered debenture which is entitled to be resold to the public by the holder thereof without complying with prospectus delivery requirements of the Securities Act,

        (2) has been disposed of in accordance with a shelf registration statement (and the purchasers thereof have been issued registered debentures), or

        (3) is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act and each registered debenture until the date on which such registered debenture is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by this Registration Statement.

    Pursuant to the registration rights agreement, we were obligated to file this Registration Statement with the Securities and Exchange Commission on or before April 29, 1999 (365 days after the Closing Date). In addition, the registration rights agreement provides that:

        (1) we will use our best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission on or before August [27], 1999 (485 days after the Closing Date),

        (2) unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy, we will commence the exchange offer and use our best efforts to issue on or before 30 business days after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission, registered debentures in exchange for all debentures tendered prior thereto in the exchange offer and

        (3) if obligated to file a shelf registration statement, we will use our best efforts to file the shelf registration statement with the Securities and Exchange Commission on or before 60 days after such filing obligation arises and to cause the shelf registration statement to be declared

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    effective by the Securities and Exchange Commission on or before 120 days after such obligation arises.

If (a) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,
(b) any of such registration statements is not declared effective by the Securities and Exchange Commission on or before the date specified for such effectiveness (the "Effectiveness Target Date"), (c) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) this Registration Statement or a shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then we will pay Liquidated Damages to each Holder of debentures, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of debentures held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of debentures with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of debentures. All accrued Liquidated Damages will be paid by us on each Damages Payment Date to the Global Debenture Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of debentures are required to make certain representations to us (as described in the registration rights agreement) to participate in the exchange offer and are required to deliver certain information to be used in connection with a shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their debentures included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above. See "The Exchange Offer."

    The foregoing description of the registration rights agreement is a summary only and does not purport to be complete. This summary is qualified in its entirety by reference to all provisions of the registration rights agreement which as been filed as an exhibit to the Registration Statement of which this prospectus forms a part.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

    "Accounts Receivable Subsidiary" means a Wholly Owned Subsidiary of Grove
Investors:

        (1) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of Grove Investors and/or its Restricted Subsidiaries,

        (2) which is designated by the Management Committee of Grove Investors as an Accounts Receivables Subsidiary pursuant to a Management Committee resolution set forth in an Officers' Certificate and delivered to the United States Trust Company,

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        (3) that has total assets at the time of such designation with a book value not exceeding $100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing,

        (4) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates Grove Investors or any Restricted Subsidiary of Grove Investors in any way, other than pursuant to (1) representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or
    (2) any guarantee of any such accounts receivable financing by Grove Investors that is permitted to be incurred pursuant to the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," or (b) subjects any property or asset of Grove Investors or any Restricted Subsidiary of Grove Investors, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (1) representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (2) any guarantee of any such accounts receivable financing by Grove Investors that is permitted to be incurred pursuant to the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock,"

        (5) with which neither Grove Investors nor any Restricted Subsidiary of Grove Investors has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with the covenant described under the caption "--Certain Covenants--Sales of Accounts Receivable" and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and

        (6) with respect to which neither Grove Worldwide nor any Restricted Subsidiary of Grove Worldwide has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with the covenant described under "--Certain Covenants--Sales of Accounts Receivable" or (b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations thereof.

    "Acquired Debt" means, with respect to any specified Person,

        (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and

        (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

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    "Asset Sale" means:

        (1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business or (B) sales or other dispositions of accounts receivable and/or notes receivable and related assets to (x) the Accounts Receivable Subsidiary in accordance with the covenant described under the caption "--Certain Covenants--Sale of Accounts Receivable" and (y) one or more financial institutions in connection with a Dealer Financing Program or factoring arrangements as in existence on the date of the indenture (provided that, in each case, the sale, lease, conveyance or other disposition of all or substantially all of the assets of Grove Investors and its Subsidiaries (determined on a consolidated basis) are governed by the provisions of the indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Limitation on Leases"), and

        (2) the issue or sale by Grove Investors or any of its Subsidiaries of Equity Interests of any of the Grove Investors' Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million.

    Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

        (1) a transfer of assets by us to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to us or to another Wholly Owned Restricted Subsidiary,

        (2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to us or to another Wholly Owned Restricted Subsidiary,

        (3) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments,"

        (4) the sale and leaseback of any assets within 90 days of the acquisition of such assets; provided that such sale and leaseback complies with the covenant described above under the caption "--Sale and Leaseback Transactions",

        (5) foreclosures of assets, and

        (6) the sale at fair market value of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of Grove Investors or any Restricted Subsidiary, as the case may be, in the ordinary course of business.

    "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "Borrowing Base" means, as of any date, an amount equal to the sum of 85% of the face amount of all accounts receivable and notes receivable owned by Grove Investors and its Restricted Subsidiaries as of such date that are not more than 90 days past due, as calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable and notes receivable as of a specific date, Grove Investors may use the most recent available information for purposes of calculating the Borrowing Base.

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    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means

        (1) in the case of a corporation, corporate stock,

        (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

        (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means

        (1) United States dollars,

        (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

        (3) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one-year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million,

        (4) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

        (5) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Grove Investors Service, Inc.,

        (6) commercial paper having the highest rating obtainable from Moody's Grove Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition and

        (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus

        (1) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized in connection with an Asset Sale or the extinguishment of any Indebtedness (to the extent such losses were deducted in computing such Consolidated Net Income), plus

        (2) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period or, following the reorganization of Grove Investors as a corporation, any tax sharing payment made pursuant to a tax sharing agreement executed in connection

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    therewith, in each case, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

        (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

        (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus

        (5) any interest expense on Indebtedness of another person that is guaranteed by such person or a Subsidiary of such person or secured by a Lien on the assets of such person or one of its Subsidiaries (to the extent that such interest expense was deducted in computing Consolidated Net Income in such period), plus

        (6) any charges of up to $30.0 million relating to a facility closing, plus

        (7) any charges of up to $16.0 million resulting from fees payable to the George Group in connection with the consulting arrangements with Grove Investors or its Restricted Subsidiaries, plus

        (8) one-time expenses associated with inventory, research and development and other write-ups resulting from purchase accounting adjustments at the time of the Transactions or any other permitted acquisition (to the extent such expenses were deducted in computing Consolidated Net Income in such period), plus

        (9) any expenses or charges related to any Equity offering, Permitted Investment or Indebtedness permitted to be incurred by the indenture (including such expenses or charges related to the Transactions) and deducted in such period in computing Consolidated Net Income, minus

        (10) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Grove Investors by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

        (1) the Net Income (but not loss) of any Person that is not a Subsidiary (other than Grove Investors) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof,

        (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of Grove Investors shall be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Wholly Owned Restricted Subsidiary thereof in respect of such period,

        (3) the Net Income of any Person acquired in a pooling of interests transaction for any period before the date of such acquisition shall be excluded,

        (4) the cumulative effect of a change in accounting principles shall be excluded and

        (5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Grove Investors or one of its Subsidiaries.

    "Credit Facilities" means, with respect to us or their Restricted Subsidiaries, one or more debt facilities (including, without limitation, the credit facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Dealer Financing Program" means

        (x) that certain financing program pursuant to which (1) distributors of Grove Investors and its Restricted Subsidiaries can obtain up to 366-day inventory financing for the purchase of the Grove Investors' Subsidiaries' products, (2) units financed will generate secured notes receivable, accounts receivable, chattel paper, instruments or other intangibles (collectively, "Receivables"), which Grove Investors or its Restricted Subsidiaries may sell, from time to time, to financial institutions at 100% of face value and (3) Grove Investors or its Restricted Subsidiaries will insure (with a nationally recognized insurance company with at least $100.0 million in assets) at least 85% of the payment obligations relating to such Receivables and

        (y) factoring or discounting arrangements as in effect on the date of the indenture or entered into in the ordinary course of business consistent with past practice.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Discount Debenture Indenture" means the indenture relating to the senior discount debentures.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or before the date that is 91 days after the date on which the debentures mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments"; and provided further, that Capital Stock issued to any plan for the benefit of employees of Grove Investors or its subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by Grove Investors to satisfy applicable statutory or regulatory obligations.

    "Equipment Financing Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations, residual value guarantees, conditional loss guarantees or first loss guarantees) by Grove Investors or a Restricted Subsidiary incurred in the ordinary course of business consistent with past practice of Indebtedness incurred by a distributor, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Grove Investors or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such distributor or other purchaser or lessor and any related reasonable fees and expenses (including financing fees); provided, however, that

        (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a Lien on such inventory in favor of the holder of such Indebtedness, and

        (2) if Grove Investors or such Restricted Subsidiary is required to make payment with respect to such guarantee, Grove Investors or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a Lien in such inventory or (s) the net proceeds of any resale of such inventory.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Existing Indebtedness" means up to $15.0 million in aggregate principal amount of Indebtedness of Grove Investors and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of the indenture, until such amounts are permanently repaid.

    "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,

        (1) acquisitions that have been made by Grove Investors or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or after such reference period and on or before the

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    Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma adjustments for expenses and cost reductions attributable to such acquisitions (to the extent such adjustments are (x) realizable within twelve months of the date of the acquisition and (y) based on pro forma financial statements reviewed by Grove Investors' accountants),

        (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of before the Calculation Date, shall be excluded,

        (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of before the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, and

        (4) the amount of interest expense attributable to financings pursuant to the Dealer Financing Program shall be subtracted from the numerator and excluded from the denominator in calculating the Fixed Charge Coverage Ratio provided that the interest income from such financings exceeds interest expense.

    "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

        (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Transactions be included in fixed charges) and

        (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

        (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) excluding, however, guarantees incurred in connection with (a) any Equipment Financing Guarantee or (b) residual value guarantees, conditional loss guarantees and similar financings allowed to be incurred pursuant to the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and

        (4) if and for so long as such Person is taxed as a partnership for federal income tax purposes, all cash dividend payments or other distributions of property on any series of preferred stock of such Person or, if such Person is taxed as a corporation for federal income tax purposes, the product of (a) all cash dividend payments or other distributions of property (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred equity of such Person times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

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
    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

    "George Group" means The George Group, Inc. a Texas corporation, and its successors.

    "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under

        (1) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements,

        (2) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates and

        (3) commodities purchase and sale agreements and other similar agreements designed to protect such Person against fluctuations in the price of raw materials used by Grove Investors or its Restricted Subsidiaries in the ordinary course of business.

    "Senior Discount Debentures" means the 11 5/8% Senior Discount Debentures due 2009 of Grove Holdings LLC and Grove Holdings Capital, Inc.

    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness (other than Hedging Obligations and guarantees) outstanding as of any date shall be

        (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and

        (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "Investment Grade Securities" means

        (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

        (2) debt securities or debt instruments with a rating of BBB- or higher by Standard and Poor's Corporation or Baa3 or higher by Moody's Grove Investors Services, Inc. or the equivalent of such rating by such rating organization, or, if no rating of Standard and Poor's Corporation or Moody's Grove Investors Services, Inc. then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among Grove Investors and its Subsidiaries, and

        (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

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    "Investments" means, with respect to any Person, all investments by such
Person in other Persons (including affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by us or any of their Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of Grove Investors shall not be deemed to be an Investment. If Grove Investors or any Restricted Subsidiary of Grove Investors sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Grove Investors such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Grove Investors, Grove Investors shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "Management Committee" means

        (1) for so long as Grove Investors is a limited liability company, the Management Committee of Grove Investors and

        (2) otherwise the Board of Directors of Grove Investors.

    "Net Income" means, with respect to any Person for any period,

        (1) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (x) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (y) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss) less

        (2) in the case of any Person that is a partnership or limited liability company, the Tax Amount of such person for such period.

    "New Credit Agreement" means that certain Credit Agreement, dated as of the date of the indenture by and among Grove, Grove Capital and Chase Bank of Texas, National Association, as administrative agent, BankBoston N.A., as syndication agent and Donaldson, Lufkin & Jenrette, as documentation agent, and certain other lenders party thereto, providing for up to $125 million of revolving credit borrowings and $200 million of term borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

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    "Credit Facility" means, with respect to us and the Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Non-Recourse Debt" means Indebtedness

        (1) as to which neither Grove Investors nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
    (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and

        (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the q being offered hereby) of Grove Investors or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable before its stated maturity; and

        (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Grove Investors or any of its Restricted Subsidiaries.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness.

    "Permitted Business" means any of the businesses and any other businesses related to the businesses engaged in by Grove Investors and its respective Restricted Subsidiaries on the date of the indenture.

    "Permitted George Group Transactions" means, for purposes of the covenant described above under the caption "--Transactions with Affiliates," consulting arrangements with the George Group and its affiliates and any payments for fees and expenses thereunder made, provided that such payments shall not exceed $8.0 million in any fiscal year (with such amount being subject to reasonable adjustments in connection with advisory and consulting services rendered in connection with Permitted Investments).

    "Permitted Investments" means

        (1) any Investment in Grove Investors or in a Restricted Subsidiary of Grove Investors and is engaged in a Permitted Business;

        (2) any Investment in Cash Equivalents and Investment Grade Securities;

        (3) any Investment by Grove Investors or any Restricted Subsidiary of Grove Worldwide in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of Grove Worldwide and is engaged in a Permitted Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Grove Worldwide or a Wholly Owned Restricted Subsidiary of Grove Worldwide that is engaged in Permitted Business;

        (4) any Investment made as a result of the receipt of assets not constituting Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

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        (5) any acquisition of assets solely in exchange for the issuance of
    Equity Interests (other than Disqualified Stock) of Grove Investors;

        (6) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed $10 million;

        (7) Investments in securities of customers received in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (8) Investments existing on the date of the indenture or made in connection with the Transactions;

        (9) Investments consisting of receivables owing to Grove Investors and its Restricted Subsidiaries and advances or loans to or the receipt of notes or drafts from, distributors and customers, in each case, in connection with the sale or lease of inventory in the ordinary course of business and consistent with past practices, including such Investments made in connection with or pursuant to a Dealer Financing Program;

        (10) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business and consistent with past practices not to exceed $1.0 million;

        (11) any Hedging Obligation;

        (12) Investments in an Accounts Receivable Subsidiary made in connection with the formation of an Accounts Receivable Subsidiary or received in consideration of sales of accounts receivable, in each case, in accordance with the covenant described above under the caption entitled "--Certain Covenants--Sales of Accounts Receivable,"

        (13) Investments consisting of intercompany loans from Grove Investors and its Restricted Subsidiaries to Restricted Subsidiaries;

        (14) Investments consisting of capital contributions from Grove Investors or any Restricted Subsidiaries to Restricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed $25.0 million;

        (15) Equipment Financing Guarantees permitted by the terms of clause
    (15) of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and

        (16) loans to and promissory notes or other instruments of managers and officers of Grove Investors or its Restricted Subsidiaries issued in connection with the purchase of Equity Interests of Grove Investors.

    "Permitted Liens" means

        (1) Liens securing Senior Debt (as defined in the senior subordinated note indenture) and Liens on assets of Restricted Subsidiaries securing Senior Debt permitted by the terms of the senior subordinated note indenture to be incurred;

        (2) Liens in favor of us or a Restricted Subsidiary;

        (3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Grove Investors or is merged into or consolidated with one of Grove Investors or any Subsidiary of Grove Investors; provided that such Liens were in existence before the contemplation

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    of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Grove Investors or any Subsidiary of Grove Investors;

        (4) Liens on property existing at the time of acquisition thereof by Grove Investors or any Subsidiary of Grove Investors, provided that such Liens were in existence before the contemplation of such acquisition;

        (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired, constructed or improved with such Indebtedness;

        (6) Liens existing on the date of the indenture;

        (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

        (8) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

        (9) Liens incurred in the ordinary course of business of ours or any Subsidiary of ours with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by us or such Subsidiary;

        (10) liens on assets of the Subsidiary Guarantors (as defined in the senior subordinated note indenture) to secure Senior Debt of such Subsidiary Guarantors that was permitted to be incurred under the senior subordinated note indenture;

        (11) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

        (12) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (13) judgment or attachment Liens not giving rise to an Event of Default;

        (14) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary course of the business of Grove Investors or any of its Restricted Subsidiaries;

        (15) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

        (16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

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        (17) Liens securing reimbursement obligations with respect to letters of credit and products and proceeds thereof;

        (18) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the indenture;

        (19) Liens arising out of consignment, conditional purchase or similar arrangements for the sale of goods entered into by Grove Investors or any Restricted Subsidiary in the ordinary course of business;

        (20) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the indenture and which has been incurred in accordance with the provisions of the indenture;

        (21) Liens with respect to Equipment Financing Guarantees and related inventory and equipment;

        (22) Liens incurred in connection with the Equipment Financing Program and

        (23) Liens incurred in the ordinary course of business on equipment and inventory held for lease by Grove Worldwide or any of its Restricted Subsidiaries.

    "Permitted Refinancing Indebtedness" means any Indebtedness of ours or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the incurrence thereof to extend, refinance, renew, replace, defease or refund other Indebtedness of ours or any of their Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

        (1) the principal amount (or accreted value, if applicable) of such permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, fees and interest incurred in connection therewith);

        (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the debentures on terms at least as favorable to the Holders of debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (4) such Indebtedness is incurred either by us or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any receivables financing permitted pursuant to the covenant entitled "Sales of Accounts Receivable."

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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    "Senior Subordinated Note Indenture" means the indenture relating to the senior subordinated notes.

    "Senior Subordinated Notes" means the 9 1/4 Senior Subordinated Notes due 2008 of Grove Worldwide LLC and Grove Capital, Inc.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal before the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any Person,

        (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and

        (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "Tax Amount" means, with respect to Grove Investors for any period, the product of (1) the taxable income of such Person for such period and (2) the maximum combined Federal, state and local income tax rates applicable to an individual resident in New York City or California, whichever is higher; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carry forwards or other carry forwards or tax attributes, such as alternative minimum tax carry forwards shall be taken into account, and adjusted to take into account any applicable credits, deductions or other adjustments allowed under both New York and California law to a direct or indirect owner of an interest in Grove Investors for state and local income tax purposes. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status to a corporation.

    "Tax Distribution" means a distribution in respect of taxes to the members of Grove Investors pursuant to clause (6) of the second paragraph of the covenant described above under the caption "Certain Covenants--Restricted Payments."

    "Transactions" means each of

        (1) the acquisition by Grove Investors through certain of its subsidiaries of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of Hanson Funding (G) PLC and certain of its subsidiaries, for aggregate cash consideration of approximately $583.0 million plus certain assumed liabilities (the "Acquisition");

        (2) approximately $203.0 million of borrowings under the credit facility;

        (3) approximately $225.0 million of estimated gross proceeds from the offering of the Senior Subordinated Notes; and

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        (4) an approximately $168.0 million equity contribution to Grove
    Worldwide by Grove Investors (the "Equity Contribution"), a portion of which is being financed with approximately $50.0 million in gross proceeds from the offering of the senior discount debentures.

    "Unrestricted Subsidiary" means any Subsidiary (other than Grove Investors Capital) or any successor to any of them that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a resolution of the Management Committee; but only to the extent that such Subsidiary:

        (1) has no Indebtedness other than Non-Recourse Debt;

        (2) is not party to any agreement, contract, arrangement or understanding with Grove Investors or any Restricted Subsidiary of Grove Investors unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Grove Investors or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not affiliates of Grove Investors;

        (3) is a Person with respect to which neither Grove Investors nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Grove Investors or any of its Restricted Subsidiaries; and

        (5) has at least one director on its board of directors that is not a director or executive officer of Grove Investors or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Grove Investors or any of its Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the United States Trust Company by filing with the United States Trust Company a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments."

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Grove Investors as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," we shall be in default of such covenant). The Management Committee of Grove Investors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Grove Investors of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if

        (1) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and

        (2) no Default or Event of Default would be in existence following such designation.

    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Committee of such Person.

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    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

        (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

        (2) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors' qualifying shares and (y) shares required to be held by a second shareholder pursuant to the laws of France in an amount not to exceed one-tenth of one percent of the outstanding shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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
                       FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the following discussion is an accurate general description of the material anticipated Federal income tax consequences of the purchase, ownership and disposition of the debentures. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly retroactively. This summary deals only with holders that will hold debentures as capital assets and does not address tax considerations applicable to investors that may be subject to special tax rules such as banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons that will hold debentures as part of an integrated investment, including a straddle, comprised of debentures and one or more other positions, persons that have a functional currency other than the United States dollar or holders of debentures that did not acquire the debentures in the initial distribution thereof at their original issue price. In addition, this discussion does not consider the effect of any state, local, estate, gift or other tax laws. Investors considering the purchase of debentures should consult their own tax advisors with respect to the application of the Federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             UNITED STATES HOLDERS

    As used in this prospectus, the term "United States Holder" means the beneficial owner of debentures that is, for United States Federal income tax purposes, (1) a citizen or resident of the United States, (2) a domestic corporation or other entity taxable as a corporation, (3) an estate the income of which is subject to United States Federal income taxation regardless of its source, (4) a trust if (A) a United States court is able to exercise supervision over the administration of the trust and (B) one or more United States fiduciaries have authority to control all substantial decisions of the trust, or
(5) otherwise subject to United States Federal income taxation with respect to its worldwide income on a net income basis.

TAXATION OF UNITED STATES HOLDERS ON EXCHANGE

    In the opinion of our counsel, Paul, Weiss, Rifkind, Wharton & Garrison, the exchange of an outstanding debenture for an registered debenture will not be a taxable event to a United States Holder of an outstanding debenture, and a United States Holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a United States Holder will have the same adjusted basis and holding period in an registered debenture as it had in a outstanding debenture immediately before the exchange. Further, the tax consequences of ownership and disposition of any registered debenture will be the same as the tax consequences of ownership and disposition of a outstanding debenture.

ORIGINAL ISSUE DISCOUNT

    United States Holders of debentures generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, as described in more detail below, United States Holders of the debentures will be required to include original issue discount in gross income as ordinary income as it accrues, in advance of the receipt of cash attributable to that income.

    In general, a debt obligation that is issued for an amount less than its "stated redemption price at maturity" (as defined below) will be considered to have been issued with original issue discount for United States Federal income tax purposes. Under the applicable regulations, the stated redemption price at maturity will equal the sum of all payments to be made on a debenture, whether denominated as interest or principal, other than certain interest payments based on a fixed rate payable unconditionally at fixed periodic intervals of one year or less during the entire term of the instrument.

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
Because of our option to issue additional debentures in lieu of paying interest in cash, none of the interest payable on the debentures is excluded from the determination of the stated redemption price at maturity of the debentures.

    Each United States Holder of a debenture, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in gross income the sum of the "daily portions" of original issue discount on that debenture for all days during the taxable year that the United States Holder owns the debentures. The daily portions of original issue discount on a debenture are determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to that accrual period. At the election of each United States Holder, accrual periods may be of any length and may vary in length over the term of the debentures, provided that each accrual period is no longer than one year and each scheduled payment occurs either on the final or first day of an accrual period. The amount of original issue discount allocable to each accrual period is determined by multiplying the "adjusted issue price" (as defined below) at the beginning of the accrual period by the annual yield to maturity of the debentures. The "adjusted issue price" of a debenture at the beginning of any accrual period will be the sum of its issue price (generally, the first price at which a substantial amount of debentures are sold, disregarding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments previously received on the debenture.

EXERCISE OF ELECTION TO ISSUE ADDITIONAL DEBENTURES

    In the event that we elect to issue additional debentures, such issuance of additional debentures will not be treated, for United States Federal income tax purposes, as a payment of interest, and the debentures will be deemed to be "reissued" solely for purposes for computing the amount of original issue discount includible in income during the then remaining term of the debentures. Under these rules, the debentures will be deemed to be reissued at their then adjusted issue price. The amount of original issue discount includible in ordinary income over the remaining term of the debentures, determined on the basis of a constant yield method as described above, will be equal to the excess of (i) the sum of the principal amount due at maturity, the additional debentures issued in lieu of cash payments, plus all remaining cash payments of stated interest on the debentures and the additional debentures over (ii) the adjusted issue price of the debentures.

MARKET DISCOUNT

    The market discount rules generally provide that if a United States Holder of a debenture purchased the debenture, subsequent to the original offering, for an amount that is less than its "revised issue price" (the sum of the issue price of the debenture and the aggregate amount of original interest discount includible in the gross income of all holders for periods before the acquisition of the debenture by such holder, which probably should be reduced by, although it is not expressly stated in the Code, the amount of all payments previously received on the debenture) of the debenture, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Such a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debenture as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such debenture at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the debenture or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such debenture.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debenture, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a debenture may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

ACQUISITION PREMIUM

    The acquisition premium rules generally provide that if a United States Holder of a debenture purchased the debenture, subsequent to the original offering, for an amount that is greater than the adjusted issue price of the debenture, the amount of such excess will be treated as "acquisition premium" for Federal income tax purposes, and the amount of original issue discount that the United States Holder includes in gross income is reduced to reflect such acquisition premium. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount reducing original issue discount by a constant fraction, the numerator of which is the excess of the adjusted basis of the debenture over its adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the debenture after the purchase date over its adjusted issue price.

SALE, EXCHANGE OR RETIREMENT OF DEBENTURES

    Upon the sale, exchange or retirement of a debenture, a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such holder's adjusted tax basis in the debentures. A United States Holder's adjusted tax basis in a debenture will generally be equal to the amount paid for the debentures by such holder, increased by any original issue discount included in income by the holder, and reduced by the amount of all payments previously received on the debenture. Such capital gain or loss will be long-term capital gain or loss if the United States Holder's holding period in the debenture is more than one year at the time of disposition. The distinction between capital gain or loss and ordinary income or loss is important for purposes of the limitations on a United States Holder's ability to offset capital losses against ordinary income and because United States Holders that are individuals may be entitled to a preferential rate on long-term capital gains.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    In general, information reporting requirements will apply to payments of principal, premium, if any, and interest (including original issue discount) on a debenture, and payment of the proceeds of the sale of a debenture to certain non-corporate, not otherwise exempt, United States Holders, and a 31% backup withholding tax may apply to such payments if the United States Holder (1) fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, (2) is notified by the Internal Revenue Service that it has failed to report payments of interest and dividends properly, or (3) under certain circumstances, fails to certify that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against such holder's United States Federal income tax liability and may entitle the United States Holder to a refund.

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REPORTING REQUIREMENTS

    Grove Holdings will provide annual information statements to holders of the debentures and to the Internal Revenue Service, setting forth the amount of original issue discount determined to be attributable to the debentures for that year.

                           NON-UNITED STATES HOLDERS

    As used in this prospectus, the term "Non-United States Holder" means a beneficial owner of debentures that, for United States Federal income tax purposes, is not a United States Holder.

TAXATION OF NON-UNITED STATES HOLDERS ON EXCHANGE

    The exchange of a outstanding debenture for an registered debenture will not be a taxable event to a Non-United States Holder of a outstanding debenture, and a Non-United States Holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a Non-United States Holder will have the same adjusted basis and holding period in an registered debenture as it had in a outstanding debenture immediately before the exchange. Further, the tax consequences of ownership and disposition of any registered debenture will be the same as the tax consequences of ownership and disposition of a outstanding debenture.

INTEREST

    Subject to the discussion of information reporting and backup withholding below, payments of interest (including original issue discount) on the debentures to or on behalf of any Non-United States Holder will not be subject to United States Federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder, provided that (1) such Non-United States Holder is not a bank for United States Federal income tax purposes, (2) such Non-United States Holder is not a "10-percent shareholder" within the meaning of section 871(h)(3)(B) of the Internal Revenue Code of 1986, (3) such Non-United States Holder is not a controlled foreign corporation for United States Federal income tax purposes that is related to Grove Holdings through stock ownership, and (4) certain certification requirements are met. A Non-United States Holder that is not exempt from tax under these rules generally will be subject to United States Federal income tax withholding at a rate of 30% (or lower applicable treaty rate) on interest payments.

    If the interest is effectively connected with the conduct of a trade or business within the United States of such Non-United States Holder, such interest will be subject to the United States Federal income tax on net income that applies to United States persons generally (and with respect to corporate holders under certain circumstances, the branch profits tax).

GAIN ON DISPOSITION

    Any capital gain realized upon a sale, exchange or retirement of a debenture by or on behalf of a Non-United States Holder generally will not be subject to United States Federal withholding or income tax, unless (1) such gain is effectively connected with a United States trade or business of such Non-United States Holder, (2) the Non-United States Holder is an individual that is present in the United States for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met, or (3) the Non-United States Holder is subject to tax pursuant to provisions of the United States Federal tax law applicable to certain United States expatriates.

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INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under temporary Treasury Regulations now in effect, information reporting and backup withholding will not apply to payments by us or any middleman to a Non-United States Holder, provided that the holder (and, in certain cases the custodian, nominee or other agent of such holder) meets certain certification requirements as to the status of the holder as a Non-United States Holder (provided that the payor lacks actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

    Recently published final Treasury Regulations (the "Final Withholding Regulations") make a number of important changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the Final Withholding Regulations do not significantly alter substantive withholding requirements but unify certification procedures and clarify reliance standards. The Final Withholding Regulations are scheduled to be effective for payments made on or after January 1, 2000, subject to certain transition rules.

    Initial Non-United States Holders will be required to submit certification complying with the temporary Treasury Regulations upon purchase of the debentures. Certification that complies with the procedures in the Final Withholding Regulations, where required, must be provided not later than the earlier of (1) the date after December 31, 1999 on which such Non-United States Holders' certification is no longer accurate or has expired, and (2) December 31, 2000 by initial Non-United States Holders that remain holders on such date, unless such Non-United States Holders receive payments on the debentures through a qualified intermediary (as defined in the Final Withholding Regulations) that has certified on such Non-United States Holders' behalf. Non-United States Holders claiming under an income tax treaty (and not relying on the portfolio interest exemption) should be aware that they may be required to obtain taxpayer identification numbers and to certify their eligibility under the applicable treaty's limitations on benefits article to comply with the Final Withholding Regulations' certification requirements. The final withholding regulations are quite complex. Non-United States holders are strongly urged to consult their own tax advisors regarding potential application of the final withholding regulations to payments on the debentures in light of their particular circumstances.

    Backup withholding is not an additional tax; any amounts so withheld may be refunded or credited against a Non-United States Holder's United States Federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    The foregoing summary does not discuss all aspects of Federal income taxation that may be relevant to a particular holder of debentures in light of his particular circumstances and income tax situation. Each holder of debentures should consult his own advisor as to the specific tax consequences to such holder of the ownership and disposition of the debentures, including the application and effect of state, local, foreign and other tax laws, or subsequent versions of such laws.

                              ERISA CONSIDERATIONS

    Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986 prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under the Employee Retirement Income Security Act or "disqualified persons" under the Internal Revenue Code of 1986. A violation of these "prohibited transactions" rules may generate excise taxes under the Internal Revenue Code of 1986 and other liabilities under the Employee Retirement Income Security Act for such persons. Possible violations of the prohibited transaction rules occur if the debentures are purchased with the assets of any Plan if we or any of our affiliates is a party in interest

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or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

    The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the debentures should consult its legal advisors regarding the consequences of such purchases under the Employee Retirement Income Security Act and the Internal Revenue Code of 1986. If the Plan is not subject to the Employee Retirement Income Security Act, the fiduciary should consult its legal advisors regarding the consequences of any state law or Internal Revenue Code of 1986 considerations.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Staff set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker dealer registered under the Exchange Act that purchases debentures from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges outstanding debentures for registered debentures in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the registered debentures will be allowed to resell the registered debentures to the public without further registration under the Securities Act and without delivering to the purchasers of the registered debentures a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires registered debentures in the exchange offer for the purpose of distributing or participating in a distribution of the registered debentures, such holder cannot rely on the position of the Staff enunciated in Exxon Capital Holdings Corporation or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of registered debentures obtained by such holder in exchange for outstanding debentures acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

    As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that they:

    - are not an affiliate of ours;

    - are not participating in, and do not intend to participate in, and has no arrangement or understanding with any person to participate in, a distribution of the outstanding debentures or the registered debentures;

    - are acquiring the registered debentures in the ordinary course of business; and

    - if they are a broker dealer, they will receive the registered debentures for their own account in exchange for the outstanding debentures that were acquired as a result of market-making activities or other trading activities. Each broker dealer must acknowledge that it will deliver a prospectus in connection with any resale of such registered debentures.

    Any broker dealer registered under the Exchange Act who holds outstanding debentures that were acquired for its own account as a result of market-making activities or other trading activities, other than outstanding debentures acquired directly from us or any affiliate of ours, may exchange such outstanding debentures for registered debentures pursuant to the exchange offer; however, such broker dealer may be deemed an underwriter within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the registered debentures received by it in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use our reasonable best efforts to cause the registration statement, of which this prospectus is a part, to remain continuously effective for a period of one year from the exchange date, and to make this prospectus, as amended or supplemented, available to any such broker dealer for use in connection with resales. Any broker dealer participating in the exchange offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of registered debentures received by it in the exchange offer. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

    We will not receive any proceeds from any sale of registered debentures by a broker dealer. Registered debentures received by broker dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the registered debentures or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealers and/or the purchasers of any such registered debentures. Any broker dealer that resells registered debentures that were received by it for its own account pursuant to the exchange offer and any broker dealer that participates in a distribution of such registered debentures may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any such resale of registered debentures and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

    We have agreed to pay all expenses incident to the exchange offer, including the reasonable expenses of one counsel for holders of the outstanding debentures, other than commissions and concessions of broker dealers, and will indemnify the holders of the outstanding debentures, including any broker dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, will pass upon certain legal matters, including certain tax matters on our behalf, with respect to the registered debentures.

                                    EXPERTS

    The consolidated financial statements of Grove Investors LLC as of October 3, 1998, and the combined financial statements of Grove Investors LLC for the seven months ended April 28, 1998 and the consolidated financial statements for the five months ended October 3, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of the Grove Companies as of September 27, 1997, and for each of the years in the two-year period ended September 27, 1997, have been included herein and in the registration statement in reliance upon the report of Ernst & Young LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             CHANGE IN ACCOUNTANTS

    Until July 1998, Ernst & Young LLP was the independent accountant of Grove Worldwide. In July 1998, Ernst & Young LLP was replaced by KPMG LLP as the independent accountant of Grove

Worldwide. Ernst & Young LLP did not resign nor was it dismissed under adverse circumstances. Ernst & Young LLP's report on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the parent of Grove Worldwide. In addition, during the two most recent fiscal years, and the subsequent interim periods, before Grove Worldwide's change in accountants, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its report.

            INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
                      GROVE INVESTORS LLC AND SUBSIDIARIES

                                                                                                               PAGE
                                                                                                             ---------

ANNUAL FINANCIAL STATEMENTS

Independent Auditors' Reports..............................................................................        F-2

Combined Balance Sheet as of September 27, 1997 and Consolidated Balance Sheet as of October 3, 1998.......        F-4

Combined Statements of Operations for the years ended September 28, 1996 and September 27, 1997 and for the seven months ended April 28, 1998 and Consolidated Statement of Operations for the five months ended
  October 3, 1998..........................................................................................        F-5

Combined Statements of Predecessor Capital for the years ended September 28, 1996 and September 27, 1997 and for the seven months ended April 28, 1998 and Consolidated Statement of Members' Equity for the five
  months ended October 3, 1998.............................................................................        F-6

Combined Statements of Cash Flows for the years ended September 28, 1996 and September 27, 1997 and for the seven months ended April 28, 1998 and Consolidated Statement of Cash Flows for the five months ended
  October 3, 1998..........................................................................................        F-7

Notes to Combined and Consolidated Financial Statements....................................................        F-8

QUARTERLY FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheet as of January 2, 1999.......................................       F-33

Unaudited Condensed Combined Statement of Operations and Comprehensive Income for the three months ended
  December 27, 1997 and Condensed Consolidated Statement of Operations and Comprehensive Loss for the three
  months ended January 2, 1999.............................................................................       F-34

Unaudited Condensed Combined Statement of Cash Flow the three months ended December 27, 1997 and condensed
  consolidated statement of cash flow for the three months ended January 2, 1999...........................       F-35

Notes to Unaudited Condensed Combined and Consolidated Financial Statements................................       F-36

    Grove Investors LLC and Grove Investors Capital, Inc. were formed in December 1997 and March 1998, respectively, with nominal capital contributions and had no operations prior to the acquisition. Accordingly, the Company (as defined) has not provided herein any Financial Statements for such entities for any period prior to the acquisition.

                          INDEPENDENT AUDITORS' REPORT

The Management Committee of
  Grove Investors LLC:

    We have audited the accompanying consolidated balance sheet of Grove Investors LLC and subsidiaries as of October 3, 1998 and the related consolidated statements of operations, members' equity and cash flows for the five months ended October 3, 1998 (Successor Period) and the combined statements of operations, predecessor capital and cash flows for the seven months ended April 28, 1998 (Predecessor Period). These consolidated and combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grove Investors LLC and subsidiaries as of October 3, 1998, and the results of their operations and their cash flows for the Successor Period, in conformity with generally accepted accounting principles. Furthermore, in our opinion, the aforementioned combined financial statements present fairly, in all material respects, the results of operations and cash flows of The Grove Companies for the Predecessor Period, in conformity with generally accepted accounting principles.

    As discussed in note 2 to the combined and consolidated financial statements, on April 28, 1998 Grove Investors LLC acquired The Grove Companies in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated information as of October 3, 1998 and for the five months then ended is presented on a different cost basis than that for the periods before the acquisition and, therefore is not comparable.

                                          KPMG LLP

December 1, 1998
Baltimore, Maryland

                          INDEPENDENT AUDITORS' REPORT

The Shareholder of
  The Grove Companies:

    We have audited the accompanying combined balance sheet as of September 27, 1997 of the Grove Companies, and the related combined statements of operations, predecessor capital, and cash flows for each of the two years in the period ended September 27, 1997. Our audits also included the financial statement schedules listed in the Index at Item 21(b). These financial statements and schedules are the responsibility of the Companies' management. Our responsibility is to express an opinion on the financial statements and schedules based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position as September 27, 1997, of the Grove Companies, and the combined results of their operations and their cash flows for each of the two years in the period ended September 27, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basis financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

December 15, 1997
Baltimore, Maryland

                      GROVE INVESTORS LLC AND SUBSIDIARIES

              COMBINED BALANCE SHEET AS OF SEPTEMBER 27, 1997 AND
                CONSOLIDATED BALANCE SHEET AS OF OCTOBER 3, 1998

                                 (IN THOUSANDS)

                                                                         PREDECESSOR  COMPANY
                                                                            1997        1998
                                                                         -----------  ---------
ASSETS
Current assets:
  Cash and cash equivalents............................................   $   5,024   $  34,289
  Trade receivables, net...............................................     149,164     129,833
  Due from Hanson PLC..................................................          --      10,500
  Notes receivable.....................................................      68,450       5,887
  Inventories (note 5).................................................     215,332     207,248
  Prepaid expenses and other current assets............................      22,569       8,893
                                                                         -----------  ---------
Total current assets...................................................     460,539     396,650

Property, plant and equipment, net (note 6)............................     147,588     207,175
Goodwill, net (note 7).................................................     254,728     288,499
Other assets...........................................................      18,641      22,919
                                                                         -----------  ---------
                                                                          $ 881,496   $ 915,243
                                                                         -----------  ---------
                                                                         -----------  ---------
LIABILITIES AND MEMBERS' EQUITY/PREDECESSOR CAPITAL
Current liabilities:
  Current maturities of long-term debt (note 10).......................   $      --   $   7,000
  Short-term borrowings (note 8).......................................       7,265      15,027
  Accounts payable.....................................................      70,327      79,470
  Accrued expenses and other current liabilities (note 9)..............      90,734     106,211
                                                                         -----------  ---------
Total current liabilities..............................................     168,326     207,708

Deferred revenue (note 3)..............................................      46,509      67,306
Long-term debt (note 10)...............................................          --     509,665
Other liabilities (note 11)............................................      38,169      82,729
                                                                         -----------  ---------
Total liabilities......................................................     253,004     867,408
                                                                         -----------  ---------
Members' equity/predecessor capital:
  Predecessor capital..................................................     628,492          --
  Invested capital.....................................................          --      75,000
  Notes receivable from members........................................          --      (2,783)
  Accumulated deficit..................................................          --     (29,664)
  Minimum pension liability (note 12)..................................          --      (2,059)
  Cumulative translation adjustment....................................          --       7,341
                                                                         -----------  ---------
Total members' equity/predecessor capital..............................     628,492      47,835
                                                                         -----------  ---------
Commitments and contingencies (notes 16, 17, 18 and 19)
                                                                          $ 881,496   $ 915,243
                                                                         -----------  ---------
                                                                         -----------  ---------

   See accompanying notes to combined and consolidated financial statements.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

    COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 28, 1996
      AND SEPTEMBER 27, 1997 AND THE SEVEN MONTHS ENDED APRIL 28, 1998 AND CONSOLIDATED STATEMENT OF OPERATIONS FOR THE FIVE MONTHS ENDED OCTOBER 3, 1998

                                 (IN THOUSANDS)

                                                             PREDECESSOR               COMPANY
                                                 -----------------------------------  ---------
                                                  SEPTEMBER    SEPTEMBER               OCTOBER
                                                     28,          27,      APRIL 28,     3,
                                                    1996         1997        1998       1998
                                                 -----------  -----------  ---------  ---------
Net sales......................................   $ 794,209    $ 856,812   $ 476,200  $ 393,779
Cost of goods sold (note 5)....................     609,130      653,539     377,337    335,764
                                                 -----------  -----------  ---------  ---------
Gross profit...................................     185,079      203,273      98,863     58,015

Selling, engineering, general and
  administrative expenses......................     119,619      122,192      73,664     58,118
Amortization of goodwill.......................       9,185        9,054       5,215      3,091
Management fees paid to Hanson PLC (note 19)...       5,655        2,176         162         --
Restructuring charges (note 15)................          --        1,960          --         --
                                                 -----------  -----------  ---------  ---------
Income (loss) from operations..................      50,620       67,891      19,822     (3,194)
Interest income (expense), net (note 10).......      (2,791)          43       1,048    (21,579)
Other income (expense), net....................        (193)         535      (9,524)      (554)
                                                 -----------  -----------  ---------  ---------
Income (loss) before income taxes..............      47,636       68,469      11,346    (25,327)
Income taxes (note 14).........................      22,188       26,249      11,741      4,337
                                                 -----------  -----------  ---------  ---------
Net income (loss)..............................   $  25,448    $  42,220   $    (395) $ (29,664)
                                                 -----------  -----------  ---------  ---------
                                                 -----------  -----------  ---------  ---------

   See accompanying notes to combined and consolidated financial statements.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

  COMBINED STATEMENTS OF PREDECESSOR CAPITAL FOR THE YEARS ENDED SEPTEMBER 28,
                                      1996
    AND SEPTEMBER 27, 1997 AND FOR THE SEVEN MONTHS ENDED APRIL 28, 1998 AND CONSOLIDATED STATEMENT OF MEMBERS' EQUITY FOR THE FIVE MONTHS ENDED OCTOBER 3,
                                      1998

                                 (IN THOUSANDS)

                                                                                   COMPANY
                                                      ------------------------------------------------------------------
                                                                      NOTES
                                                                   RECEIVABLE                   MINIMUM     CUMULATIVE
                                         PREDECESSOR   INVESTED       FROM      ACCUMULATED     PENSION     TRANSLATION
                                           CAPITAL      CAPITAL      MEMBERS      DEFICIT      LIABILITY    ADJUSTMENT
                                         -----------  -----------  -----------  ------------  -----------  -------------
Balance, September 30, 1995               $ 467,306    $      --    $      --    $       --    $      --     $      --

Net income.............................      25,448           --           --            --           --            --
Dividends paid to parent...............     (30,057)          --           --            --           --            --
Net transactions with affiliates.......      42,394           --           --            --           --            --
Change in minimum pension liability....        (162)          --           --            --           --            --
Change in foreign currency
  translation..........................      (2,375)          --           --            --           --            --
                                         -----------  -----------  -----------  ------------  -----------       ------
Balance, September 28, 1996                 502,554           --           --            --           --            --

Net income.............................      42,220           --           --            --           --            --
Net transactions with affiliates.......      88,524           --           --            --           --            --
Change in minimum pension liability....         601           --           --            --           --            --
Change in foreign currency
  translation..........................      (5,407)          --           --            --           --            --
                                         -----------  -----------  -----------  ------------  -----------       ------
Balance, September 27, 1997                 628,492           --           --            --                         --

Net loss...............................        (395)          --           --            --           --            --
Net transactions with affiliates.......    (111,216)          --           --            --           --            --
Change in minimum pension liability....      (1,371)          --           --            --           --            --
Change in foreign currency
  translation..........................      (5,764)          --           --            --           --            --
                                         -----------  -----------  -----------  ------------  -----------       ------
Balance, April 28, 1998                     509,746           --           --                         --            --

Elimination of predecessor capital.....    (509,746)          --           --            --           --            --
Initial capitalization.................          --       75,000           --            --           --            --
Advances to members (note 19)..........          --           --       (2,719)           --           --            --
Net loss...............................          --           --           --       (29,664)          --            --
Accrued interest on member notes.......          --           --          (64)           --           --            --
Minimum pension liability..............          --           --           --            --       (2,059)           --
Cumulative translation adjustment......          --           --           --            --           --         7,341
                                         -----------  -----------  -----------  ------------  -----------       ------
Balance, October 3, 1998                  $      --    $  75,000    $  (2,783)   $  (29,664)   $  (2,059)    $   7,341
                                         -----------  -----------  -----------  ------------  -----------       ------
                                         -----------  -----------  -----------  ------------  -----------       ------

                                            TOTAL
                                          MEMBER'S
                                           EQUITY
                                         -----------
Balance, September 30, 1995               $      --
Net income.............................          --
Dividends paid to parent...............          --
Net transactions with affiliates.......          --
Change in minimum pension liability....          --
Change in foreign currency
  translation..........................          --
                                         -----------
Balance, September 28, 1996                      --
Net income.............................          --
Net transactions with affiliates.......          --
Change in minimum pension liability....          --
Change in foreign currency
  translation..........................          --
                                         -----------
Balance, September 27, 1997                      --
Net loss...............................          --
Net transactions with affiliates.......          --
Change in minimum pension liability....          --
Change in foreign currency
  translation..........................          --
                                         -----------
Balance, April 28, 1998
Elimination of predecessor capital.....          --
Initial capitalization.................      75,000
Advances to members (note 19)..........      (2,719)
Net loss...............................     (29,664)
Accrued interest on member notes.......         (64)
Minimum pension liability..............      (2,059)
Cumulative translation adjustment......       7,341
                                         -----------
Balance, October 3, 1998                  $  47,835
                                         -----------
                                         -----------

   See accompanying notes to combined and consolidated financial statements.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

    COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997 AND FOR THE SEVEN MONTHS ENDED APRIL 28, 1998 AND
 CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE FIVE MONTHS ENDED OCTOBER 3, 1998

                                 (IN THOUSANDS)

                                                              PREDECESSOR               COMPANY
                                                  -----------------------------------  ---------
                                                   SEPTEMBER    SEPTEMBER               OCTOBER
                                                      28,          27,      APRIL 28,     3,
                                                     1996         1997        1998       1998
                                                  -----------  -----------  ---------  ---------
Cash flows from operating activities:
  Net income (loss).............................   $  25,448    $  42,220   $    (395) $ (29,664)
  Adjustments to reconcile to net income (loss)
    to net cash provided by operating
    activities:
      Depreciation and amortization.............      17,313       17,985      11,399      8,233
      Depreciation of equipment held for rent...       3,805        8,352       5,501      7,400
      Amortization of deferred financing
        costs...................................          --           --          --        884
      Accretion of interest on senior discount
        notes...................................          --           --          --      2,550
      Write-off of amount assigned to inventory
        in purchase accounting..................          --           --          --     27,707
      Gain (loss) on sales of property, plant
        and equipment...........................           5         (600)      6,256         --
      Deferred income tax expense...............         126        1,969       2,358      1,249
      Changes in operating assets and
        liabilities:
        Trade receivables, net..................     (48,405)     (23,266)     32,096     (6,790)
        Notes receivable........................          --      (68,450)     28,409     (3,607)
        Inventories.............................     (27,528)        (162)     (8,828)    17,936
        Accounts payable and accrued expenses...      21,559          564       7,542      5,504
        Other assets and liabilities, net.......      17,503       33,383       8,759     25,898
                                                  -----------  -----------  ---------  ---------
Net cash provided by operating activities.......       9,826       11,995      93,097     57,300
                                                  -----------  -----------  ---------  ---------
Cash flows from investing activities:
  Additions to property, plant and equipment....     (19,443)     (32,491)    (19,521)    (7,230)
  Investment in equipment held for rent.........     (22,527)     (37,904)    (16,380)   (20,751)
  Acquisition of businesses from Hanson, PLC
    including transaction costs of $5,783 net of
    cash acquired of $9,242 and post-closing
    adjustment received of $16,818..............          --           --          --   (562,723)
  Other investing activities....................      (3,271)       1,603       2,071      1,302
                                                  -----------  -----------  ---------  ---------
Net cash used in investing activities...........     (45,241)     (68,792)    (33,830)  (589,402)
                                                  -----------  -----------  ---------  ---------
Cash flows from financing activities:
  Net proceeds from short-term borrowings.......       7,443          204       6,821        941
  Proceeds from issuance of long-term debt......          --           --          --    547,560
  Repayments of long-term debt..................          --           --          --    (35,200)
  Equity investment.............................          --           --          --     75,000
  Advances to members...........................          --           --          --     (2,720)
  Deferred financing costs......................          --           --          --    (19,533)
  Other financing activities....................      18,309       54,145     (62,087)        --
                                                  -----------  -----------  ---------  ---------
Net cash provided by (used in) financing
  activities....................................      25,752       54,349     (55,266)   566,048
                                                  -----------  -----------  ---------  ---------
Effect of exchange rate changes on cash.........        (838)        (712)        217        343
                                                  -----------  -----------  ---------  ---------
Net increase (decrease) in cash and cash
  equivalents...................................     (10,501)      (3,160)      4,218     34,289
Cash and cash equivalents, beginning of
  period........................................      18,685        8,184       5,024         --
                                                  -----------  -----------  ---------  ---------
Cash and cash equivalents, end of period........   $   8,184    $   5,024   $   9,242  $  34,289
                                                  -----------  -----------  ---------  ---------
                                                  -----------  -----------  ---------  ---------

   See accompanying notes to combined and consolidated financial statements.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)

(1) ORGANIZATION, DESCRIPTION OF BUSINESS, AND BASIS OF PRESENTATION

    Grove Investors LLC ("Grove" or the "Company"), through its wholly owned subsidiaries, is primarily engaged in the design, production, sale, and after-sale support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. The Company's domestic manufacturing plants and related facilities are located in Shady Grove and Chambersburg, Pennsylvania and Waverly, Nebraska. The Company's foreign manufacturing plants and related facilities are located in Sunderland, United Kingdom; Wilhelmshaven and Langenfeld, Germany; and Tonneins and Cergy, France. The majority of the Company's sales are to independent distributors, rental companies, and end users which serve the heavy industrial and construction industries in the United States and Europe.

    The Company was formed as a limited liability company in December 1997 pursuant to the provisions of the Delaware Limited Liability Company Act. The Company had no substantive operations prior to its initial capitalization and the acquisition of The Grove Companies on April 29, 1998 (see note 2). The Company issued 75,000 Class B units for $75,000 to equity members in connection with the initial capitalization of the Company. During the five months ended October 3, 1998 the Company issued 3,912 Class A units to management for cash of $1,192 and notes of $2,720 bearing interest at the prime rate (8.5% at October 3, 1998). Such notes are recourse obligations generally secured by the members' interest. In connection with the issuance of the Class A units the Company redeemed 3,912 of the Class B units for their initial purchase price. Class A and Class B members have identical rights and obligations. As of October 3, 1998, 3,912 Class A units and 71,088 Class B units are outstanding.

    The Company is operated and controlled by a management committee (the "Management Committee") constituted by a majority of the Company's equity members. Equity members vote in relation to their percentage ownership. Net income of the company is allocated to equity members first to the extent of any deficit in their capital account; second, to the maximum extent possible, to cause their capital account to equal their respective percentage interest in the total members' equity of the Company; and third, in accordance with their respective percentage interest in the Company. Net losses of the Company are allocated to equity members first to the maximum extent possible, to cause their capital account to equal their respective percentage interest in the total member's equity of the Company; second, to the extent of any positive amount in their capital account; and third, in accordance with their respective percentage interest in the Company.

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

    Combined financial statements for the periods prior to April 29, 1998 consist of the combined operations and substantially all of the assets and liabilities of Kidde Industries, Inc. and the following legal entities: Grove Europe Ltd., Crane Holdings, Inc., Delta Manlift SAS, Grove France SA, Deutsche Grove GmbH, and Grove Manlift Pty. Ltd. (together "The Grove Companies" or "Predecessor"). All of the Grove companies were either directly or indirectly owned by Hanson PLC, a United Kingdom company.

(2) ACQUISITION

    On April 29, 1998, the Company acquired (the "Acquisition") from Hanson PLC ("Hanson") and certain of its subsidiaries, substantially all of the assets of Hanson's U.S. mobile hydraulic crane and aerial work platform operations, the capital stock of Hanson's U.S. truck-mounted crane operation and

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(2) ACQUISITION (CONTINUED)
the capital stock of Hanson's British, French, German, and Australian crane and aerial work platform subsidiaries for an aggregate purchase price of $583 million. The purchase price was subject to a post closing adjustment for which the Company received $16.8 million in fiscal 1998 and an additional $10.5 million in November 1998. Funds required by the Company to consummate the Acquisition, including the payment of related fees and expenses, were as follows:

Sources:
  Issuance of the Senior Subordinated Notes.......................................  $ 225,000
  Borrowings under Revolving Credit Facility......................................     10,106
  Borrowings under Term Loan Facility.............................................    200,000
  Issuance of the Senior Discount Debentures......................................     49,958
  Issuance of the Senior Debentures...............................................     47,375
  Equity investment...............................................................     75,000
                                                                                    ---------
                                                                                    $ 607,439
                                                                                    ---------
                                                                                    ---------
Uses:
  Acquisition price...............................................................  $ 583,000
  Transaction costs...............................................................      5,783
                                                                                    ---------
  Aggregate purchase price........................................................    588,783
  Debt financing costs............................................................     18,656
                                                                                    ---------
                                                                                    $ 607,439
                                                                                    ---------
                                                                                    ---------

    The Acquisition was accounted for using the purchase method. The estimated total purchase price of $583 million and related acquisition fees and expenses of approximately $5.8 million have been allocated to the assets and liabilities of the Company based upon an estimate of their respective fair values, with the remainder being allocated to goodwill. The Company intends to amortize goodwill over a 40 year period based on the strong brand name of the Company and the longevity of the business and the industry in which it operates. The estimated fair values of the assets acquired and liabilities assumed in the Acquisition are summarized as follows:

Cash and cash equivalents........................................................  $   9,241
Due from Hanson for post-closing adjustment......................................     27,300
Trade receivables................................................................    122,616
Notes receivable.................................................................      2,280
Inventories......................................................................    248,381
Other current assets.............................................................     10,602
Property, plant and equipment....................................................    189,703
Goodwill.........................................................................    294,877
Other non-current assets.........................................................      2,966
Short-term borrowings............................................................    (14,086)
Trade accounts payable...........................................................    (79,493)
Accrued expenses and other current liabilities...................................   (103,664)
Other non-current liabilities....................................................   (121,940)
                                                                                   ---------
Aggregate purchase price.........................................................  $ 588,783
                                                                                   ---------
                                                                                   ---------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(2) ACQUISITION (CONTINUED)
    As a result of the Acquisition, the carrying value of assets and liabilities of the Company are not comparable to the carrying value of such assets and liabilities by the Predecessor. The allocation of the purchase price to certain property, plant and equipment is based on fair market value appraisals which have not been finalized.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH AND CASH EQUIVALENTS

    The Company defines cash equivalents as highly liquid investments with initial maturities of three months or less.

    TRADE RECEIVABLES AND NOTES RECEIVABLE

    Trade receivables are net of allowance for doubtful accounts of $2,717 and $3,075 as of September 27, 1997 and October 3, 1998, respectively.

    Notes receivable relate to sales of new equipment to North American distributors on terms of up to one year. Payment of interest and principal are due at the maturity of the note unless the dealer sells the equipment prior to maturity in which case the notes must be repaid immediately along with any interest accrued thereon.

    INVENTORIES

    Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant, and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred, while expenditures having the effect of extending the useful life of an asset are capitalized. Depreciation is computed primarily using the straight-line method. The useful lives by asset category are as follows:

Land improvements...............................................  3-20 years
                                                                  10-30
Buildings and improvements......................................  years
Machinery and equipment.........................................  3-12 years
Equipment held for rent.........................................  Lease term
Furniture and fixtures..........................................  3-10 years

    GOODWILL

    The excess of the purchase price of the Company and its subsidiaries over the fair value of the net assets acquired was recorded as goodwill. Amortization expense is recorded on the straight-line method over 40 years. The Company assesses the recovery of goodwill by determining whether amortization of the goodwill over its remaining life can be recovered through undiscounted cash flows of the acquired operations. Goodwill impairment, if any, is measured by determining the amount by which the carrying value of the goodwill exceeds its fair value based upon discounting of future cash flows.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company records impairment losses on long-lived assets when events and circumstances indicate that the assets might be impaired. No such losses have been recorded in the accompanying financial statements.

    DERIVATIVE FINANCIAL INSTRUMENTS

    Derivative financial instruments are utilized by the Company to reduce interest and foreign currency exchange risks and consist primarily of interest rate collars and forward foreign exchange contracts. The Company does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign currency transaction hedges are recognized in income and offset the foreign exchange gains and losses of the underlying transactions. Gains and losses on foreign currency firm commitment hedges are deferred and included in the basis of the transactions underlying the commitments.

    The Company has an interest rate collar contract to manage its exposure to fluctuations in interest rates. The interest rate differential on the interest rate contract is reflected as an adjustment to interest expense over the life of the contract. Upon early termination of an interest rate contract, the gains or losses on termination are deferred and amortized as an adjustment to the interest expense on the related debt instrument over the remaining period originally covered by the contract.

    REVENUE RECOGNITION

    Revenue is generally recognized as products are shipped to customers. However, for certain transactions, the Company provides guarantees of the residual value of the equipment to third party leasing companies. Such guarantees generally, given for periods of up to five years, take the form of end-of-term residual value guarantees or reducing residual value guarantees that decline with the passage of time. The Company records these transactions in accordance with the lease principles established by Statement of Financial Accounting Standards (SFAS) No. 13. If the transaction qualifies as an operating lease, the Company records deferred revenue for the amount of the net proceeds received upon the equipment's initial transfer to the customer. The liability is then subsequently reduced on a pro rata basis over the period to the first exercise date of the guarantee, to the amount of the guaranteed residual value at that date, with corresponding credits to revenue in the Company's statement of operations. Any further reduction in the guaranteed residual value resulting from the purchaser's decision to continue to use the equipment is recognized in a similar manner. Depreciation of equipment held for rent is recognized in a similar manner over the term of the lease agreement. As of September 27, 1997 and October 3, 1998, the amount of deferred revenue relating to transactions involving residual value guarantees which is included in other current or noncurrent liabilities was $53,150 and $80,658, respectively.

    PRODUCT WARRANTIES

    Product warranty expenses are provided for estimated normal warranty costs at the time of sale. Additional warranty expense is provided for specific performance issues when identified. Specific performance issues relate to situations in which the Company issues a part replacement notice for models that are experiencing a particular problem.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    FOREIGN CURRENCY TRANSLATION

    The financial statements of subsidiaries located outside the United States are measured using the local currency as the functional currency. Assets, including goodwill, and liabilities are translated at the rates of exchange at the balance sheet date. The resulting translation gains and losses are included as a separate component of members' equity. Income and expense items are translated at average monthly rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in net income. Aggregate gains (losses) on foreign currency transactions are not material.

    RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to operations as incurred. Research and development costs were $14,976, $15,427, $8,242 and $5,878 for the years ended September 28, 1996 and September 27, 1997, the seven months ended April 28, 1998 and the five months ended October 3, 1998, respectively.

    ADVERTISING

    All costs associated with advertising and promoting products are expensed when incurred. Advertising expense amounted to $3,887, $4,802, $2,324 and $1,568 for the years ended September 28, 1996 and September 27, 1997, the seven months ended April 28, 1998 and the five months ended October 3, 1998, respectively.

    STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its stock-based employee compensation arrangements.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

    The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

    Cash, trade receivables, notes receivable, trade accounts payable and short-term borrowings: The amounts reported in the consolidated balance sheets approximate fair value.

    Foreign currency contracts: The fair value of forward exchange contracts is estimated using prices established by financial institutions for comparable instruments. (See note 17)

    Long-term debt: For bank borrowings, the amount reported in the consolidated balance sheet approximates fair value. The fair values of the Senior Subordinated Notes, Senior Discount Debentures and Senior Debentures are based on quoted market prices. (See note 10)

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ADOPTION OF NEW ACCOUNTING STANDARDS

    In 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, REPORTING OF COMPREHENSIVE INCOME. This Statement requires the reporting of comprehensive income in interim and annual financial statements. Net income together with periodic adjustments with respect to foreign currency translation and minimum pension liabilities will result in comprehensive income. The Company intends to adopt the pronouncement in the first quarter of fiscal year 1999.

    In 1997, the FASB issued Statement No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. The Company intends to adopt the pronouncement in fiscal year 1999.

    In 1998, the FASB issued Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. Management has not yet evaluated this statement's impact on the Company's financial condition or results of operations. The Company intends to adopt the pronouncement in fiscal year 2000.

    USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ significantly from those estimates.

    RECLASSIFICATION

    Certain amounts in the 1996 and 1997 combined financial statements have been reclassified to conform to the presentation in the October 3, 1998 consolidated financial statements.

(4) ACCOUNTS AND NOTES RECEIVABLE

    Trade receivables subject the Company to a concentration of credit risk, because they are concentrated in distributors and rental companies that serve the heavy industrial and construction industries, which are subject to business cycle variations. For the years ended September 28, 1996 and September 27, 1997, revenues generated from six major customers were approximately 20% and 19% of net sales, respectively, with no one customer accounting for more than 5% of total revenue. Approximately 31% of the outstanding trade and notes receivable balance as of September 27, 1997 were due from these customers. For the seven months ended April 28, 1998 and the five months ended October 3, 1998, revenues generated from five major customers were approximately 23% and 24%, respectively, with no one customer accounting for more than 10% of total revenue. Approximately, 11% of the outstanding trade and notes receivable balance as of October 3, 1998 were due from these customers.

    The Company generally offers terms of up to 30 days to its customers and generally obtains a security interest in the underlying machinery sold. In addition, the Company offered a special financing

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(4) ACCOUNTS AND NOTES RECEIVABLE (CONTINUED) program primarily to its U.S. distributors which provides credit terms of periods up to one year in exchange for an interest-bearing note. The Company generally retains a security interest in the machinery sold.

    Prior to the Acquisition, Hanson entered into an agreement to sell certain notes receivable to a third-party bank on a 90% non-recourse basis. In addition, substantially all notes receivable outstanding at the date of the Acquisition that had not been sold to the third party bank were retained by Hanson. Following the Acquisition, the Company is responsible for administrative and collection activities with respect to such receivables but Hanson is responsible for all remaining credit risk. The cost of providing administrative support is immaterial.

    Following the Acquisition, the Company entered into an agreement with a third-party bank to sell up to $50 million of notes receivable generated from sales of mobile hydraulic cranes and aerial work platforms on credit terms of up to one year on a revolving basis. The third-party bank purchases the notes receivable at face value on a 90% non-recourse basis. The agreement provides that the Company purchase credit insurance on behalf of the third-party bank to insure the 90% risk assumed by the third-party bank. The Company retains 10% of the credit risk on a first loss basis.

    The Company is responsible for administrative and collection activities. The cost of administrative and collection activities is immaterial. Cash collections on the notes are deposited directly into an account for the benefit of the third-party bank. The third-party bank has the power to sell or pledge the notes receivable purchased at any time and the Company has no rights of repurchase of the notes receivable.

    Notes receivable sold under this arrangement meet the criteria for sale under FASB Statement No. 125 and, accordingly, are removed from the Company's balance sheet upon sale. At October 3, 1998, the Company had credit risk of up to $3.8 million with respect to notes receivable that had been sold under the arrangement.

(5) INVENTORIES

    Inventories consist of the following as of September 27, 1997 and October 3, 1998:

                                                                     PREDECESSOR   COMPANY
                                                                        1997        1998
                                                                     -----------  ---------
Raw materials and supplies.........................................   $  76,573   $  61,910
Work in process....................................................      78,993      72,299
Finished goods.....................................................      59,766      73,039
                                                                     -----------  ---------
                                                                      $ 215,332   $ 207,248
                                                                     -----------  ---------
                                                                     -----------  ---------

    In connection with the Acquisition, the Company assigned $27.7 million of the purchase price to work in process and finished goods inventories in excess of their historical carrying value. Such amounts were charged to costs of goods sold in the five month period ended October 3, 1998.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(6) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following as of September 27, 1997 and October 3, 1998:

                                                                         PREDECESSOR   COMPANY
                                                                            1997        1998
                                                                         -----------  ---------
Land and improvements..................................................   $  12,765   $   7,446
Buildings and improvements.............................................      63,052      62,709
Machinery and equipment................................................      71,864      55,276
Equipment held for rent................................................      58,455      79,997
Furniture and fixtures.................................................      17,016       5,264
Construction in progress...............................................      20,329       9,078
                                                                         -----------  ---------
                                                                            243,481     219,770
Less accumulated depreciation and amortization.........................      95,893      12,595
                                                                         -----------  ---------
                                                                          $ 147,588   $ 207,175
                                                                         -----------  ---------
                                                                         -----------  ---------

    Depreciation expense (including depreciation expense on equipment held for rent) for the years ended September 28, 1996, September 27, 1997, the seven months ended April 28, 1998 and the five months ended October 3, 1998 was $11,933, $17,283, $11,685 and $12,522, respectively.

(7) GOODWILL

    Goodwill consists of the following as of September 27, 1997 and October 3, 1998:

                                                                     PREDECESSOR   COMPANY
                                                                        1997        1998
                                                                     -----------  ---------
Goodwill...........................................................   $ 337,443   $ 291,590
Less accumulated amortization......................................      82,715       3,091
                                                                     -----------  ---------
                                                                      $ 254,728   $ 288,499
                                                                     -----------  ---------
                                                                     -----------  ---------

(8) SHORT-TERM BORROWINGS

    The Company's German operation maintains a DM33 million (approximately $20 million) credit facility available for discounting certain accounts receivable. As of September 27, 1997 and October 3, 1998, $7,265 and $15,027 were drawn against this facility. The interest rate charged on the outstanding borrowings was 3.0% and 4.5% at September 27, 1997 and October 3, 1998, respectively. This arrangement does not have a termination date and is reviewed periodically. No material commitment fees are required to be paid on the undrawn portion of the credit facility.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(9) ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities consist of the following as of September 27, 1997 and October 3, 1998:

                                                                         PREDECESSOR   COMPANY
                                                                            1997        1998
                                                                         -----------  ---------
Salaries and wages.....................................................   $  21,036   $  20,413
Employee benefits......................................................       8,603       1,092
Accrued warranty.......................................................      18,044      16,522
Deferred revenue associated with equipment held for rent...............       6,641      13,352
Product, workers' compensation and general liability...................      12,757       4,125
Accrued interest.......................................................          --      11,167
Sunderland, U.K. shut-down costs (note 15).............................          --      18,500
Other..................................................................      23,653      21,040
                                                                         -----------  ---------
                                                                          $  90,734   $ 106,211
                                                                         -----------  ---------
                                                                         -----------  ---------

(10) LONG-TERM DEBT

    Long-term debt consists of the following at October 3, 1998:

Term loan facility................................................................  $ 190,000
Senior subordinated notes.........................................................    225,000
Senior discount debentures........................................................     52,535
Senior debentures.................................................................     49,130
                                                                                    ---------
                                                                                      516,665
Less current maturities...........................................................      7,000
                                                                                    ---------
Long-term debt....................................................................  $ 509,665
                                                                                    ---------
                                                                                    ---------

    BANK CREDIT FACILITY--The Company entered into a bank credit facility (the "Bank Credit Facility") on April 29, 1998, which consists of a $200,000 term loan facility ("Term Loan Facility") and a $125,000 revolving credit facility ("Revolving Credit Facility"). To consummate the Acquisition, the Company borrowed $200,000 under the Term Loan Facility and approximately $10,106 under the Revolving Credit Facility. The Revolving Credit Facility enables the Company to obtain revolving credit loans and to issue letters of credit for working capital, acquisitions and general corporate purposes. A portion of the Revolving Credit Facility is available for borrowings by the Company in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies.

    At the Company's option, loans under the Bank Credit Facility bear interest
(a) in the case of loans in U.S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the Bank Credit Facility), (y) 1.0% in excess of a certificate of deposit rate and (z) the bank's prime rate, plus the applicable margin (as defined in the Bank Credit Facility), or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the Bank Credit Facility) as determined by the Lender, plus the applicable margin. The applicable margin will vary based upon the Company's operating results and will range between 1.25% and 2.25% for borrowings under the Revolving Credit Facility and between 2.0% and 2.5% for borrowings under the Term Loan Facility. The interest rate on borrowings under the Term Loan Facility at October 3, 1998 is based on LIBOR plus an applicable

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(10) LONG-TERM DEBT (CONTINUED)
margin of 2.5% (8.04% at October 3, 1998). The Company will also pay a 0.375% fee on the unused portion of the Bank Credit Facility. There were no borrowings outstanding at October 3, 1998 under the revolving credit facility.

    The Term Loan Facility has a term of eight years and must be repaid in semi-annual installments in April and October of each year in an aggregate amount of (i) $2,000 for the first six years, (ii) $88,000 during the seventh year and (iii) $100,000 during the eighth year. The Revolving Credit Facility has a term of seven years. Commencing with the fiscal year ended September 30, 1999, the Company will be required to make annual payments, in excess of the schedule principal payments, on the Term Loan Facility of up to 75% of the Company's "excess cash flow" as defined in the Bank Credit Facility. In addition, the Bank Credit Facility requires mandatory prepayments upon the occurrence of certain events including a change of control of the Company. At October 3, 1998, the Company had outstanding letters of credit of $938 and available borrowings of $124,062 under the Revolving Credit Facility.

    The obligations of the Company under the Bank Credit Facility are guaranteed by each of the Company's domestic subsidiaries (the "Guarantors"). The obligations of the Company under the Bank Credit Facility are secured by a first priority lien (subject to permitted encumbrances) on substantially all of the Company's and each Guarantor's real, personal, and intellectual property and on the capital stock of the Company and all of the capital stock of the Company's domestic and certain of its foreign subsidiaries.

    In addition, the Bank Credit Facility contains various covenants that restrict the Company's subsidiaries from taking various actions and that require the Company to achieve and maintain certain financial ratios.

    SENIOR SUBORDINATED NOTES--The Senior Subordinated Notes bear interest at a rate of 9 1/4% per annum payable semi-annually on May 1 and November 1 of each year commencing November 1, 1998. The Senior Subordinated Notes are general unsecured obligations of the Company and its co-issuer, Grove Capital, Inc., and are guaranteed by substantially all of the Company's domestic subsidiaries. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after, May 1, 2003, at a declining redemption price and mature on May 1, 2008.

    In addition, at any time prior to May 1, 2001, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Subordinated Notes at 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, with net proceeds of one or more public offerings of the Company's equity (or that of Investors), provided at least 65% of the principal amount of the originally issued Senior Subordinated Notes remain outstanding. Upon the occurrence of a change of control, as defined in the Indenture governing the Senior Subordinated Notes (the "Indenture"), each holder of the Senior Subordinated Notes will have the right to require the Company to repurchase such holder's notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

    The Indenture contains certain covenants that limit, among other things, the ability of the Company's subsidiaries to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) incur additional indebtedness or issue certain preferred equity interests, (iii) merge into

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(10) LONG-TERM DEBT (CONTINUED)
or consolidate with certain other entities or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons.

    The Company expects that cash flows from foreign operations will be required to meet its domestic debt service requirements. Such cash flows are expected to be generated from intercompany interest expense on loans the Company has made to certain of its foreign subsidiaries to consummate the acquisition of Hanson's crane and aerial work platform subsidiaries in the U.K., Germany and France and for working capital requirements. The loans have been established with amounts and interest rates to allow for repatriation without restriction or additional tax burden. However, there is no assurance that the foreign subsidiaries will generate the cash flow required to service the loans or that the laws in the foreign jurisdictions will not change to limit repatriation or increase the tax burden of repatriation.

    SENIOR DISCOUNT DEBENTURES--The Senior Discount Debentures were issued pursuant to an Indenture dated April 29, 1998 (the "Holdings Indenture") at a discount from their principal amount. The Senior Discount Debentures are general unsecured obligations of the Company and its co-issuer, Grove Holdings Capital, Inc. The Senior Discount Debentures accrete interest at a rate of 11 5/8% per annum, compounded semi-annually, to an aggregate principal amount of $88 million at May 1, 2003. Thereafter, the Senior Discount Debentures will accrue cash interest at a rate of 11 5/8% per annum, payable semi-annually on May 1 and November 1 of each year, commencing on November 1, 2003. The Senior Discount Debentures are redeemable at the option of Holdings, in whole or in part, at any time after May 1, 2003, at a declining redemption price and mature on May 1, 2009.

    In addition, at any time prior to May 1, 2001, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Discount Debentures at 111.625% of the accreted value (as defined by the Holdings Indenture) thereof plus liquidated damages (as defined by the Holdings Indenture) thereon, if any, with the net proceeds of one or more public offerings of the Company's or Investors' equity, provided that at least 65% of the originally issued aggregate principal amount of the Senior Discount Debentures remain outstanding thereafter.

    Upon the occurrence of a change of control (as defined by the Holdings Indenture), each holder of the Senior Discount Debentures will have the right to require Holdings to repurchase such holders' notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

    The Holdings Indenture contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) incur additional indebtedness or issue certain preferred equity interests, (iii) merge into or consolidate with certain other entities or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons.

    SENIOR DEBENTURES--The Senior Debentures were issued pursuant to an Indenture dated April 29, 1998 (the "Investors Indenture"). The Senior Debentures are general unsecured obligations of the Company and its co-issuer, Grove Investors Capital, Inc. The Senior Debentures accrue interest at a rate of 14 1/2% per annum, payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 1998. Interest is payable, at the option of the Company, in cash or by issuance of additional Senior Debentures. The Senior Debentures are redeemable at the option of the

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(10) LONG-TERM DEBT (CONTINUED)
Company, in whole or in part, at any time after May 1, 2003, at a declining redemption price and mature on May 1, 2010.

    In addition, at any time prior to May 1, 2001, the Company may redeem all, but not less than all the aggregate principal amount of the Senior Debentures issued at a redemption price of 114.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages (as defined by the Investors Indenture) thereon, if any, in each case determined as of the date of such repurchase.

    The Investors Indenture contains certain covenants that limit, among other things, the ability of the Company and its subsidiaries to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) incur additional indebtedness or issue certain preferred equity interest, (iii) merge into or consolidate with certain other entities or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons.

    The estimated fair value of the Company's long-term debt at October 3, 1998 was $456,198.

    Aggregate annual scheduled maturities of long-term debt at October 3, 1998 are $2,000 during each of the next five fiscal years. In November 1998, the Company made an optional prepayment of $5 million on the Term Loan Facility.

    The Company's ability to meet cash payment obligations under the Senior Discount Notes and Senior Debentures will be based upon the receipts of distributions from the Company's operating subsidiaries. The Bank Credit Facility and the indentures place significant restrictions on the amount of such distributions. The Senior Discount Notes and the Senior Debentures require no cash payments prior to November 2003 except in certain limited circumstances.

    INTEREST EXPENSE--Interest income (expense), net consists of the following for the years ended September 26, 1996, September 27, 1997, the seven months ended April 28, 1998 and the five months ended October 3, 1998.

                                                                   PRESDECESSOR              COMPANY
                                                          -------------------------------  -----------
                                                                                APRIL 28,  OCTOBER 3,
                                                            1996       1997       1998        1998
                                                          ---------  ---------  ---------  -----------
Interest expense........................................  $    (716) $    (638) $    (263)  $ (20,454)
Interest expense paid to Hanson.........................     (2,610)    (1,404)    (2,174)         --
Amortization of deferred financing costs................         --         --         --        (790)
Accretion of interest on senior discount notes..........         --         --         --      (2,550)
Interest income.........................................        535      2,085      3,485       2,215
                                                          ---------  ---------  ---------  -----------
                                                          $  (2,791) $      43  $   1,048   $ (21,579)
                                                          ---------  ---------  ---------  -----------
                                                          ---------  ---------  ---------  -----------

    The Company paid interest of $7,503 for the five months ended October 3, 1998.

    In July 1998, the Company entered into an interest rate agreement with a commercial bank to collar the interest rate on approximately $100 million of the Company's floating rate borrowings for the three years ended September 2001. The contract does not require collateral. If the contract were terminated at October 3, 1998, the Company would have had a loss of approximately $1.9 million.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(11) OTHER LIABILITIES

    Other liabilities consist of the following as of September 27, 1997 and October 3, 1998:

                                                                      PREDECESSOR    COMPANY
                                                                         1997         1998
                                                                      -----------  -----------
Accrued liability for defined benefit pension plans.................   $  11,068    $  29,278
Accrued liability for postretirement benefit plan...................      18,859       28,293
Other...............................................................       8,242       25,158
                                                                      -----------  -----------
                                                                       $  38,169    $  82,729
                                                                      -----------  -----------
                                                                      -----------  -----------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(12) EMPLOYEE BENEFIT PLANS

    The Company has several defined benefit pension plans covering substantially all of its employees. Plans covering salaried employees provide pension benefits that are based on the participant's final average salary and credited service. Plans covering hourly employees provide benefits based on the participant's career earnings and service with the Company. The Company's funding policy for all plans is to make the minimum annual contributions required by applicable regulations, plus such additional amounts as the Company may determine to be appropriate from time to time.

    The components of the net periodic pension costs for all U.S. defined benefit plans for the fiscal years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 and for the five months ended October 3, 1998 are summarized below:

                                                                       PREDECESSOR               COMPANY
                                                            ---------------------------------  -----------
                                                                                   APRIL 28,   OCTOBER 3,
                                                              1996       1997        1998         1998
                                                            ---------  ---------  -----------  -----------
Service cost..............................................  $   1,787  $   2,172   $   1,542    $   1,322
Interest cost.............................................      2,482      3,128       2,163        1,621
Actual return on assets...................................     (1,895)    (2,748)     (1,898)      (1,528)
Net amortization and deferral.............................        341        539         465           --
                                                            ---------  ---------  -----------  -----------
Net periodic pension costs................................  $   2,715  $   3,091   $   2,272    $   1,415
                                                            ---------  ---------  -----------  -----------
                                                            ---------  ---------  -----------  -----------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(12) EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following tables set forth the U.S. plans' funded status at September 27, 1997 and October 3, 1998:

                                                                                      PLANS WHOSE    PLANS WHOSE
                                                                                         ASSETS      ACCUMULATED
                                                                                         EXCEED        BENEFITS
                                                                                      ACCUMULATED       EXCEED
                                                                                        BENEFITS        ASSETS
                                                                                      ------------  --------------
As of September 27, 1997:
  Actuarial present value of accumulated benefit obligation, including vested
    benefits of $18,574 and $16,776, respectively...................................   $   18,859    $     17,259
                                                                                      ------------  --------------
                                                                                      ------------  --------------
  Projected benefit obligation for service rendered to date.........................   $  (29,550)   $    (17,259)
  Plan assets at fair value, primarily marketable securities........................       22,519          15,523
                                                                                      ------------  --------------
  Underfunded projected benefit obligation..........................................       (7,031)         (1,736)
  Unrecognized net loss.............................................................          933           2,520
  Unrecognized prior service cost...................................................        3,128           4,312
  Adjustment to recognize the required minimum pension liability....................           --          (6,832)
                                                                                      ------------  --------------
  Pension liability recognized in the balance sheets................................   $   (2,970)   $     (1,736)
                                                                                      ------------  --------------
                                                                                      ------------  --------------
As of October 3, 1998:
  Actuarial present value of accumulated benefit obligation, including vested
    benefits of $46,812.............................................................   $       --    $     47,932
                                                                                      ------------  --------------
                                                                                      ------------  --------------
  Projected benefit obligation for service rendered to date.........................   $       --    $    (62,062)
  Plan assets at fair value, primarily marketable securities........................           --          44,641
                                                                                      ------------  --------------
  Underfunded projected benefit obligation..........................................           --         (17,421)
  Unrecognized net loss.............................................................           --           4,159
  Adjustment to recognize the required minimum pension liability....................           --          (2,051)
                                                                                      ------------  --------------
  Pension liability recognized in the balance sheets................................   $       --    $    (15,313)
                                                                                      ------------  --------------
                                                                                      ------------  --------------

    The components of the net periodic pension costs for all foreign defined benefit plans for the years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 and for the five months ended October 3, 1998 are summarized below:

                                                                       PREDECESSOR               COMPANY
                                                            ---------------------------------  -----------
                                                                                   APRIL 28,   OCTOBER 3,
                                                              1996       1997        1998         1998
                                                            ---------  ---------  -----------  -----------
Service cost..............................................  $   1,804  $   1,978   $   1,169    $     927
Interest cost.............................................      1,481      1,782       1,289          933
Actual return on assets...................................     (2,176)    (3,038)       (904)        (667)
Net amortization and deferral.............................         80        802         536           --
                                                            ---------  ---------  -----------  -----------
Net periodic pension costs................................  $   1,189  $   1,524   $   2,090    $   1,193
                                                            ---------  ---------  -----------  -----------
                                                            ---------  ---------  -----------  -----------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(12) EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following table sets forth the foreign plans' unfunded status at September 27, 1997 and October 3, 1998:

                                                                         PREDECESSOR  COMPANY
                                                                            1997        1998
                                                                         -----------  ---------
Actuarial present value of accumulated benefit obligation, including
  vested benefits of $22,792 and $38,637, respectively.................   $  23,449   $  39,247
                                                                         -----------  ---------
                                                                         -----------  ---------
Projected benefit obligation for service rendered to date..............   $ (25,906)  $ (38,128)
Plan assets at fair value, primarily marketable securities.............      19,911      23,886
                                                                         -----------  ---------
Underfunded projected benefit obligation...............................      (5,995)    (14,242)
Unrecognized net loss (gain)...........................................        (367)        277
                                                                         -----------  ---------
Pension liability recognized in the balance sheets.....................   $  (6,362)  $ (13,965)
                                                                         -----------  ---------
                                                                         -----------  ---------

    Assumptions used in determining the actuarial present value of projected pension obligations at September 27, 1997 and October 3, 1998 are as follows:

                                                              PREDECESSOR       COMPANY
                                                             --------------  --------------
Domestic Pension Plans:
  Return on plan assets....................................           9.00%           9.00%
  Weighted average discount rate...........................           7.50%           6.50%
  Rate of increase in future compensation level............           4.25%           4.25%

Foreign Pension Plans:
  Return on plan assets....................................           9.00%             N/A
  Weighted average discount rate...........................  6.50% to 8.00%  6.00% to 6.50%
  Rate of increase in future compensation level............           6.00%   2.25% to 4.5%

    Assets of domestic and foreign defined benefit plans consist principally of investments in equity securities, debt securities, and cash equivalents.

    The Company also has several defined contribution plans covering substantially all of its U.S. employees. Eligible employees may contribute a portion of their base compensation to the plan and their contributions are matched by the Company at rates specified in the plan documents. Contributions by the Company for the years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 and for the five months ended October 3, 1998 were approximately $1,797, $1,902, $1,169 and $835, respectively.

    In addition to providing pension benefits, the Company provides certain health care and prescription drug benefits to certain retirees. Substantially all of the Company's domestic eligible employees may qualify for benefits if they reach normal retirement age while working for the Company. The Company funds benefits on a pay-as-you-go basis, while retirees pay monthly premiums. These benefits are subject to deductibles, co-payment provisions and other limitations.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(12) EMPLOYEE BENEFIT PLANS (CONTINUED)
    Net periodic postretirement benefit expense included the following components as of September 28, 1996 and September 27, 1997, and the seven months ended April 28, 1998 and the five months ended October 3, 1998:

                                                                       PREDECESSOR               COMPANY
                                                            ---------------------------------  -----------
                                                                                   APRIL 28,   OCTOBER 3,
                                                              1996       1997        1998         1998
                                                            ---------  ---------  -----------  -----------
Service expense...........................................  $     797  $     833   $     622    $     511
Interest expense..........................................      1,423      1,464       1,096          725
Net amortization and deferral.............................        550        458          74           --
                                                            ---------  ---------  -----------  -----------
Net periodic postretirement benefit cost..................  $   2,770  $   2,755   $   1,792    $   1,236
                                                            ---------  ---------  -----------  -----------
                                                            ---------  ---------  -----------  -----------

    The reconciliation of the accumulated postretirement benefit obligation to the liability recognized in the consolidated balance sheet at September 27, 1997 and October 3, 1998 is as follows:

                                                                          PREDECESSOR     COMPANY
                                                                             1997         1998
                                                                          -----------  -----------
Accumulated postretirement benefit obligation:
  Retirees..............................................................   $   5,542    $   5,178
  Fully eligible active participants....................................       5,214        5,474
  Other active participants.............................................      14,503       17,715
                                                                          -----------  -----------
Total...................................................................      25,259       28,367

Unrecognized prior service benefit......................................       3,407           --
Unrecognized net loss...................................................      (9,807)         (74)
                                                                          -----------  -----------
Net postretirement benefit liability recognized in the balance sheets...   $  18,859    $  28,293
                                                                          -----------  -----------
                                                                          -----------  -----------

    The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% and 6.5% for 1997 and 1998, respectively. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.0% for 1997 and 1998, with subsequent annual decrements of 0.5% to an ultimate trend rate of 5.5%. A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation by approximately 13% as of October 3, 1998 and the net postretirement benefit cost by approximately 15% for the five months ended October 3, 1998.

(13) MANAGEMENT OPTION PLAN

    In connection with the Acquisition, the Company established a management option plan whereby the Investors' Management Committee can grant options to purchase equity units of the Company to key employees of the Company at fair market value. The options generally vest over a five-year period only upon the achievement of certain earning targets. As of October 3, 1998, Grove had granted options to employees to purchase 2,700 of its Class A units with an exercise price of 1,000 dollars per unit which will expire in 2008. No amounts were vested at October 3, 1998. The estimated weighted average fair value of options granted during the five months ended October 3, 1998 was 275 dollars per unit assuming an option life of six years, a risk free interest rate of 5.5% and no dividend or volatility rates. Had the Company accounted for the options in accordance with the provisions of FASB

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(13) MANAGEMENT OPTION PLAN (CONTINUED)
Statement No. 123 compensation expense with respect to options granted in the five months ended October 3, 1998 would have been immaterial.

(14) INCOME TAXES

    As a result of the Acquisition, a significant portion of the Company's business is operated as a limited liability company organized under the laws of Delaware. Accordingly, earnings of the Company's U.S. mobile hydraulic crane and aerial work platform businesses, as well as earnings from its foreign subsidiaries will not be directly subject to U.S. income taxes. Such taxable income will be allocated to the Company's equity members and they will be responsible for U.S. income taxes on such taxable income. The Company intends to make distributions, in the form of dividends, to enable the equity members to meet their tax obligations with respect to income allocated to them by the Company.

    The provision for income taxes following the Acquisition, will be limited to foreign taxes with respect to earnings of the Company's foreign subsidiaries and U.S. state and local taxes with respect to the earnings of the Company's truck-mounted crane business.

    For periods prior to the Acquisition, each of the Grove Companies filed their own income tax returns or were part of a consolidated group return with other Hanson entities. Income tax expense for such periods was determined as if the Grove Companies were a stand alone entity. In connection with the Acquisition, Hanson has indemnified the Company with respect to certain tax obligations arising from activities occurring prior to the Acquisition.

    Domestic and foreign income (loss) before income taxes were as follows for the fiscal years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 and for the five months ended October 3, 1998:

                                                                   PREDECESSOR              COMPANY
                                                         -------------------------------  -----------
                                                                               APRIL 28,  OCTOBER 3,
                                                           1996       1997       1998        1998
                                                         ---------  ---------  ---------  -----------
United States..........................................  $  47,535  $  66,721  $  30,446   $ (13,054)
Other countries........................................        101      1,748    (19,100)    (12,273)
                                                         ---------  ---------  ---------  -----------
                                                         $  47,636  $  68,469  $  11,346   $ (25,327)
                                                         ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  -----------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(14) INCOME TAXES (CONTINUED)
    The provision for income taxes consisted of the following for the fiscal years ended September 28, 1996 and September 27, 1997, for the seven months ended April 28, 1998 and for the five months ended October 3, 1998:

                                                                   PREDECESSOR              COMPANY
                                                         -------------------------------  -----------
                                                                               APRIL 28,  OCTOBER 3,
                                                           1996       1997       1998        1998
                                                         ---------  ---------  ---------  -----------
Current:
  United States........................................  $  21,623  $  23,979  $   8,780   $   2,958
  Other countries......................................        439        301         --         130
                                                         ---------  ---------  ---------  -----------
                                                            22,062     24,280      8,780       3,088
                                                         ---------  ---------  ---------  -----------
Deferred:
  United States........................................        126      1,969      2,961      (1,551)
  Other countries......................................         --         --         --       2,800
                                                         ---------  ---------  ---------  -----------
                                                               126      1,969      2,961       1,249
                                                         ---------  ---------  ---------  -----------
                                                         $  22,188  $  26,249  $  11,741   $   4,337
                                                         ---------  ---------  ---------  -----------
                                                         ---------  ---------  ---------  -----------

    The company paid income taxes of $272 for the five months ended October 3, 1998.

    Significant components of the Company's deferred tax liabilities and assets are as follows as of September 27, 1997 and October 3, 1998:

                                                                          PREDECESSOR    COMPANY
                                                                             1997         1998
                                                                          -----------  -----------
Allowance for doubtful accounts.........................................   $      --    $     106
Inventory obsolescence reserve..........................................       1,881          100
Inventory capitalization................................................          --          220
Tax deductible goodwill.................................................       5,074           --
Accrued general liability...............................................          --        1,847
Accrued product liability...............................................          --        1,105
Other accrued expenses..................................................      12,221        1,290
Foreign net operating losses and AMT credits............................       6,323           --
Other...................................................................       7,755           --
Intercompany basis differences..........................................      (7,557)          --
Depreciation expense....................................................       6,977       (2,240)
                                                                          -----------  -----------
Total deferred tax asset................................................      32,674        2,428
Valuation allowance.....................................................       6,323           --
                                                                          -----------  -----------
Net deferred tax asset included in other assets.........................   $  26,351    $   2,428
                                                                          -----------  -----------
                                                                          -----------  -----------

    Deferred taxes at October 3, 1998 relate to the Company's National Crane Corporation subsidiary which is incorporated as a C-Corporation and the Company's foreign subsidiaries.

    At October 3, 1998 the Company's foreign subsidiaries have net operating loss carryforwards of $7,300 which expire in various amounts through 2013. The benefit from future utilization, if any, of such amounts will be credited to goodwill as realized. In the five months ended October 3, 1998, the

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(14) INCOME TAXES (CONTINUED)
Company's German subsidiary utilized net operation losses of approximately $4,600. The tax benefit of such utilization of $2,800 was credited to goodwill.

    The reasons for the differences between applicable income taxes and the amount computed by applying the statutory federal income tax rate of 35% to income before taxes were as follows for the fiscal years ended September 28, 1996 and September 27, 1997:

                                                                                                   PREDECESOR
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
Applicable income taxes based on federal statutory tax rate.................................  $  16,673  $  23,964
State taxes, net of federal tax benefit.....................................................      1,130      2,520
Goodwill amortization.......................................................................      2,955        333
Foreign operating loss benefits not previously recognized...................................     (1,020)    (1,409)
Foreign operating loss valuation allowances.................................................      2,182      1,405
Other.......................................................................................        268       (564)
                                                                                              ---------  ---------
                                                                                              $  22,188  $  26,249
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The income tax rate reconciliation for the seven months ended April 28, 1998 was not presented since the information was deemed not meaningful. The income tax provision for the seven months ended April 28, 1998 includes no benefit for approximately $19,100 of losses incurred by the Company's foreign subsidiaries. Income taxes for the five months ended October 3, 1998 relate principally to the Company's subsidiary in Waverly, Nebraska, which is incorporated as a C-corporation, and the Company's German subsidiary.

(15) RESTRUCTURING AND PLANT SHUTDOWN

    In 1997 the Company recorded a restructuring charge of approximately $1,960 related to the gradual phase-out of crane production at its Sunderland, United Kingdom location. All amounts have been expended as of October 3, 1998.

    The Company plans to close its Sunderland UK manufacturing facility as the result of recurring operating losses. Management believes closing the facility will improve operating earnings as well as provide the opportunity for additional cost reductions through product rationalization, reduced selling, general and administrative expenses and reduced manufacturing costs. Management has estimated total closure costs to be approximately $18.5 million, consisting of approximately $11.5 million of employee severance and $7 million of plant shut-down costs (asset disposal and plant clean-up costs), all of which are expected to be expended in the next twelve months.

(16) LEASES

    The Company and its subsidiaries lease office space, machinery and other equipment under noncancelable operating leases with varying terms, some of which contain renewal and/or purchase options.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(16) LEASES (CONTINUED)
    The following is a schedule of future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year:

1999...............................................................  $   5,466
2000...............................................................      4,034
2001...............................................................        764
2002...............................................................        173
2003...............................................................         58
Thereafter.........................................................        270
                                                                     ---------
                                                                     $  10,765
                                                                     ---------
                                                                     ---------

    Rental expense associated with operating leases was approximately $2,809, $3,489, $2,496 and $1,795 for the years ended September 28, 1996 and September 27, 1997 and the seven months ended April 28, 1998 and the five months ended October 3, 1998, respectively. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by leases on other property and equipment.

(17) FOREIGN EXCHANGE RISK

    Through its foreign currency hedging activities, the Company seeks to minimize the risk that cash flows resulting from the sales of products manufactured in a currency different from that of the selling company will be affected by changes in exchange rates. Management responds to foreign exchange movements through various means, such as pricing actions, changes in cost structure, and changes in hedging strategies.

    The Company may hedge its foreign currency transactions and firm sales commitment exposures, based on management's judgment, through forward exchange contracts. These forward exchange contracts are purchased from local banks. Some of the contracts involve the exchange of two foreign currencies according to the local needs of the companies.

    The following table summarizes the contractual amounts of the Company's forward exchange contracts as of September 27, 1997 and October 3, 1998, including details by major currency as of October 3, 1998. Foreign currency amounts were translated at the current rate as of the reporting date. The "sell" amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies, and the "buy" amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies.

                                                                            BUY        SELL
                                                                         ---------  ----------
As of September 27, 1997...............................................  $  20,117  $  (20,393)
                                                                         ---------  ----------
                                                                         ---------  ----------
As of October 3, 1998:
  United States Dollars................................................  $   2,000  $       --
  Australian Dollars...................................................         --        (339)
  Pounds Sterling......................................................        244      (4,105)
                                                                         ---------  ----------
                                                                         $   2,244  $   (4,444)
                                                                         ---------  ----------
                                                                         ---------  ----------

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(17) FOREIGN EXCHANGE RISK (CONTINUED)
    The Company's credit exposure on its foreign currency derivatives was $259 and $192 as of September 27, 1997 and October 3, 1998, respectively. Gross deferred realized gains and losses on firm commitments were not significant as of September 27, 1997 and October 3, 1998. Substantially all of the amounts deferred at October 3, 1998 are expected to be recognized in income during fiscal year 1999, when the gains or losses on the underlying transactions will also be recognized.

(18) OTHER COMMITMENTS AND CONTINGENCIES

    The Company is involved in various lawsuits and administrative proceedings arising in the ordinary course of business. These matters primarily involve claims for damages arising out of the use of the Company's products as well as employment matters and commercial disputes. Some of these lawsuits include claims for punitive as well as compensatory damages. The Company is insured for product liability and workers' compensation claims for amounts in excess of established deductibles and accrues for the estimated liability up to the limits of the deductibles. The Company accrues for all other claims and lawsuits on a case-by-case basis. The Company's estimate of the undiscounted costs associated with legal and environmental exposures is accrued if, in management's judgment, the likelihood of a loss is probable. The Company's policy is to also accrue the probable legal costs to be incurred in defending the Company against such claims. The Company has followed this policy during each of the periods in the three-year period ended October 3, 1998, with respect to all investigations, claims and litigation. Insurance recoveries for environmental and certain general liability claims are not recognized until realized.

    In the opinion of management, while the ultimate results of lawsuits or other proceedings against the Company cannot be predicted with certainty, the amounts accrued for awards or assessments in connection with these matters are adequate and, accordingly, management believes that the ultimate resolution of these matters will not have a material effect on the Company. As of October 3, 1998, the Company had no known probable but inestimable exposures that could have a material effect on the Company.

    PRODUCT LIABILITY AND WORKERS' COMPENSATION--Hanson, on behalf of the Company, purchased an insurance policy which effectively indemnifies the Company against North American product liability and workers' compensation claims arising prior to October 1, 1997 up to an aggregate loss limit of $85,000. Losses in excess of that amount, if any, are the responsibility of the Company. For product liability claims arising on or after October 1, 1997, the Company is self-insured for losses up to $2,000 per occurrence, with a $15,000 annual aggregate loss limit. For workers' compensation claims arising on or after such date, the Company is self-insured for losses up to $250 per occurrence with a $1,000 annual aggregate loss limit. Losses over the loss limits are covered by umbrella insurance coverage up to $100,000. The Company accrues a reserve for the estimated amount of claims which will be self-insured. The estimates are provided by a third party actuary based upon historical trends. The reserve for claims includes estimates of legal and administrative costs to be incurred.

    ENVIRONMENTAL MATTERS--The Company is also involved in lawsuits and administrative proceedings with respect to claims involving the discharge of hazardous substances into the environment. Certain of these claims assert damages and liability for remedial investigations and cleanup costs with respect to sites at which the Company has been identified as a potentially responsible party under federal and state environmental laws and regulations (off-site). Other matters involve sites that the Company currently owns and operates or has previously sold (on-site). For off-site claims, the Company makes an

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(18) OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED) assessment of the costs involved based on environmental studies, prior experience at similar sites, and the experience of other named parties. The Company also considers the ability of other parties to share costs, the percentage of the Company's exposure relative to all other parties, and the effects of inflation on these estimated costs. For on-site matters associated with properties currently owned, the Company makes an assessment as to whether an investigation and remediation effort is necessary and estimates other potential costs associated with the site.

    OTHER--The Company provides conditional loss guarantees to certain financing companies on behalf of their customers. As of October 3, 1998, the Company had outstanding guarantees of approximately $3,900. These guarantees mature at various dates ranging from April, 1999 through August, 2002. The Company has not and does not expect to incur losses as a result of these guarantees.

    In addition, the Company provides guarantees of residual value to third party financing companies in support of certain customers' financing arrangements. These guarantees are only exercisable should the Company's customer default on their financing agreements. The Company has not and does not expect to incur losses under these guarantees. Exercises of these guarantees have not been significant for the periods in the three years ended October 3, 1998. Aggregate residual value guarantees were approximately $81 million at October 3, 1998.

(19) TRANSACTIONS WITH RELATED PARTIES

    Prior to the Acquisition, the Company received certain services provided by Hanson PLC and its affiliates, including cash management, tax reporting, and risk management and was charged a management fee for such services. The allocation of these management fees was based on percentage of total group sales in 1996 and on total group operating profits in 1997. In the opinion of management, these methods of allocation were reasonable.

    The amount of predecessor capital included in the combined balance sheet represents a net balance as the result of various transactions between the Company and its parent, Hanson PLC. There were no terms of settlement associated with the account balance and generally, there were no interest charges associated with these balances. The balance is primarily the result of various equity transactions, as well as the Company's participation in Hanson's central cash management program, wherein all the Company's cash receipts were remitted to Hanson and all cash disbursements are funded by Hanson. Other transactions included in predecessor capital are management fees, taxes, insurance, employee benefits, and miscellaneous other administrative expenses incurred by Hanson on behalf of the Company.

    Intercompany interest expense for the fiscal years ended September 28, 1996 and September 27, 1997 and for the seven months ended April 28, 1998 was $2,610, $1,404, and $2,174, respectively. Substantially all of the interest expense related to borrowings by one of the Company's subsidiaries from Hanson which are classified as invested capital in the combined balance sheet. Such borrowings averaged $24,540, $19,000, and $19,000 for the years ended September 28, 1996 and September 27, 1997 and for the seven months ended April 28, 1998.

    In 1996, the Company had an arrangement with a Hanson PLC affiliated company, whereby the affiliated company acted as a sales agent on behalf of the Company. The Company recorded commission expense in the amount of $3,209 for the fiscal year ended September 28, 1996.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(19) TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
    The Company has engaged a consulting group, controlled by one of Investors' minority owners, to help the Company during the next four years develop and achieve its business plan. For such services the consulting group is expected to be paid $14 million plus out-of-pocket expenses. As of October 3, 1998, the consulting group had been paid $2.7 million for services rendered. In addition, if the Company achieves certain defined levels of performance in fiscal 1999, 2000, 2001 and 2002, the consulting group will be entitled to receive additional ownership interests in the Company for each year the defined levels of performance are achieved. The Company will recognize as expense the fair value of each equity award when earned.

(20) BUSINESS SEGMENT AND GEOGRAPHIC AREAS

    The Company markets to heavy industrial and construction industries, primarily in the United States and Europe through the production and support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. For financial reporting purposes, the Company considers the heavy industrial and construction industries as one segment. Transfers between geographic areas primarily represent intercompany export sales and are accounted for based on established sales prices between the related companies. In computing income from operations, no allocations of general corporate expenses have been made. Identifiable assets are those assets identified with the operation of legal entities domiciled within the geographic area. General corporate assets were not material at September 27, 1997 and October 3, 1998.

    Information relating to operations by geographic area is as follows as of and for the fiscal years ended September 28, 1996, September 27, 1997, and the seven months ended April 28, 1998 and the five months ended October 3, 1998:

                                                                                         CORPORATE
                                                                  UNITED                    AND
                                                                  STATES      EUROPE    ELIMINATIONS CONSOLIDATED
                                                                ----------  ----------  -----------  ------------
1996
Sales to unaffiliated customers...............................  $  562,331  $  231,878   $      --    $  794,209
Transfers between geographic areas............................      37,685      83,330    (121,015)           --
                                                                ----------  ----------  -----------  ------------
Net sales.....................................................  $  600,016  $  315,208   $(121,015)   $  794,209
                                                                ----------  ----------  -----------  ------------
                                                                ----------  ----------  -----------  ------------
Operating profit..............................................  $   58,653  $       72   $  (8,105)   $   50,620
                                                                ----------  ----------  -----------  ------------
                                                                ----------  ----------  -----------  ------------

                                                                                          CORPORATE
                                                    UNITED                    OTHER          AND
                                                    STATES       EUROPE     COUNTRIES   ELIMINATIONS   CONSOLIDATED
                                                 ------------  ----------  -----------  -------------  ------------
1997
Sales to unaffiliated customers................  $    606,003  $  248,532   $   2,277   $          --   $  856,812
Transfers between geographic areas.............        35,225      63,834          --         (99,059)          --
                                                 ------------  ----------  -----------  -------------  ------------
Net sales......................................  $    641,228  $  312,366   $   2,277   $     (99,059)  $  856,812
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------
Operating profit...............................  $     69,284  $      670   $    (100)  $      (1,963)  $   67,891
Identifiable assets............................  $    648,578  $  261,768   $   3,548   $     (32,398)  $  881,496
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------
APRIL 28, 1998
Sales to unaffiliated customers................  $    339,151  $  135,793   $   1,256   $          --   $  476,200

                      GROVE INVESTORS LLC AND SUBSIDIARIES

     NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

(20) BUSINESS SEGMENT AND GEOGRAPHIC AREAS (CONTINUED)

                                                                                          CORPORATE
                                                    UNITED                    OTHER          AND
                                                    STATES       EUROPE     COUNTRIES   ELIMINATIONS   CONSOLIDATED
                                                 ------------  ----------  -----------  -------------  ------------
Transfers between geographic areas.............        15,722      29,731          --         (45,453)          --
                                                 ------------  ----------  -----------  -------------  ------------
Net sales......................................  $    354,873  $  165,524   $   1,256   $     (45,453)  $  476,200
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------
Operating profit...............................  $     31,671  $  (11,505)  $    (344)  $          --   $   19,822
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------
OCTOBER 3, 1998
Sales to unaffiliated customers................  $    290,696  $  101,801   $   1,282   $          --   $  393,779
Transfers between geographic areas.............        17,901      21,741          --         (39,642)          --
                                                 ------------  ----------  -----------  -------------  ------------
Net sales......................................  $    308,597  $  123,542   $   1,282   $     (39,642)  $  393,779
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------
Operating profit...............................  $      6,602  $   (9,532)  $    (264)  $          --   $   (3,194)
Identifiable assets............................  $  1,798,704  $  298,266   $   4,840   $  (1,186,567)  $  915,243
                                                 ------------  ----------  -----------  -------------  ------------
                                                 ------------  ----------  -----------  -------------  ------------

    Information with respect to Europe includes Africa and the Middle East. Net sales to customers in Africa and the Middle East were less than 5% of the consolidated net sales of the Company during each of the years in the three year period ended October 3, 1998.

    Net sales by the Company's U.S. operations to foreign customers were less than 10% of the consolidated net sales of the Company during each of the periods presented in the three year period ended October 3, 1998.

                      GROVE INVESTORS LLC AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                JANUARY 2, 1999

                          (UNAUDITED AND IN THOUSANDS)

ASSETS

Current assets:
  Cash and cash equivalents.......................................................  $  21,155
  Trade receivables, net..........................................................    108,140
  Notes receivable................................................................      8,801
  Inventories.....................................................................    211,348
  Prepaid expenses and other current assets.......................................      6,807
                                                                                    ---------
Total current assets..............................................................    356,251

Property, plant and equipment, net................................................    211,987
Goodwill, net.....................................................................    284,139
Other assets......................................................................     22,343
                                                                                    ---------
                                                                                    $ 874,720
                                                                                    ---------
                                                                                    ---------
LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Current maturities of long-term debt............................................  $   2,000
  Short term borrowings...........................................................     13,542
  Accounts payable................................................................     68,822
  Accrued expenses and other current liabilities..................................     90,769
                                                                                    ---------
Total current liabilities.........................................................    175,133

Deferred revenue..................................................................     73,948
Long-term debt....................................................................    511,916
Other liabilities.................................................................     87,252
                                                                                    ---------
Total liabilities.................................................................    848,249
                                                                                    ---------
Members' equity:
  Invested capital................................................................     75,000
  Notes receivable from members...................................................     (3,683)
  Accumulated deficit.............................................................    (47,419)
  Accumulated other comprehensive income..........................................      2,573
                                                                                    ---------
Total members' equity.............................................................     26,471
                                                                                    ---------
                                                                                    $ 874,720
                                                                                    ---------
                                                                                    ---------

    See accompanying notes to condensed combined and consolidated financial statements

                      GROVE INVESTORS LLC AND SUBSIDIARIES

      CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                  FOR THE THREE MONTHS ENDED DECEMBER 27, 1997
   AND CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                   FOR THE THREE MONTHS ENDED JANUARY 2, 1999

                          (UNAUDITED AND IN THOUSANDS)

                                                                        PREDECESSOR   COMPANY
                                                                         DECEMBER     JANUARY
                                                                            27,         2,
                                                                           1997        1999
                                                                        -----------  ---------
Net sales.............................................................   $ 204,958   $ 164,325
Cost of goods sold....................................................     161,386     137,242
                                                                        -----------  ---------
Gross profit..........................................................      43,572      27,083

Selling, engineering, general and administrative expenses.............      31,827      29,707
Amortization of goodwill..............................................       2,260       1,823
Management fees paid to Hanson........................................         162          --
                                                                        -----------  ---------
Income (loss) from operations.........................................       9,323      (4,447)

Interest income (expense), net........................................       1,095     (12,334)
Other income (expense), net...........................................          35         (41)
                                                                        -----------  ---------

Income (loss) before income taxes.....................................      10,453     (16,822)
Income taxes..........................................................       5,046         933
                                                                        -----------  ---------
Net income (loss).....................................................       5,407     (17,755)

Change in foreign currency translation adjustment.....................       1,718       2,709
                                                                        -----------  ---------
Comprehensive income (loss)...........................................   $   7,125   $ (15,046)
                                                                        -----------  ---------
                                                                        -----------  ---------

    See accompanying notes to condensed combined and consolidated financial statements.

                      GROVE INVESORS LLC AND SUBSIDIARIES

                   CONDENSED COMBINED STATEMENT OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED DECEMBER 27, 1997
               AND CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                   FOR THE THREE MONTHS ENDED JANUARY 2, 1999
                          (UNAUDITED AND IN THOUSANDS)

                                                                     PREDECESSOR
                                                                      DECEMBER      COMPANY
                                                                         27,      JANUARY 2,
                                                                        1997         1999
                                                                     -----------  -----------
OPERATING ACTIVITIES
Net income (loss)..................................................   $   5,407    $ (17,755)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
  Depreciation and amortization....................................       4,694        5,192
  Depreciation of equipment held for rent..........................       2,658        4,324
  Amortization of deferred financing costs.........................          --          652
  Accretion of interest on senior discount notes...................          --        1,470
  Accrued interest on senior debentures............................          --        1,846
  Gain (loss) on sales of property, plant and equipment............         113           --
  Deferred income tax expense......................................       1,062           26
  Changes in operating assets and liabilities:
    Trade receivables, net.........................................      (1,519)      20,485
    Notes receivable...............................................      44,040       (2,914)
    Inventories....................................................         599       (5,124)
    Accounts payable and accrued expenses..........................       5,733      (22,909)
    Other assets and liabilities, net..............................       4,204        9,219
                                                                     -----------  -----------
Net cash provided by (used in) operating activities................      66,991       (5,488)
                                                                     -----------  -----------
INVESTING ACTIVITIES
Capital expenditures...............................................      (9,629)        (950)
Investment in equipment held for rent..............................      (8,879)      (9,958)
Cash received from Hanson PLC......................................          --       10,500
                                                                     -----------  -----------
Net cash used in investing activities..............................     (18,508)        (408)
                                                                     -----------  -----------
FINANCING ACTIVITIES
Net proceeds from short-term borrowings............................       2,854       (1,485)
Principal payments on long-term debt...............................          --       (6,000)
Advances to members................................................          --         (838)
Other financing activities.........................................     (49,797)          --
                                                                     -----------  -----------
Net cash used in financing activities..............................     (46,943)      (8,323)
                                                                     -----------  -----------
Effect of exchange rate changes on cash............................         800         (139)
                                                                     -----------  -----------
Net increase (decrease) in cash and cash equivalents...............       2,340      (14,358)
Cash and cash equivalents, beginning of period.....................       5,024       34,289
                                                                     -----------  -----------
Cash and cash equivalents, end of period...........................   $   7,364    $  19,931
                                                                     -----------  -----------
                                                                     -----------  -----------

    See accompanying notes to condensed combined and consolidated financial statements.

                      GROVE INVESOTRS LLC AND SUBSIDIARIES

       NOTES TO CONDENSED COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

                          (UNAUDITED AND IN THOUSANDS)

(1) BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited consolidated financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations.

    On April 29, 1998, Grove Investors LLC ("Company"), through its wholly owned subsidiaries Grove Holdings LLC ("Holdings") and Grove Worldwide LLC ("Grove"), acquired (the "Acquisition") from Hanson PLC ("Hanson") and certain of its subsidiaries substantially all of the assets of Hanson's U.S. mobile hydraulic crane and aerial work platform operations, the capital stock of Hanson's U.S. truck-mounted crane operation and the capital stock of Hanson's British, French, German, and Australian crane and aerial work platform subsidiaries for an aggregate purchase price of $583.0 million. The purchase price was subject to a post closing adjustment for which Grove received $27.3 million from Hanson. Grove is a wholly owned subsidiary Holdings. Holdings is a wholly owned subsidiary of Investors. Grove is still in the process of finalizing it's allocation of the purchase price. Such allocation will be completed by April 28, 1999.

    Information prior to April 29, 1998 relates to the Company prior to the Acquisition ("Predecessor"). Information subsequent to April 29, 1998 relates to the Company following the Acquisition. Following the Acquisition, the Company has a new basis of accounting and a different capital structure, and, accordingly, the results for the Predecessor and for the Company are not directly comparable.

    Interim results for the three month period ended January 2, 1999 are not necessarily indicative of the results that may be expected for a full fiscal year. For further information, refer to the consolidated financial statements and notes for the year ended October 3, 1998.

(2) INVENTORY

    Inventories consist of the following as of January 2, 1999:

                                                                                                      1999
                                                                                                   ----------
Raw materials....................................................................................  $   58,635
Work in process..................................................................................      76,249
Finished goods...................................................................................      76,464
                                                                                                   ----------
                                                                                                   $  211,348
                                                                                                   ----------

    Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.

(3) INCOME TAXES

    Following the Acquisition, a significant portion of the Company's business is operated as a Delaware limited liability company, whereby the limited liability company is not itself subject to income tax. The taxable income of the limited liability company in the United States will be allocated to the

                      GROVE INVESOTRS LLC AND SUBSIDIARIES

                          (UNAUDITED AND IN THOUSANDS)

(3) INCOME TAXES (CONTINUED)
equity members and such members will be responsible for income taxes on such taxable income. The Company expects to make distributions in the form of dividends to the members to enable them to meet their tax obligations with respect to income allocated to them by the Company. Foreign and domestic taxes payable on taxable income generated by the Company's foreign subsidiaries and its truck-mounted crane business will continue to be the responsibility of the Company.

    The difference between the Company's reported tax provision for the three months ended January 2, 1999 and the tax provision computed based on U.S. statutory rates is primarily attributed to the Company's structure as a limited liability company and losses generated in foreign operations for which a tax benefit will not be recognized until realization is deemed to be more likely than not.

(4) CLOSURE OF SUNDERLAND MANUFACTURING FACILITY

    As the result of recurring operating losses, the Company closed its Sunderland UK manufacturing facility on November 27, 1998. Management believes closing the facility will eventually improve operating earnings as well as provide the opportunity for additional cost reductions through product rationalization, reduced selling, general and administrative expenses and reduced manufacturing costs. Management has estimated total closure costs to be approximately $18.5 million, consisting of approximately $11.5 million of employee severance and $7.0 million of plant shut-down costs (asset disposal and plant clean-up costs), all of which are expected to be expended in the next twelve months. During the fiscal 1999 three months (as defined), the Company paid approximately $7.4 million in employee severance costs related to the closure of its Sunderland, U.K. manufacturing facility.

(5) ADOPTION OF NEW ACCOUNTING STANDARDS

    On October 4, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income, foreign currency translation adjustments, and changes in the minimum pension liability and is presented in the condensed consolidated statement of operations and comprehensive income. This Statement requires only additional disclosures in the condensed consolidated financial statements; it does not affect the Company's financial position or results of operations. Prior year financial statements have been reclassified to conform to the presentation of SFAS No. 130.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GROVE INVESTORS OR GROVE INVESTORS CAPITAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GROVE INVESTORS OR GROVE INVESTORS CAPITAL SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

    UNTIL       , 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE EXCHANGE DEBENTURES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT.

                                  $56,652,000

                              GROVE INVESTORS LLC

                         GROVE INVESTORS CAPITAL, INC.

    OFFER TO EXCHANGE $56,652,000 OF OUR 14 1/2% SENIOR DEBENTURES DUE 2010
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 8.1 of the Grove Investors LLC Second Amended and Restated Limited Liability Company Agreement (the "Operating Agreement") provides that a member shall not be personally liable for any debt, obligation or other liability of Grove Investors, whether arising in contract, tort or otherwise, except that a member shall remain personally liable for the payment of any capital contributions required by Article III regarding distributions to the members, and as otherwise provided in the Operating Agreement, the Act and any other applicable law. Section 8.2 of the Operating Agreement provides that any affiliate of a member, and any officer, director, shareholder, partner, member, employee or agent of a member or any affiliate thereof, and any officer, employee or expressly authorized agent of Grove Investors or its affiliates is a "Covered Person." No Covered Person shall be liable to Grove Investors or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Grove Investors and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the Operating Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of Grove Investors and upon such information, opinions, reports or statements presented to Grove Investors by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Grove Investors, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to s might properly be paid.

    Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

    Section 8 of the Grove Investors Capital, Inc. certificate of incorporation and Article 8 of Grove Investors Capital's by-laws provide that Grove Investors Capital shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Grove Investors Capital to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Grove Investors Capital, or, at the request of Grove Investors Capital, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of Grove Investors Capital (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to Grove Investors Capital or to an Other Entity at the request of Grove Investors Capital to the extent the board of directors of Grove Investors Capital at any time specifies that such persons are entitled to the benefits of this Article 8.

    Section 102(b)(7) of the DGCL permits the elimination or limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (1) any breach of the director's duty of loyalty to the corporation or its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (4) any transaction from which the director derived an improper personal benefit.

    Section 7 of Grove Investors Capital's certificate of incorporation limits the personal liability of directors of Grove Worldwide to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

    The Directors' and Officers' Liability and Reimbursement Insurance Policy covering Grove Investors and Grove Investors Capital is designed to reimburse Grove Investors and Grove Investors Capital for any payments made by them pursuant to the foregoing indemnification. Such policy has aggregate coverage of $10.0 million.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Grove Investors and Grove Investors Capital pursuant to the foregoing provisions, Grove Investors and Grove Investors Capital have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Pursuant to Section 8 of the registration rights agreement dated April 29, 1998 between the Grove Investors, Grove Investors Capital and Donaldson, Lufkin & Jenrette, the holders of the debentures have agreed to indemnify Grove Investors and Grove Investors Capital and their directors and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove Investors and Grove Investors Capital.

    The Purchase Agreement dated as of April 29, 1998, by and among Grove Investors, Grove Investors Capital and Donaldson, Lufkin & Jenrette, contains provisions by which Donaldson, Lufkin & Jenrette agrees to indemnify Grove Investors and Grove Investors Capital and their respective directors, officers and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove Investors and Grove Investors Capital.

    Section 10.07 of the indenture dated as of April 29, 1998, by and among Grove Investors, Grove Investors Capital and the United States Trust Company of New York provides that the holders of the debentures have agreed to waive all liability for any obligations incurred by Grove Investors and Grove Investors Capital under the debentures or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation, against any incorporator, member, director, officer, employee or stockholder, as such, of Grove Investors and Grove Investors Capital, and have agreed to the release of such persons from any such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

 EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-------------  -----------------------------------------------------------------------------------------------------

       1.1     The Purchase Agreement dated as of April 29, 1998, by and among Grove Investors and Grove Investors
               Capital and Donaldson, Lufkin & Jenrette Securities Corporation.

       3.1     Second Amended and Restated Limited Liability Company Agreement of Grove Investors.

       3.2     Amendment No. 1, Dated as of October 27, 1998, to the Second Amended and Restated Limited Liability
               Company Agreement of Grove Investors.

       3.3     Amendment No. 2, Dated as of March 1, 1999, to the Second Amended and Restated Limited Liability
               Company Agreement of Grove Investors.

       3.4     Amendment No. 3, Dated as of April 7, 1999, to the Second Amended and Restated Limited Liability
               Company Agreement of Grove Investors.

       3.5     Articles of Incorporation of Grove Investors Capital.

       3.6     By-laws of Grove Investors Capital.

       4.1     The Indenture dated as of April 29, 1998, by and among Grove Investors and Grove Investors Capital and the United States Trust Company of New York (the "Indenture").

       4.2     Form of 14 1/2% outstanding debentures due 2010 (see Exhibit A of the Indenture).

       4.3     Form of new 14 1/2% outstanding debentures due 2010.

       4.4     The Registration Rights Agreement dated as of April 29, 1998, by and among Grove Investors and Grove
               Investors Capital and Donaldson, Lufkin & Jenrette Securities Corporation.

       4.5     The Credit Agreement dated April 29, 1998, by and among Grove Worldwide LLC, Grove Capital, Inc. and
               Chase Bank of Texas, National Association, as administrative agent, Donaldson, Lufkin & Jenrette
               Securities Corporation, as documentation agent, and BankBoston, N.A., as syndication agent.

       5.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the debentures.

       8.1     Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to federal income tax matters.

      10.1     Stock and Asset Purchase Agreement, dated March 10, 1998 (the "Acquisition Agreement"), by and among
               Grove Worldwide LLC and Hanson Funding (G) Limited, Deutsche Grove Corporation, Hanson America Grove
               Holdings (4) Ltd., Grove France SA, Kidde Industries, Inc. and Hanson Finance PLC (collectively, the
               "Sellers").

      10.2     Amendment to the Acquisition Agreement, dated April 29, 1998, by and among the Grove Worldwide LLC and the Sellers.

      10.3     George Group Consulting Agreement dated as of April 29, 1998 by and between Grove Worldwide LLC and
               George Group Inc.

      10.4     Employment Agreement dated as of March 5, 1998 by and between Grove Worldwide LLC and Salvatore J.
               Bonanno.

      10.5     Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and James A.
               Kolinski.

      10.6     Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and Joseph A.
               Shull.

      10.7     Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and Robert Stift.

 EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-------------  -----------------------------------------------------------------------------------------------------
      10.8     Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and Keith R.
               Simmons.

      10.9     Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and Theodore J.
               Urbanek.

      10.10    Change of Control Agreement dated July 24, 1997 by and between Grove Worldwide LLC and G. Fred
               Heidinger.

      10.11    Grove Investors LLC Management Option Plan.

      10.12    Grove Worldwide LLC Short-Term Incentive Plan.

      10.13    Guarantee and Collateral Agreement by Grove Holdings LLC, Grove Worldwide LLC, Grove Capital, Inc.
               and certain of their subsidiaries in favor of Chase Bank of Texas, National Association, as administrative agent.

      10.14    Software License and Support Agreement, dated June 29, 1996, between Baan U.S.A. Inc. and Grove North
               America, Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.

      10.15    Professional Services Agreement, dated June 26, 1996, between Baan U.S.A. Inc. and Grove North
               America, Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.

      10.16    Consent Letter, dated April 27, 1998 from Grove to Baan U.S.A. Inc.

      10.17    Form of Grove Investors LLC Option Agreement.

      10.18    First Amendment, dated June 23, 1998, to Employment Agreement of Salvatore J. Bonanno.

      10.19    Promissory Note dated June 27, 1998 by and between Grove Worldwide LLC and Salvatore J. Bonanno.

      10.20    Promissory Note dated June 27, 1998 by and between Grove Worldwide LLC and Salvatore J. Bonanno.

      10.21    Promissory Note dated June 27, 1998 by and between Grove Worldwide LLC and Jeffrey D. Bust.

      10.22    Promissory Note dated June 27, 1998 by and between Grove Worldwide LLC and James A. Kolinski.

      10.23    Promissory Note dated June 27, 1998 by and between Grove Worldwide LLC and John Wheeler.

      10.24    Promissory Note dated October 27, 1998 by and between Grove Worldwide LLC and Stephen L. Cripe.

      10.25    Promissory Note dated October 27, 1998 by and between Grove Worldwide LLC and Stephen L. Cripe.

      10.26    Promissory Note dated October 27, 1998 by and between Grove Worldwide LLC and Donald Mallo.

      10.27    Promissory Note dated October 27, 1998 by and between Grove Worldwide LLC and Donald Mallo.

      10.28    Promissory Note dated March 1, 1999 by and between Grove Worldwide LLC and Donald Manvel.

      12.1     Statement of Computation of Ratios of Earnings to Fixed Charges.

      21.1     Subsidiaries of Grove Investors.

      23.1     Consent of Ernst & Young LLP.

 EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-------------  -----------------------------------------------------------------------------------------------------
      23.2     Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

      23.3     Consent of KPMG LLP.

      24.1     Powers of Attorney (contained on signature pages).

      25.1     Form T-1 Statement of Eligibility of the United States Trust Company of New York to act as trustee under the Indenture.

      27.1     Financial Data Schedule

      99.1     Form of Letter of Transmittal.

      99.2     Form of Notice of Guaranteed Delivery.

      99.3     Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9

      99.4     Form of Securities Dealers, Commercial Banks, Trust Companies and Other Nominees Letter

      99.5     Form of Client Letter.

(B) FINANCIAL STATEMENT SCHEDULES

  I Condensed Financial Information

 II Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (B) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (C) To include any material information with respect to the not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4). That before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

    (5) That every prospectus (1) that is filed pursuant to paragraph (4) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of this Registration Statement through the date of responding to the request; and

    (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Grove Investors LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 1999.

                                GROVE INVESTORS LLC

                                By:           /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Salvatore
J. Bonanno and Keith R. Simmons, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on April 27, 1999.

                      SIGNATURES                                                TITLE
------------------------------------------------------  ------------------------------------------------------
               /s/ SALVATORE J. BONANNO
     -------------------------------------------        Chairman and Chief Executive Officer and Member
                 Salvatore J. Bonanno                   (Principal Executive Officer)

                 /s/ STEPHEN L. CRIPE
     -------------------------------------------        Chief Financial Officer (Principal Financial and
                   Stephen L. Cripe                     Accounting Officer)

                /s/ J TAYLOR CRANDALL
     -------------------------------------------        Member
                  J Taylor Crandall

                /s/ MICHAEL L. GEORGE
     -------------------------------------------        Member
                  Michael L. George

                 /s/ GERALD GRINSTEIN
     -------------------------------------------        Member
                   Gerald Grinstein

                 /s/ STEVEN B. GRUBER
     -------------------------------------------        Member
                   Steven B. Gruber

                 /s/ ROBERT B. HENSKE
     -------------------------------------------        Member
                   Robert B. Henske

                /s/ GERARD E. HOLTHAUS
     -------------------------------------------        Member
                  Gerard E. Holthaus

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Grove Investors Capital, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 1999.

                                GROVE INVESTORS CAPITAL, INC.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Salvatore
J. Bonanno and Keith R. Simmons, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on April 27, 1999.

                      SIGNATURES                                                  TITLE
------------------------------------------------------  ---------------------------------------------------------

               /s/ SALVATORE J. BONANNO                 Chairman and Chief Executive Officer and Member
     -------------------------------------------          (Principal Executive Officer)
                 Salvatore J. Bonanno

                 /s/ STEPHEN L. CRIPE                   Chief Financial Officer (Principal Financial and
     -------------------------------------------          Accounting Officer)
                   Stephen L. Cripe

                  /s/ ROBERT HENSKE                     Director
     -------------------------------------------
                    Robert Henske

               /s/ SALVATORE J. BONANNO                 Director
     -------------------------------------------
                 Salvatore J. Bonanno

                /s/ ANTHONY P. SCOTTO                   Director
     -------------------------------------------
                  Anthony P. Scotto

         SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF THE REGISTRANT

                              GROVE INVESTORS LLC
                            CONDENSED BALANCE SHEET
                                OCTOBER 3, 1998

ASSETS

Investment in subsidiaries.........................................................  $  93,392
Other assets.......................................................................      3,725
                                                                                     ---------
                                                                                     $  97,117
                                                                                     ---------
                                                                                     ---------
LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accrued expenses and other current liabilities...................................  $   1,260
                                                                                     ---------
Long-term debt.....................................................................     49,130
Due to subsidiaries................................................................      3,262
                                                                                     ---------
Total liabilities..................................................................     53,652
                                                                                     ---------
Members' equity:
  Invested capital.................................................................     75,000
  Notes receivable from members....................................................     (1,871)
  Accumulated deficit..............................................................    (29,664)
                                                                                     ---------
Total members' equity..............................................................     43,465
                                                                                     ---------
                                                                                     $  97,117
                                                                                     ---------
                                                                                     ---------

                              GROVE INVESTORS LLC
            CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
                   FOR THE FIVE MONTHS ENDED OCTOBER 3, 1998

Selling, engineering, general and administrative expenses........................  $      20
Interest expense.................................................................     (3,044)
Net loss of subsidiaries.........................................................    (26,600)
                                                                                   ---------

Net loss and comprehensive loss..................................................  $ (29,664)
                                                                                   ---------
                                                                                   ---------

                              GROVE INVESTORS LLC
                       CONDENSED STATEMENT OF CASH FLOWS
                   FOR THE FIVE MONTHS ENDED OCTOBER 3, 1998

Cash flow from operating activities:
  Net loss.......................................................................  $ (29,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization................................................         19
    Amortization of deferred financing costs.....................................         94
    Accrued interest on Senior Debentures........................................      1,755
    Net loss of subsidiaries.....................................................     26,600
    Changes in operating assets and liabilities:
      Accounts payable and accrued expenses......................................      3,624
                                                                                   ---------
Net cash provided by operating activities........................................      2,428
                                                                                   ---------

Cash flows from investing activities:
  Investment in subsidiaries.....................................................   (120,000)
Net cash used in investing activities............................................   (120,000)
                                                                                   ---------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt.......................................     47,375
  Equity investment from members.................................................     75,000
  Loans to stockholders..........................................................     (1,878)
  Deferred financing costs.......................................................     (2,925)
Net cash provided by financing activities........................................    117,572
                                                                                   ---------
Net change in cash and cash equivalents..........................................         --
Cash and cash equivalents at beginning of period.................................         --
                                                                                   ---------
Cash and cash equivalents at end of period.......................................  $      --
                                                                                   ---------
                                                                                   ---------

                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

                                                                       ADDITIONS
                                                          ------------------------------------
                                             BALANCE AT     CHARGED TO
                                              BEGINNING      COSTS AND      CHARGED TO OTHER                       BALANCE AT
                                               OF YEAR       EXPENSES          ACCOUNTS(S)       DEDUCTIONS (B)    END OF YEAR
                                             -----------  ---------------  -------------------  -----------------  -----------
Allowance for doubtful accounts:
  (in thousands)
  Year ended September 28, 1996............   $   1,891            688                (14)                 12       $   2,553
  Year ended September 27, 1997............   $   2,553            538               (114)                260       $   2,717
  Seven months ended April 28, 1998........   $   2,717            880                 12                 146       $   3,463
  Five months ended October 3, 1998........   $   3,463            290                121                 799       $   3,075

------------------------

(a) Impact of exchange rates

(b)Write-offs